EXHIBIT 10.34

                             MASTER LEASE AGREEMENT

                             Dated as of May 7, 1999

                                     Between
                          WACHOVIA LEASING CORPORATION,
                                 as the Lessor,

                                       and

                      COCA-COLA BOTTLING CO. CONSOLIDATED,
                                  as the Lessee


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ADDRESSES OF PARTIES:



Wachovia Leasing Corporation              Coca-Cola Bottling Co. Consolidated
101 North Cherry Street                   1900 Rexford Road
Winston-Salem, NC 27102                   Charlotte, North Carolina 28211
ATTENTION: Jonathan E. Head               Attention: Jonathon W. Albright








       THIS LEASE HAS BEEN MANUALLY EXECUTED IN COUNTERPARTS NUMBERED CONSECUTIVELY FROM 1 TO 2. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OF THIS LEASE OTHER THAN COUNTERPART NUMBER 1.

                         This is Counterpart Number ___


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
                                TABLE OF CONTENTS

                                                                                                               PAGE
               Section 1.    Certain Defined Terms and Accounting Matters.........................................i

               Section 2.     Lease of Equipment..................................................................i

               Section 3.     Payments............................................................................2
                                (a)      Interim Rent.............................................................2
                                (b)      Basic Rent...............................................................3
                                (c)      Final Rent Payment or Completion Costs Payment...........................3
                                (d)      Supplemental Rent........................................................3
                                (e)      Computations.............................................................4
                                (f)      No Offsets...............................................................4
                                (g)      Taxes....................................................................4
                                (h)      Payments to the Lessor...................................................6
                                (i)      Default Rate.............................................................6

               Section 4.    [ RESERVED ].........................................................................6

               Section 5.    Agency Agreement.....................................................................6

               Section 6.    Title to Remain in the Lessor........................................................6

               Section 7.    Maintenance of the Equipment; Operations.............................................7

               Section 8.    Modifications........................................................................8

               Section 9.    Further Assurances. .................................................................8

               Section 10.  Compliance with Governmental Requirements and
                                 Insurance Requirements: Related Contracts........................................8

               Section 11.  Condition and Use of Equipment; Quiet Enjoyment.......................................8

               Section 12.  Liens.................................................................................9

               Section 13.  Permitted Contests...................................................................10

               Section 14.  Insurance, etc.......................................................................10

               Section 15.  Termination; Cancellation; Purchase Option...........................................11

               Section 16.  Transfer of Title on Removal of Equipment;
                                Expenses of Transfer.............................................................14

               Section 17.  Events of Default and Remedies.......................................................15

               Section 19.  Inspection; Right to Enter Premises of the Lessee....................................18

               Section 20.  Right to Perform the Lessee's Covenants..............................................18

               Section 21.  Participation by Co-Lessees or Sublessees; Participations by Lessor..................18

               Section 22.  Notices..............................................................................19

               Section 23.  Amendments and Waivers...............................................................19

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               Section 24.  Severability.........................................................................19

               Section 25.  Federal Income Tax Considerations....................................................20

               Section 26.  Other Provisions.....................................................................20
                                (a)      Change in Location of Collateral or the Lessee..........................20
                                (b)      Documents; Collateral in Possession of Third Parties....................20
                                (c)      Sale, Disposition or Encumbrance of Collateral..........................21
                                (d)      Proceeds of Collateral..................................................21
                                (e)      Further Assurances......................................................21

               Section 27.  Yield Protection and Illegality......................................................21
                                (a)      Basis for Determining Rent Inadequate or Unfair.........................21
                                (b)      Illegality..............................................................22
                                (c)      Increased Cost and Reduced Return.......................................22
                                (d)      Payments and Computations...............................................23
                                (e)      Compensation............................................................23
                                (f)      Base Rate Substituted for Adjusted LIBO Rate............................24

               Section 28.  Conditions Precedent.................................................................24
                                (a)      Closing; Conditions Precedent to Effectiveness of this Lease............24
                                (b)      Conditions to Commencement of Lease ....................................25
                                (c)      Conditions to addition of any Equipment.................................25

               Section 29.  The Lessee's Representations and Warranties..........................................26
                                (a)      Corporate Existence and Power...........................................26
                                (b)      Corporate and Governmental Authorization................................26
                                (c)      Binding Effect..........................................................26
                                (d)      Financial Information...................................................26
                                (e)      No Litigation...........................................................27
                                (f)      Compliance with ERISA...................................................27
                                (g)      Compliance with Laws; Payment of Taxes..................................27
                                (h)      Investment Company Act..................................................27
                                (i)      Public Utility Holding Company Act......................................27
                                (j)      Ownership of Property; Liens............................................27
                                (k)      No Default..............................................................27
                                (l)      Full Disclosure.........................................................27
                                (m)      Environmental Matters...................................................27
                                (n)      Capital Stock...........................................................29
                                (o)      Use of Proceeds; Margin Stock...........................................29
                                (p)      Insolvency..............................................................29
                                (q)      Subsidiaries............................................................29
                                (r)      Y2K Plan................................................................29

               Section 30.  Covenants............................................................................29
                                (a)      Information.............................................................29
                                (b)      Maintenance and Inspection of Property, Books and Records...............31
                                (c)      Maintenance of Existence................................................31
                                (d)      ........................................................................31
               Use of Proceeds...................................................................................31
                                (e)      Compliance with Laws; Payment of Taxes..................................32
                                (f)      Insurance...............................................................32
                                (g)      Maintenance of Property.................................................32
                                (h)      Environmental Notices...................................................33
                                (i)      Environmental Matters...................................................33
                                (j)      Environmental Release...................................................33
                                (k)      Further Assurances......................................................33

                                       ii
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                                (l)      Liens, Etc. on the Equipment............................................33
                                (m)      ERISA...................................................................33
                                (n)      Y2K Compliance..........................................................33
                                (o)      Credit Agreement Covenants..............................................33

               Section 31.  Miscellaneous........................................................................34
                                (a)      Entire Agreement........................................................34
                                (b)      Interpretation..........................................................34
                                (c)      Governing Law; Submission to Jurisdiction...............................34
                                (d)      No Third Party Beneficiaries............................................35
                                (e)      Counterparts............................................................35
                                (f)      Waiver of Jury Trial....................................................35
                                (g)      Invalidity..............................................................35
                                (h)      Usury...................................................................35
                                (i)      Time of the Essence.....................................................36
                                (j)      Indemnification.........................................................36
                                (k)      Confidentiality.........................................................38
                                (l)      No Waiver; Remedies.....................................................38
                                (m)      Right of Set-Off........................................................38
                                (n)      References..............................................................39
                                (o)      Successors; Survivals...................................................39
                                (p)      Captions................................................................39
                                (q)      Characterization........................................................39

                                      iii

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SCHEDULE 1             Defined Terms

SCHEDULE 1(c)          Pricing Schedule

SCHEDULE 14            Insurance Requirements

SCHEDULE 29(m)         Environmental Matters

SCHEDULE 29(q)         Subsidiaries

EXHIBIT A              FORM OF ACQUISITION, AGENCY, INDEMNITY AND
                       SUPPORT AGREEMENT

EXHIBIT B              FORM OF LEASE SUPPLEMENT

EXHIBIT C              FORM OF LEGAL OPINION OF COUNSEL
                       TO THE LESSEE

EXHIBIT D              FORM OF PROGRESS PAYMENT AGREEMENT












                                       iv
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                             MASTER LEASE AGREEMENT

         This Master Lease Agreement dated as of May 7, 1999, (as the same may be amended, modified or supplemented from time to time, this "Lease") is between WACHOVIA LEASING CORPORATION, a North Carolina corporation (together with its successors and permitted assigns, the "Lessor"), and COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (together with its successors and permitted assigns, the "Lessee").

                                    RECITALS

         WHEREAS, pursuant to the Agency Agreement, Lessor has agreed to acquire Equipment and

         WHEREAS, subject to the terms and conditions of this Lease, the Lessee desires to lease from the Lessor the Equipment described in each Lease Supplement, beginning on the Acquisition Date therefor, for the purpose of using the Equipment at one of the Applicable Sites in accordance with the terms and conditions set forth in this Lease.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessor and the Lessee agree as follows:

Section 1.        Certain Defined Terms and Accounting Matters.

         (1) In this lease, the terms "Lease," "Lessee," and "Lessor," shall have the meanings indicated above.

         (2) As used in this Lease, all other capitalized terms shall have the meanings assigned such terms in Schedule 1 attached hereto and by reference made a part hereof.

         (3) Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Lessee's independent public accountants or otherwise required by a change in
GAAP) with the most recent audited consolidated financial statements of the Lessee and its Consolidated Subsidiaries delivered to the Lessor unless with respect to any such change concurred in by the Lessee's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Lease or any of the other Operative Documents: (a) the Lessee shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (b) the Lessor shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 30(a) of the Lease, shall mean the financial statements referred to in Section 29(d).

Section 2.        Lease of Equipment.

         (1) During the term of and subject to the terms and conditions of this Lease, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Equipment for the Lease Term to be used (i) as provided in the Agency Agreement until the Basic Term

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Commencement Date and (ii) for and only for a Permitted Use with respect to the portion of the Lease Term surviving the Basic Term Commencement Date.

         (2) Unless earlier terminated in accordance with the other provisions hereof, including without limitation, Sections 15 and 17, this Lease shall terminate on the Scheduled Lease Termination Date. The Lessee, on any day that is not less than 3 months and no more than 6 months prior to the then current Scheduled Lease Termination Date may request in writing to the Lessor the extension of the Scheduled Lease Termination Date for up to 3 years expiring on or before the 3 year anniversary of the original Scheduled Lease Termination Date. If the Lessor shall consent in its sole discretion (and such consent may be conditioned on such additional terms and conditions as the Lessor, acting in its sole discretion, may require, provided that (i) no such documentation or additional terms shall impose any additional liability on the Lessor) to such extension in writing, the then current Scheduled Lease Termination Date shall be extended to the date requested by the Lessor which date shall be on or prior to (as requested by the Lessee) the 3 year anniversary of the original Scheduled Lease Termination Date; and (ii) the Lessee reserves the right to withdraw such request for an extension if the additional terms and conditions required by the Lessor are not acceptable to it. The failure of the Lessor to consent to such extension on or before 60 days prior to the then Scheduled Lease Termination Date shall be deemed to constitute the refusal of the Lessor to consent to any such extension. Any such extension shall be effective upon the execution of documentation evidencing the same (which the Lessor agrees to execute promptly upon request of the Lessee if the Lessor's consent to such extension is to be given pursuant hereto), and containing such additional terms and conditions as the Lessor has required.

         (3) In the event it is determined at any time that the term of this Lease will not be extended beyond the original Scheduled Lease Termination Date, then as to all of the Equipment (or, if a Non-Completion Event occurs with respect to any Equipment, as to such Equipment), the Lessee shall give to the Lessor written notice as provided below specifying its election as to which of the options under Section 15(a)(ii) of this Lease the Lessee intends to exercise upon the Scheduled Lease Termination Date:

                  (1) if the Scheduled Lease Termination Date is not to be extended because of a refusal to extend the Scheduled Lease Termination Date pursuant to the foregoing, then the Lessee shall give the Lessor notice of such election within 30 days of the earlier to occur of (A) the date the Lessee receives written notice of refusal or (B) the date of such deemed refusal pursuant to the foregoing;

                  (2) if the Scheduled Lease Termination Date is not to be extended because the Lessee chooses not to request such extension, the Lessee shall give the Lessor notice of such election as to all of the Equipment on any date that is not less than 3 months and no more than 6 months prior to the then current Scheduled Lease Termination Date; and

                  (3) if the Lessor declares a Non-Completion Event, the Lessee shall give the Lessor notice of such election as to the relevant Equipment within 5 Business Days of the date the Lessee receives written notice of the Lessor's declaration of a Non-Completion Event.

                  (4) In the event the Lessee fails to give timely written notice of such election to the Lessor on or before the dates herein provided, the Lessee shall be deemed to have elected to purchase all of the Equipment on the Scheduled Lease Termination Date for the Termination Value. Such election will be consummated upon the Scheduled Lease Termination Date unless the Lessee thereafter elects to exercise its option under Section 15(c) of this Lease or a Cancellation Event occurs.

                  (5) If a Cancellation Event occurs, the Lessee shall give to the Lessor written notice within 2 Business Days which of the options under Section 15(b)(ii) of this Lease the Lessee intends to exercise for (1) if such Cancellation Event is an Event of Default, all Equipment, and (2) for any other Cancellation Event, the relevant Equipment, in each case upon the Lease Termination Date as to such Equipment. In the event the Lessee fails to give timely written notice to the Lessor on or before the date herein provided, the Lessee shall be deemed to have elected to purchase the Equipment (or the relevant Equipment, as applicable), on the Lease Termination Date for the Termination Value.

Section 3.        Payments.


         (1) Interim Rent. During the period commencing on the Closing Date and ending on the Basic Term Commencement Date, Interim Rent shall accrue on Equipment Cost during each Interim Rental Period at a rate per annum equal to the sum of (i) the Adjusted LIBO Rate prevailing on the first day of such Interim Rental Period plus the Applicable Margin; provided, that (i) as to Equipment purchased after the commencement of any Interim Rental Period and prior to the last day thereof, Interim Rental for such Equipment during such Interim Rental Period shall accrue on Equipment cost therefor at a rate equal to the Base Rate, (ii) if the Lessee notifies the Lessor at least 3 Business Days prior to the commencement of any Interim Rental Period that it desires for Interim Rent during such Interim Rental Period to accrue based on the Base Rate, then for such Interim Rental Period, Interim Rent shall instead accrued on Equipment Cost at a rate equal to the Base Rate, (iii) if there is less than one month remaining after the end of any Interim Rental Period until the Basic Term Commencement Date, Interim Rent for the final Interim Rental Period shall instead accrue on Equipment Cost at a rate equal to the Base Rate. In the event any Equipment Cost on which Rent accrued based on the Adjusted LIBO Rate is prepaid other than on the last day of the Interim Rental Period with respect thereto (including by reason of the occurrence of a Lease Termination Date for any reason), the Lessee shall compensate the Lessor for any funding losses incurred by it as a result of such prepayment. On the Basic Term Commencement Date, all Soft Costs incurred and Interim Rent accrued during the period from the Acquisition Date through the Basic Term Commencement Date shall be capitalized and added to Equipment Cost; provided, that in no event shall the aggregate Equipment Cost (including all Capitalized Expenses) exceed the Commitment, and to the extent any such capitalization of Soft Costs or Interim Rent would cause the aggregate Equipment Cost to exceed the Commitment, the amount of the excess shall be payable to the Lessor on the Basic Term Commencement Date on which such excess occurs. In the event any Vendor requires any advance payments, progress payments or full payments prior to the Acquisition Date of the Equipment proposed to be added to the Lease, the Lessee shall execute and deliver to the Lessor a Progress Payment Agreement, and the Lessor will make available amounts pursuant thereto for such purpose. For any Equipment which is the subject of any payments made by the Lessor under a Progress Payment Agreement, unpaid Additional Rent under such Progress Payment Agreement with respect to such Equipment shall be capitalized and, together with the amount of
                                       3
such payments made by the Lessor with respect to such Equipment, shall be added to and constitute part of the Equipment Cost.

         (2) Basic Rent. After the Basic Term Commencement Date, the Lessee's Basic Rent during the Lease Term shall be payable for each Rental Period in arrears on the Rent Payment Date for such Rental Period in an amount equal to the sum of (A) 1.9725% (or such other percentage as may be required by the Approved Appraisal (the "Scheduled Amount"), times the Unrecovered Equipment Cost (the "Scheduled Payment") plus (B) an amount accruing on the Unrecovered Equipment Cost as to such Schedule at the Floating Rate for such Rental Period (the "Floating Rate Payment"). In the event any Scheduled Amount or other amount of Equipment Cost based on the Adjusted LIBO Rate is prepaid other than on the last day of the Rental Period with respect thereto (including by reason of the occurrence of a Lease Termination Date for any reason), the Lessee shall compensate the Lessor for any funding losses incurred by it as a result of such prepayment.

         (3) Final Rent Payment or Completion Costs Payment. In addition to Interim Rent Basic Rent and Supplemental Rent, on the Lease Termination Date (whether on the Lease Termination Date or due to the occurrence of a Cancellation Event or a Termination Event or otherwise), the Lessee shall pay to Lessor the Final Rent Payment or, if a Non-Completion Event has occurred as to any Equipment as to which a Non-Completion Event has occurred, the Completion Costs Payment, for such Equipment.

         (4) Supplemental Rent. In addition to Interim Rent, Basic Rent and the Final Rent Payment (if applicable), the Lessee will also pay to the Lessor, from time to time, upon demand by the Lessor, as additional rent ("Supplemental Rent"), the following (but without duplication of any amounts included in the calculation of Rent):

         (1) all out-of-pocket costs and expenses reasonably incurred by the Lessor in connection with the preparation, negotiation, execution, delivery, performance and administration of this Lease and the other Operative Documents, including, but not limited to, the following: (A) fees and expenses of the Lessor, including, without limitation, reasonable attorneys' fees and expenses and the fees and expenses for the Approved Appraisal and the Related Contracts; (B) all other amounts, including, without limitation, fees, indemnities, expenses, compensation in respect of increased costs of any kind or description payable under this Lease or any other Operative Document; (C) all yield maintenance, capital adequacy and other costs contemplated under Section 27 of this Lease; and
                  (D) all out-of-pocket costs and expenses incurred by the Lessor after the date of this Lease (including, without limitation, reasonable attorneys' fees and expenses and other expenses and disbursements reasonably incurred) associated with (1) negotiating and entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to this Lease, (2) any Loss Event, Casualty Occurrence or termination of this Lease and (3) any Default or Event of Default and the enforcement and preservation of the rights or remedies of the Lessor under this Lease and the other Operative Documents; and

         (2) all other amounts that the Lessee agrees herein to pay other than Interim Rent, Basic Rent, the Final Rent Payment, the Completion Costs Payment and amounts described in clause (i) above.

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

         (5) Computations. All computations of Interim Rent, Basic Rent and fees shall be made by the Lessor on the basis of a year of 360 days (or, in the case of computations based on the Prime Rate, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the Interim Rental Period or Rental Period or other period for which such Interim Rent, Basic Rent or fee payments are payable. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interim Rent, Basic Rent or fees; provided, however, that if such extension would cause payment of Interim Rent, Basic Rent or fees to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (6) No Offsets. This Lease is an absolute net lease, and Rent and all other sums payable by the Lessee hereunder shall be paid without notice except as otherwise expressly provided herein, and the Lessee shall not be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Rent or other sums payable hereunder. The obligations of the Lessee to pay Rent and all other sums payable hereunder shall not be affected by reason of: (i) any damage to, or destruction of, the Equipment or any part thereof by any cause whatsoever (including, without limitation, fire, casualty or act of God or enemy or any other force majeure event); (ii) any condemnation, including, without limitation, a temporary condemnation of the Equipment or any portion thereof; (iii) any prohibition, limitation, restriction or prevention of the Lessee's use, occupancy or enjoyment of the Equipment or any part thereof by any Person (other than by the Lessor in violation of this Lease); (iv) any matter affecting title to the Equipment or any portion thereof; (v) any loss of possession by the Lessee of the Equipment or any portion thereof, by reason of title paramount or otherwise (other than by the Lessor in violation of this Lease); (vi) any default by the Lessor hereunder or under any other Operative Document (other than the wrongful failure of the Lessor to fund Equipment Cost pursuant hereto); (vii) the invalidity or unenforceability of any provision hereof or the impossibility or illegality of performance by the Lessor or the Lessee or both; (viii) any action of any Governmental Authority; or (ix) any other Loss Event, Casualty Occurrence or other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing. The Lessee shall remain obliged under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, except as expressly provided in Section 15, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting the Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. The Lessee waives all rights to terminate or surrender this Lease, except as expressly provided in Section 15, or to any abatement or deferment of Rent or other sums payable hereunder. The Lessee hereby waives any and all rights now or hereafter conferred by law or otherwise to modify or to avoid strict compliance with its obligations under this Lease. All payments made to the Lessor hereunder as required hereby shall be final and irrevocable, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error; provided, however, that the Lessee shall have the right to review and object to the validity or amount of any Supplemental Rent.

         (7) Taxes. Subject to the Lessee's contest rights under Section 13, and subject to the limitations contained in Section 21(b), all payments of Rent, yield and all other amounts to be paid by the Lessee hereunder to the Lessor shall be made without deduction for, and free from, any taxes, imposts, levies, duties, deductions or withholdings of any nature now or at any time hereafter imposed by any Governmental Authority or by any taxing authority thereof or therein imposed or levied upon, assessed against or measured by any Rent or other sums payable hereunder excluding (i) taxes imposed on or measured by the net income of the Lessor or any Participant, (ii) franchise taxes imposed on the Lessor or any Participant, by the jurisdiction under the laws of which the Lessor or such Participant is organized or any political subdivision thereof, and (iii) taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction of the Lessor or such Participant's Applicable Funding Office or any political subdivision thereof and other than any tax arising by reason of a connection between the Lessor or such Participant or the jurisdiction of the lessor or any Participant or the Lessor's or such Participant's Applicable Funding Office and the jurisdiction imposing such tax other than the making and performance by the Lessor of this Lease(all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Lessee is required by applicable law to make any such withholding or deduction of Taxes with respect to any Rent or other amount, the Lessee shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Lessor or any Participant in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to the Lessor or such Participant additional amounts as may be necessary in order that the amount received by the Lessor or such Participant after the required deduction or withholding shall equal the amount the Lessor or such Participant would have received had no such deduction or withholding been made. In addition, the Lessee agrees that it will promptly pay all other Impositions imposed upon or levied or assessed against the Equipment or any portion thereof, or against the Lessor or any Participant in connection with the transactions contemplated by this Lease and the other Operative Documents, or any sums levied in connection with the execution, delivery or recording of the Operative Documents, and will furnish to the Lessor or any Participant upon request copies of official receipts or other proof evidencing such payment; provided, however, that the Lessee shall not be obligated to pay (i) any Impositions that are excluded from the definition of Taxes or arising solely from the failure of the Lessor or any Participant to pay any taxes which are excluded from the definition of Taxes; or (ii) any Impositions attributable to the gross negligence or willful misconduct of the Lessor or any Participant. The Lessee further agrees that, subject to its contest rights under Section 13, it will, at its expense, do all things required to be done by the Lessor or any Participant in connection with the levy, assessment, billing or payment of any Impositions that it is required to pay pursuant to the preceding sentence, and is hereby authorized by the Lessor and each Participant to act for and on behalf of the Lessor and the Participants in any and all such respects and to prepare and file, on behalf of the Lessor and the Participants, all tax returns and reports required to be filed by the Lessor (other than federal income tax returns and documents related thereto, subject to Section 25) concerning the Equipment. The Lessee's payment obligations under this Section 3(g) shall survive the termination of this Lease.

         Each Participant which is not chartered and organized under the laws of the United States of America or a state thereof (each a "Non-U.S. Domestic Participant") shall (by the execution of the participation agreement with the Lessor) agree, as soon as practicable after receipt by it of a request by the Lessee to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate Governmental Authority in the jurisdiction imposing the relevant taxes, establishing that it is entitled to receive payments of Rent, yield and all other amounts under this Lease without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided, that, if it is unable, by virtue of any applicable law, rule or regulation, to establish such exemption or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Non-U.S. Domestic Participant shall nonetheless remain obligated under the terms of the immediately preceding paragraph. Without limiting the foregoing, each Non-U.S. Domestic Participant agrees to deliver to the Lessee, promptly upon any request therefor from time to time, such forms, documents and other information as may be required by applicable law from time to time to establish that payment to such Non-U.S. Domestic Participant hereunder or any Operative Documents are exempt from Taxes. Without limiting the generality of the foregoing, each Non-U.S. Domestic Participant agrees, on the date of its execution of the participation agreement with the Lessor, to deliver to the Lessee, two accurate and duly completed and executed Internal Revenue Service Form 4224 or 1001 (as applicable), together with Internal Revenue Service Forms W-8 or W-9, as appropriate, establishing that such Non-U.S. Domestic Participant is entitled to a complete exemption from all Taxes imposed by the federal government of the United States by way of withholding, including without limitation, all backup withholding ("U.S. Withholding Taxes"). Thereafter, from time to time (a) upon any change by a Non-U.S. Domestic Participant of its Applicable Funding Office,
(b) before or promptly after any event occurs (including, without limitation, the passing of time) requiring a change in or update of the most recent Form 4224 or 1001 previously delivered by such Non-U.S. Domestic Participant, or (c) upon the reasonable request of the Lessee, from time to time, deliver to the Lessee, two accurate and duly completed and executed Forms 4224 or 1001 (as applicable) (together with Forms W-8 or W-9, as aforesaid) in replacement of the forms previously delivered by such Non-U.S. Domestic Participant, establishing that such Non-U.S. Domestic Participant is entitled to an exemption in whole or in part from all U.S. Withholding Taxes except to the extent that a change in law has rendered all such forms inapplicable to such Non-U.S. Domestic Participant.

         If any such Non-U.S. Domestic Participant shall fail to timely deliver any such forms, documents or other information required to be delivered by it pursuant to the foregoing provisions for 30 days after request therefor, the Lessee, may make deductions or withholdings of taxes and shall not be obligated to pay any additional amounts in respect thereof to such Non-U.S. Domestic Participant which would not have been payable had such forms, documents or other information been delivered.

         If the Internal Revenue Service or any other taxation authority in the United States or in any other jurisdiction successfully asserts a claim that such Non-U.S. Domestic Participant, the Lessor or the Lessee, did not properly withhold tax from amounts paid to or for the account of any Non-U.S. Domestic Participant or its participant (because the appropriate form was not properly executed, or because such Non-U.S. Domestic Participant failed to notify the Lessee of a change in circumstances which rendered the exemption from (or reduction in) U.S. Withholding Taxes ineffective), such Non-U.S. Domestic Participant shall indemnify the Lessee fully for all amounts paid, directly or indirectly, by the Lessee, as tax or otherwise, including, without limitation, penalties and interest.

         In the event the Lessor or any Participant receives a refund from the authority to which such Taxes were paid of any Taxes paid by the Lessee pursuant to this Section 4.06, it will pay to the Lessee the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Lessee shall promptly repay to it the amount of such refund.

         Nothing in this Section shall require the Lessor or any Participant to disclose any information about its tax affairs or interfere with, limit or abridge the right of the Lessor or any Participant to arrange its tax affairs in any manner in which it desires.

         Without prejudice to the survival of any other agreement of the Lessor and the Lessee hereunder, the agreements and obligations of the Lessor, the Participants and the Lessee contained in this Section 3 shall be applicable with respect to any Participant or other transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant or other transferee (subject to Section 21(d), and (ii) constitute a continuing agreement and shall survive for a period of 3 years after the termination of this Lease as to all of the Equipment and the payment in full of all Rent and other payments hereunder and under the other Operative Documents as to all of the Equipment.

         (8) Payments to the Lessor. All payments by the Lessee pursuant to this Lease shall be made by the Lessee to the Lessor. All such payments required to be made to the Lessor shall be made not later than 12:00 noon, Atlanta, Georgia time, on the date due, in immediately available funds, to such account with the Lessor as it shall specify from time to time by notice to the Lessee. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, except as otherwise expressly provided herein, such payment shall be made on the next succeeding Business Day and such extension shall be included in computing Rent and fees, if any, in connection with such payment.

         (9) Default Rate. The Lessee shall pay on demand to the Lessor interest at the Default Rate on all amounts payable by the Lessee to the Lessor hereunder or any of the other Operative Documents, from the due date thereof until paid in full.

         Section 4. [ RESERVED ].

         Section 5. Agency Agreement. The Lessee is entering into the Agency Agreement with the Lessor pursuant to which the Lessee will act as the Acquisition Agent for the Lessor in causing the acquisition, assembly and installation of the Equipment and the performance of all of the Lessor's obligations to acquire, assemble and install the Equipment, including negotiation and performance of all Related Contracts, obtaining all Applicable Permits and complying with all Governmental Requirements (including all Environmental Requirements) relating to the Equipment. Upon funding pursuant to the Agency Agreement, title to all Equipment purchased with such funding shall be and remain in the Lessor and, commencing with the Acquisition Date for any Equipment, such Equipment shall be subject to the terms and conditions of this Lease. The Equipment and all components thereof shall be manufactured, constructed, acquired, assembled or installed, as applicable, in accordance with Related Contracts entered into by the Lessee pursuant to the Agency Agreement.

         Section 6. Title to Remain in the Lessor. The Lessor shall own 100% of the legal and beneficial interest in the Equipment, including all accessions to and replacements of the Equipment added or effected from time to time by the Lessee, which shall be and become part of the Equipment, Property of the Lessor and subject to the terms of this Lease; provided that the Lessor's interest in any portion of the Equipment that is replaced by the Lessee pursuant to and as permitted by the terms of this Lease shall be deemed released from this Lease and thereupon become the Property of the Lessee automatically, without further action by the Lessor, and the Lessor shall perform all acts and execute all documents that the Lessee reasonably requests to give effect to the foregoing at the expense of the Lessee, including the execution and delivery of bills of sale and other documents of transfer. This Lease shall not give or grant to the Lessee any right, title or interest in or to the Equipment, except the rights expressly conferred by this Lease. The Equipment will remain personal property and will not be installed in any manner that will result in it being deemed fixtures or real property under applicable law or any lease governing the Applicable Site. The Equipment will be marked to disclose the interest of the Lessor to the extent relevant under applicable law or to the extent deemed appropriate by the Lessor.

         Section 7. Maintenance of the Equipment; Operations.

         (1) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to: (i) cause the Equipment to be maintained in all material respects in good operating order, repair and condition, in accordance with prudent industry practice and any applicable manufacturer's or supplier's manuals or warranties, subject to normal wear and tear, and take all action, and make all changes and repairs, structural and non-structural, foreseen and unforeseen, ordinary and extraordinary, which are required pursuant to any Governmental Requirement or Insurance Requirement at any time in effect to assure full compliance therewith in all material respects; and (ii) do all things necessary to prevent the incurrence of any Environmental Damages or Environmental Liabilities relating to any Equipment, and cause the Equipment to continue to have at all times, in all material respects, and in compliance with all applicable Governmental Requirements and Insurance Requirements, the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was designed and to be utilized commercially for the Permitted Use.

         (2) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to, promptly replace, or cause to be replaced, the Equipment or parts thereof which may from time to time be added to or substituted as replacements for parts of the Equipment for such Schedule and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, obsolete or permanently rendered unfit for use for any reason whatsoever. All accessions and replacement parts shall be free and clear of all Liens other than Permitted Liens, and, except for temporary replacement parts utilized pending installation of permanent replacement parts, shall be of a type customarily used in the industry at such time for such purpose, shall be in as good operating condition as, and shall have a utility and useful life at least equal to, the parts replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof) and shall have a value at least equal to the parts replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof).

         (3) Notwithstanding the provisions of Section 8 and the foregoing provisions of this Section 7, the Lessee shall not (except as may be required by any Governmental Requirement) remove, replace or alter any portion of the Equipment or affix or place any accessory, equipment, part or device on any portion of the Equipment if such removal, replacement, alteration or addition would impair the originally intended function or use of the Equipment so as to materially reduce the value of the Equipment taken as a whole, or materially decrease the estimated useful life of the Equipment.

         (4) The Lessor shall not be required in any way to maintain, repair or rebuild the Equipment or any portion thereof and the Lessee waives any right it may now or hereafter have to make any repairs at the expense of the Lessor pursuant to any Governmental Requirement at any time in effect or otherwise.

         (5) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to: (i) comply with all applicable Environmental Requirements with regard to the Equipment and all parts thereof; and (ii) use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of, any and all Hazardous Materials in, on or, directly or indirectly, related to or in connection with the Equipment or any part thereof in a manner consistent with prudent industry practice and in compliance with any applicable Environmental Requirement. The Lessor and the Lessee hereby acknowledge and agree that the Lessee's obligations hereunder with respect to Environmental Requirements are intended to bind the Lessee with respect to matters and conditions involving the Equipment or any part thereof.

         Section 8. Modifications. The Lessee shall have the right to make modifications, alterations, renovations or improvements to the Equipment so long as such modifications, alterations, renovations or improvements do not (except as may be required by any Governmental Requirement) (i) materially reduce the value of the Equipment as a whole; (ii) materially and adversely affect the capacity and performance of the Equipment on a continuing basis in commercial operation of the function for which the Equipment was designed; or (iii) materially and adversely affect the estimated useful life of the Equipment.

         Section 9. Further Assurances. The Lessee, at its expense, shall execute, acknowledge and deliver from time to time such further counterparts of this Lease or such affidavits, certificates, certificates of title, bills of sale, financing and continuation statements, consents and other instruments as may be required by applicable law or reasonably requested by the Lessor in order to evidence the Lessor's title to the Equipment and the Lessor's interests in this Lease, and shall, at the Lessee's expense, cause such documents to be recorded, filed or registered in such places as the Lessor may request and to be re-recorded, refiled or re-registered in such places as may be required by applicable law or at such times as may be required by applicable law in order to maintain and continue in effect the recordation, filing or registration thereof. The Lessor shall not grant or create any Lien on any Equipment to any Person except Permitted Liens, Liens in favor of the Lessor and Liens pursuant to this Lease and the other Operative Documents.

         Section 10. Compliance with Governmental Requirements and Insurance
Requirements: Related Contracts. The Lessee, at its expense, will comply with all Governmental Requirements applicable to the Equipment any portion thereof or the ownership, installation, operation, mortgaging, possession, use, non-use or condition of the Equipment or any portion thereof, all Insurance Requirements, and all instruments, contracts or agreements affecting title to ownership of the Equipment or any portion thereof. In addition, the Lessee, so long as no Event of Default has occurred and is continuing, is hereby authorized by the Lessor to, and shall, fully and promptly keep, observe, perform and satisfy on behalf of the Lessor any and all obligations, conditions, covenants and restrictions of or on the Lessor or the Lessee under any and all Related Contracts so that there will be no default thereunder and so that the other parties thereunder shall be, and remain at all times, obliged to perform their obligations thereunder, and the Lessee, to the extent within its control, shall not permit to exist any condition, event or fact that could allow or serve as a basis or justification for any such Person to avoid such performance.

         Section 11. Condition and Use of Equipment; Quiet Enjoyment.

         (1) THE EQUIPMENT IS LEASED AS IS, WHERE IS, AND WITH ALL FAULTS AND IN THE CONDITION THEREOF AND SUBJECT TO THE STATE OF THE TITLE THERETO, AND SUBJECT TO ALL GOVERNMENTAL REQUIREMENTS NOW IN EFFECT OR HEREAFTER ADOPTED, AND THE RIGHTS OF OWNERSHIP THEREIN, IN EACH CASE AS IN EXISTENCE WHEN THE SAME FIRST BECOMES SUBJECT TO THIS LEASE, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND AS TO TITLE BY THE LESSOR OR ANY PERSON ACTING ON ITS BEHALF. THE LESSEE ACKNOWLEDGES AND AGREES THAT THE EQUIPMENT HAS NOT BEEN SELECTED BY THE LESSOR, THAT THE LESSOR HAS NOT SUPPLIED ANY SPECIFICATIONS WITH RESPECT TO THE EQUIPMENT AND THAT THE LESSOR (I) IS NOT A VENDOR OF, OR MERCHANT OR SUPPLIER WITH RESPECT TO, ANY OF THE EQUIPMENT OR ANY PROPERTY OF SUCH KIND, (II) HAS NOT MADE ANY RECOMMENDATION, GIVEN ANY ADVICE OR TAKEN ANY OTHER ACTION WITH RESPECT TO THE CHOICE OF ANY MANUFACTURER, SUPPLIER OR TRANSPORTER OF, OR ANY VENDOR OF OR OTHER CONTRACTOR, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY OF THE EQUIPMENT, (III) HAS NOT AT ANY TIME HAD PHYSICAL POSSESSION OF ANY SUCH EQUIPMENT, (IV) HAS NOT MADE OR IS NOT MAKING ANY WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE EQUIPMENT, INCLUDING WITHOUT LIMITATION, WITH RESPECT TO TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, THE DESIGN, CONDITION, QUALITY OF MATERIAL OR WORKMANSHIP, CONFORMITY TO SPECIFICATIONS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER PRESENT OR FUTURE LAW OR OTHERWISE, OR COMPLIANCE WITH APPLICABLE PERMITS OR OTHER GOVERNMENTAL REQUIREMENTS, OR (V) SHALL NOT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE). IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE EQUIPMENT OR ANY PROPERTY OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, OF THE LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 11 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, BY THE LESSOR WITH RESPECT TO THE EQUIPMENT OR ANY PROPERTY OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT.

         (2) The Lessor hereby assigns to the Lessee, until the occurrence of an Event of Default, any other Cancellation Event or a Termination Event hereunder, the benefits in respect of any Vendor's warranties or undertakings, express or implied, relating to the Equipment (including any labor, equipment or parts supplied therewith), and, to the extent assignment of the same is prohibited or precludes enforcement of any such warranty or undertaking, the Lessor hereby subrogates the Lessee to its rights in respect thereof. The Lessor hereby authorizes the

Lessee, at the Lessee's expense, to assert any and all claims and to prosecute any and all suits, actions and proceedings, in its own name or in the name of the Lessor, in respect of any such warranty or undertaking and, except during the continuance of any Event of Default or after the occurrence of any other Cancellation Event or any Termination Event hereunder, to retain the proceeds received, and after the termination of this Lease or after the occurrence and during the continuation of an Event of Default, or after the occurrence of any other Cancellation Event or any Termination Event, to pay the same in the form received (with any necessary endorsement) to the Lessor.

         (3) The Lessee may use the Equipment for the Permitted Use provided that the value of such Equipment is not diminished by any such use other than as a result of normal wear and tear in the ordinary course of business. During the term of this Lease, the Lessor covenants that unless an Event of Default has occurred and is continuing, or any other Cancellation Event or any Termination Event has occurred, except as may arise under a Permitted Lien or as may otherwise be contemplated under the Operative Documents, the Lessor will not, and will not permit any party claiming by, through or under the Lessor to, interfere with the peaceful and quiet possession and enjoyment of the Equipment by the Lessee; provided, however, that the Lessor and its successors, assigns, representatives and agents may, upon reasonable notice to the Lessee, enter upon and examine the Equipment or any part thereof at reasonable times, subject to the provisions of Section 19; and provided further, however, that the Lessor is not hereby warranting the state or quality of the title to any part of the Equipment. Any failure by the Lessor to comply with the foregoing provisions of this Section 11(c) shall not give the Lessee any right to cancel or terminate this Lease, or to abate, reduce or make reduction from or offset against any Rent or other sum payable under this Lease or any other Operative Document, or to fail to perform or observe any other covenant, agreement or obligation hereunder or thereunder. The Lessee will not do, or fail to do, or permit or suffer to exist any act or thing, which action or thing or failure might impair the value, use or usefulness of the Equipment for the Permitted Use in accordance with the design of the Equipment, ordinary wear and tear excepted.

         Section 12. Liens.

         (1) The Lessor's interest in the Equipment is not subject to any construction, materialman's or mechanics' lien for any improvements to the Equipment or the Applicable Site thereof undertaken by the Lessee or by agents of the Lessee, whether or not such improvements are made with the consent of the Lessor.

         (2) The Lessee will not directly or indirectly create, or permit to be created or to remain, and at the Lessee's expense will discharge within 10 days of notice of the filing or assertion thereof, by bond, deposit or otherwise, any Lien upon the Lease or any of the Equipment except (i) any Lien being contested as permitted by and in accordance with Section 13, or (ii) Permitted Liens. The Lessor agrees that the Lessee shall have during the term of this Lease the exclusive right (so long as no Default has occurred and is continuing) to grant, create or suffer to exist Permitted Liens in the ordinary course of business and in accordance with prudent industry practices, provided that the fair market value or use of the Equipment or the applicable portion thereof for the Permitted Use is not materially lessened thereby. The Lessor agrees to execute such documents and take all other actions as shall be reasonably necessary, and otherwise to cooperate with the Lessee in connection with the matters described above, provided that all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Lessor in connection therewith shall be borne by the Lessee, and the Lessor shall not be required to execute any document that would, in the opinion of the Lessor, materially and adversely affect the value or use of the Equipment or any portion thereof for the Permitted Use or otherwise materially and adversely affect the transactions contemplated by the Operative Documents or the interests of the Lessor in the Equipment or under the Operative Documents or otherwise.

         (3) The Lessor will not directly or indirectly sell, transfer or otherwise dispose of, or create, or permit to be created or to remain, and will discharge, any Lien of any nature whatsoever on, in or with respect to, its interest in the Equipment arising by or through it or its actions, except Permitted Liens.

         (4) The Lessee will not directly or indirectly sell, transfer, or otherwise dispose of, or create, or permit to be created or to remain, and will discharge within 10 days of notice of the filing or assertion thereof, by bond, deposit or otherwise, any Lien of any nature whatsoever on, in or with respect to, its interest in any of the Equipment except Permitted Liens.

         Section 13. Permitted Contests. Notwithstanding any other provision of this Lease to the contrary, after prior written notice to the Lessor and provided there is no material risk of sale, forfeiture or loss of the Equipment or any material part thereof, the Lessee may at its expense contest any Imposition which it is required to pay hereunder, by appropriate proceedings conducted in good faith and with due diligence, so long as such proceedings are effective to prevent the collection of such Imposition from the Lessor or against the Equipment or any portion thereof; provided, however, that the actions of the Lessee, as authorized by this Section 13, shall be subject to the express written consent of the Lessor if such actions would subject the Lessor or the Equipment or any portion thereof to any liability or loss not indemnified in full by the Lessee hereunder or any sanction, criminal or otherwise, for failure to pay any such Imposition. The Lessee will pay, and save the Lessor and the Participants harmless against, all losses, Judgments and reasonable costs, including attorneys' fees and expenses, in connection with any such contest and will, promptly after the final determination of such contest, pay and discharge the amounts which shall be imposed or determined to be payable therein, together with all penalties, costs and expenses incurred in connection therewith. The Lessee shall prevent any foreclosure, judicial sale, taking, loss or forfeiture of the Equipment or any portion thereof, or any interference with or deductions from any Rent or any other sum required to be paid by the Lessee hereunder by reason of such nonpayment or nondischarge of an Imposition. The Lessor shall cooperate with the Lessee in any contest and shall allow the Lessee to conduct such contest (in the name of the Lessor, if necessary) at the Lessee's sole cost and expense. The Lessee shall notify the Lessor of each such proceeding within 10 days after the commencement thereof, which notice shall describe such proceeding in reasonable detail.

         Section 14. Insurance, etc.

         (1) The Lessee will, at its own expense, purchase and maintain, or cause to be purchased and maintained, throughout the term of this Lease insurance with respect to its business and the Equipment in accordance with the requirements of Schedule 14.

         (2) The Lessee shall bear all risk of loss (including any Loss Event or Casualty Occurrence) with respect to the Equipment, whether by casualty, theft, taking, confiscation or otherwise, with respect to the Equipment or any portion thereof, at all times during the term of this Lease until possession of the Equipment has been accepted by the Lessor pursuant to Section 17.

         (3) So long as no Event of Default shall have occurred and be continuing, and no other Cancellation Event or Termination Event shall have occurred and any payments, whether constituting insurance proceeds, amounts paid by any Governmental Authority or otherwise, received by the Lessee or the Lessor upon the occurrence of any loss with respect to any of the Equipment or portion thereof (other than a Casualty Occurrence), whether as a result of casualty, theft, taking or other confiscation, shall be applied in payment for necessary repairs and replacement to such Equipment in accordance with Section 7 or, to the extent the costs of such repairs and replacement shall have been paid by the Lessee, to reimburse the Lessee. The Lessee shall be entitled to retain any excess funds remaining after necessary repairs and replacements have been completed and all costs therefor paid in full. Upon the occurrence and during the continuance of any Event of Default, or the occurrence of any other Cancellation Event or Termination Event, the Lessor shall be entitled to receive and retain any such payments for application to the obligations of the Lessee hereunder.

         (4) Upon a Casualty Occurrence with respect to any Equipment, the Lessee shall give prompt notice thereof to the Lessor and shall within 60 days of the date of such Casualty Occurrence either (i) offer to purchase such Equipment for the Termination Value as provided in Section 15(c) or (ii) replace, or cause to be replaced, at the Lessee's own cost and expense, within 1 month (but (x) in no event later than the Lease Termination Date, and (y) if the Casualty Occurrence occurs during the Acquisition Period, in no event later than the last day of the Acquisition Period) after the date of such Casualty Occurrence, such Equipment that is the subject of a Casualty Occurrence in accordance with this Section 14(d) and Section 7. If the Lessee chooses the option set forth in clause (ii) of the preceding sentence, within the later to occur of (x) 30 days after the date of the Casualty Occurrence and (y) satisfaction of all applicable Governmental Requirements, and obtaining all authorizations of Governmental Authorities, required therefor (but in no event later than 30 days after the date of the Casualty Occurrence), the Lessee shall have commenced repairs or arrangement for replacement.

         (5) All replacement Equipment (other than temporary replacement parts and equipment installed pending installation of permanent replacement Equipment) installed pursuant to Section 14(d) shall be free and clear of all Liens except Permitted Liens, and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Equipment replaced immediately prior to the Casualty Occurrence to which such Equipment was subject. For purposes of this Lease (including without limitation Section 14(d) and Section 7), the Funded Amount and Book Value of the replacement Equipment shall be deemed to equal the Funded Amount and Book Value of the part(s) replaced thereby. All Equipment at any time removed from this Lease pursuant to Section 14(d) and
Section 7 shall remain the property of the Lessor, no matter where located, until such time as insurance proceeds have been received by the Lessor at least equal to the Book Value of such portion of the Equipment or such portion shall be replaced by suitable items that have been incorporated or installed on or attached to the Equipment and that meet the requirements specified above. Immediately upon any permanent replacement Equipment becoming incorporated or installed on or attached to the Equipment as provided above, without further act, such permanent replacements shall become subject to this Lease and be deemed part of the Equipment for all purposes hereof to the same extent as any other parts of the Equipment. So long as an Event of Default shall not have occurred and be continuing and no other Cancellation Event or Termination Event shall have occurred, and provided that the Lessor shall have received a written application of the Lessee accompanied by a certificate of an Authorized Officer of the Lessee showing in reasonable detail the nature of any necessary repair, rebuilding and restoration, the actual cash expenditures necessary for such repair, rebuilding and restoration, the expected total expenditures required to complete such work and evidence that sufficient funds are or will be available to complete such work on a timely basis (such certificate to be acceptable to the Lessor in all respects), then all amounts of insurance proceeds for Equipment losses and all other proceeds (whether resulting from damage or destruction or from condemnation, confiscation or seizure) relating to the Equipment may be used by the Lessee for repair or replacement of the damaged Equipment. If any Event of Default or any other Cancellation Event or any Termination Event exists, all such proceeds shall be payable to the Lessor for application to the obligations of the Lessee hereunder.

         (6) If any Loss Event or Casualty Occurrence shall occur, the Lessee shall promptly notify the Lessor of such event in writing.

         Section 15. Termination; Cancellation; Purchase Option.

         (1)
                  (i) The termination of this Lease (A) in accordance with
         Section 2(b) (whether upon the scheduled expiration hereof or by the refusal of the Lessor to agree to extend the then current Lease Termination Date), or (B) as to any specific Equipment, as a result of a Non-Completion Event, shall be a "Termination Event," the effect of which shall be to cause this Lease to terminate as to the relevant Equipment on the applicable Lease Termination Date.

                  (1) If a Termination Event occurs, the Lessee, on the Lease Termination Date, shall, in accordance with the terms of Section 2(b) or (c), as applicable, without further notice or demand to the Lessee, either

                  (1) purchase the Equipment or the relevant Equipment from the Lessor for the Termination Value thereof; or

                  (2)      so long as no Cancellation Event has occurred:

                                    (1) pay to the Lessor the Final Rent Payment
                           or, if the Termination Event is a Non-Completion Event, the Completion Costs Payment, for the relevant Equipment; and

                                    (2) attempt to sell (until such time as the
                           Lessor shall have terminated, in accordance with the Agency Agreement, the Lessee's obligation to so attempt to sell the Equipment) subject to the Lessor's prior written approval, the Equipment or the relevant Equipment, as applicable, as agent for the Lessor, without recourse or warranty by the Lessor, and upon any such sale, pay the net cash proceeds of such sale to the Lessor; provided, that so long as Lessee has paid the Final Rent Payment or

                           Completion Costs Payment, as applicable, pursuant to
                           Section 15(a)(ii)(B)(1), then if the net cash proceeds of such sale for the relevant Equipment are
                           (x) less than the Non-Recourse Amount for such Equipment, the Lessee shall not be liable for any deficiency, or (y) greater than the Non-Recourse Amount for such Equipment, the Lessor shall remit the excess to the Lessee. The Lessor shall also have the right (but not the obligation) to sell the Equipment and/or solicit bids, each in its sole and absolute discretion.

        (2)
                  (i) Each of the following events shall be a "Cancellation Event", the effect of which shall be to cause this Lease to be terminated in accordance with the following provisions on the "Cancellation Date" specified:

                  (1) for all of the Equipment, the occurrence of (1) an Event of Default (other than an Event of Default under Section 17(a)(vi)) and the delivery by the Lessor to the Lessee of a notice stating that the Lessor elects to terminate this Lease by reason of the existence of such Event of Default, in which case the Cancellation Date will be the 5th Business Day after the date of delivery of said notice to the Lessee, or (2) an Event of Default under Section 17(a)(vi), in which case the Cancellation Date shall occur immediately upon the occurrence of such Event of Default; or

                  (2) for any specific Equipment, the occurrence of a Loss Event with respect to such Equipment, in which case the Cancellation Date for such Equipment shall be the 5th Business Day after such event occurs; or

                  (3) for any specific Equipment, the occurrence of a Casualty Occurrence in respect of such Equipment and the failure of the Lessee to purchase such Equipment or to replace or repair such Equipment in accordance with, and within the time required by, Section 14 and the delivery by the Lessor to the Lessee of a notice after the expiration of such time stating that the Lessor elects to terminate this Lease as to such Equipment by reason of the existence of such Casualty Occurrence, in which case the Cancellation Date as to such Equipment shall be the 5th Business Day after the date of delivery of said notice.


                  (2) If a Cancellation Event occurs, the Lessee, on the Cancellation Date, shall, without further notice or demand to the Lessee, either (A) purchase the Equipment or the relevant Equipment, as the case may be pursuant to the foregoing, from the Lessor for the Termination Value of the relevant Equipment or for all Equipment, as the case may be, or (B) pay to the Lessor the Termination Value of the relevant Equipment or for all Equipment, as the case may be pursuant to the foregoing.

         (3) The Lessee may, from time to time and at any time following the 2nd anniversary of the Lease Commencement Date, deliver to the Lessor notice of its intent to terminate this Lease, in which case the Lessee shall purchase all of the Equipment from the Lessor for the Termination Value on any Business Day that is not less than 30 nor more than 60 days after such notice (the "Option Date"). Upon payment in full of the Termination Value, this Lease shall terminate.

         (4) This Lease shall cease and terminate on the Lease Termination Date for any specific Equipment (in the case of a Casualty Loss, Loss Event or Non-Completion Event with respect thereto), or for all Equipment, in any other case, and payment of all amounts payable by the Lessee on such date, except, in the case of termination with respect to all Equipment, with respect to (i) obligations and liabilities of the Lessee, actual or contingent, which arose under this Lease, or by reason of events or circumstances occurring or existing, on or prior to its termination, and which have not been satisfied (which obligations shall continue until satisfied and which include, but are not limited to, obligations for Rent and the Termination Value and amounts owing pursuant to Section 16 for all Equipment), and (ii) obligations of the Lessee which by the terms of this Lease expressly survive termination. Promptly after either the Lessee or the Lessor shall learn of the happening of any Termination Event or Cancellation Event, such party shall give notice thereof to the other party hereto.

         (5) Upon (i) a Cancellation Event, or (ii) a Termination Event, with respect to any Equipment or all Equipment, as applicable (and the Lessee elects to exercise its option to purchase such Equipment for the Termination Value thereof), or (iii) the Lessee otherwise electing to acquire the Equipment for the Termination Value thereof, all monies received by the Lessor in connection with this Lease or any other Operative Document will be applied in the following order with respect to such Equipment, or all Equipment, as applicable:

                  (1) first, to pay or reimburse all costs, expenses and liabilities, including, without limitation, those in connection with Indemnified Risks, increased costs, Supplemental Rent, Taxes or Other Taxes and other Impositions, then due and owing to the Lessor and the Lessor under the Operative Documents (collectively, the "OTHER TRANSACTION EXPENSES");

                  (2) second, to pay all accrued, unpaid Basic Rent for such Equipment or all Equipment, as applicable;

                           (iii) third, to pay the outstanding Unrecovered
                  Equipment Cost and Completion Costs, if applicable, for such Equipment or all Equipment, as applicable.

                  Any monies remaining after payment in full of the foregoing amounts and all other amounts owing by the Lessee under the Operative Documents will be distributed to the Lessee.

         (6) If (i) a Termination Event or a Non-Completion Event has occurred with respect to any Equipment, (ii) a Cancellation Event does not exist with respect thereto and (iii) the Lessee has not elected to exercise its option to purchase such Equipment for the Termination

Value and has paid the Final Rent Payment or Completion Costs Payment with respect thereto, as applicable, and the Lessor has been furnished a satisfactory update of the environmental reports initially furnished with respect to such Equipment, then:

                  (1) the Final Rent Payment or Completion Costs Payment, as applicable, will be applied as follows:

                           (1) first, to pay or reimburse Other Transaction
                  Expenses;


                           (2) second, to pay all accrued, unpaid Interim Rent
                  and Basic Rent;

                           (3) third, to pay the outstanding principal balance
                  of the Unrecovered Equipment Cost, up to the Recourse Amount, and all Completion Costs, if applicable;

                           (4) fourth, the balance, if any, to be applied as
                  provided in clause (C) below; and

                  (2) all other monies received by the Lessor in connection with the Lease or any other Operative Document or as proceeds of disposition of the Equipment will be applied as follows:

                           (1) first, to pay the aggregate Unrecovered Equipment
                  Cost;

                           (2) second, to reimburse the Acquisition Agent for
                  Support Expenses incurred by it under the Agency Agreement;
                  and

                  (3) any monies remaining after payment in full of the foregoing amounts and all other amounts owing by the Company under the Operative Documents will be distributed to the Lessee.

Section 16.       Transfer of Title on Removal of Equipment;
Expenses of Transfer.

         (1) Upon any sale or purchase of any Equipment permitted by Section 15, the Lessor will transfer to the Lessee or the appropriate Third Party all of its title to and legal and beneficial ownership interest in such Equipment to be transferred (i) free and clear of any Lien created by, through or under the Lessor other than Permitted Liens or Liens created at the request of or as a result of the actions of the Lessee or anyone acting by, through or under the Lessee, or a result of the failure of the Lessee to carry out any of its obligations under this Lease or the other Operative Documents, and (ii) without recourse, representation or warranty of any nature whatsoever (except as to the absence of such Liens as aforesaid).

         (2) Whenever the Lessee has the right to purchase or transfer to itself any of the Equipment pursuant to any provision of this Lease, the Lessee may cause such purchase to be effected by, or such transfer to be effected to, any other Person specified by the Lessee, but in no event shall the Lessee be relieved from any of its obligations hereunder as a result thereof.

         (3) Upon any sale or transfer of any of the Equipment pursuant to any provision of this Lease, the Lessee shall pay the expenses of the Lessor, including, without limitation, reasonable attorneys' fees and expenses, in connection with such sale or transfer.

         (4) If, with respect to any Equipment, or all Equipment, if applicable, on the Lease Termination Date therefor, the Lessee or any of its Affiliates has not elected to acquire the relevant Equipment, the Lessee shall surrender the relevant Equipment to the Lessor free from all Liens except Permitted Liens (other than those described in clause (ii)(b) of the definition of Permitted Liens), in the same operating condition (except for ordinary wear and tear) with the remaining original estimated useful life intact and having the same capacity and efficiency as such Equipment had on the Acquisition Date therefor, and in compliance in all material respects with all Governmental Requirements and Insurance Requirements. To evidence the foregoing and accomplish the surrender of such Equipment, the Lessee shall provide the following items (x) in the event of a Termination Event under Section 15(a)(i)(A) within 3 months prior to the then current Lease Termination Date, if the Lessee has not requested an extension of the Lease Termination Date under Section 2(b), with final confirmation of the same at least 30 days but not more than 60 days prior thereto, within 3 months prior to the then current Lease Termination Date, if the Lessee has not requested an extension of the Lease Termination Date under
Section 2(b), with final confirmation of the same at least 30 days but not more than 60 days prior thereto, and (y) in the event of a Termination Event under
Section 15(a)(i)(A) if an extension of the Lease Termination Date has been refused by the Lessor under Section 2(b) or in the event of a Termination Event under Section 15(a)(i)(B), as soon as practicable but in any event at least 3 Business Days prior to the Lease Termination Date for such Equipment:

                  (1) evidence satisfactory to the Lessor that all Applicable Permits, Related Contracts, patents, trademarks and copyrights, and all other rights and services reasonably required to operate such Equipment have been, or on or prior to the Lease Termination Date therefor shall be, transferred to the Lessor (or the Lessor has been, or on or prior to the Lease Termination Date or Cancellation Date therefor, as applicable, shall be, given the right to use each such item) and can be transferred to (or used by) any successor or assignee of the Lessor without further consent or approval by any Person (subject only to normal Governmental Requirements); provided, however, that the Lessor acknowledges that the Equipment bears logos and other identification pertaining to the tradename and trademarks of The Coca-Cola Company, and agrees that, in connection with any sale or transfer of the Equipment pursuant to this Lease (other than a purchase by the Lessee), all such logos and other identification shall be removed from the Equipment at the sole cost and expense of the Lessee, but the Lessee shall be obligated to repair any damage to the operation, functionality or appearance of the Equipment resulting from such removal;

                  (2) conveyancing, assignment, transfer, termination and other documents that, in the sole discretion of the Lessor, are sufficient to
         (A) vest in the Lessor good and marketable title to such Equipment, free and clear of all Liens except Permitted Liens (other than those described in clause (ii)(b) of the definition of Permitted Liens) and
         (B) terminate the rights of the Lessee and all other Persons in and to such Equipment;

                  (3) evidence satisfactory to the Lessor that such Equipment has been operated and maintained in accordance with the requirements of the Operative Documents, all Governmental Requirements, all Applicable Permits and prudent industry practices;

                  (4) evidence satisfactory to the Lessor that such Equipment is being used solely for the Permitted Use, meets or exceeds the original design specifications and is capable of operating and being used for the Permitted Use, is in the same operating condition (except for ordinary wear and tear) with the remaining original estimated useful life intact and having the same capacity and efficiency as such Equipment had on the Acquisition Date therefor (and the Lessee shall be solely responsible, at its own cost and expense, for accomplishing any refurbishments or modifications to any of the Equipment which may be required in order to satisfy such condition, and upon any Event of Default, all such costs shall be part of the Secured Amount and constitute obligations of the Lessee for all purposes hereunder);

                  (5) evidence satisfactory to the Lessor, in its sole discretion, that (A) no default exists under the Agency Agreement, (B) all agreements and arrangements to provide the services and rights contemplated by the Agency Agreement are in place, executed by the parties thereto, and are valid, enforceable and in full force and effect on or before the Lease Termination Date or Cancellation Date, as applicable and (c) such agreements and arrangements adequately provide for the services and other rights contemplated by the Agency
         Agreement; and

                  (6) such other documents, instruments, assessments, investigations, legal opinions, surveys and other items as the Lessor may reasonably request to evidence to the satisfaction of the Lessor, in its sole discretion) that (A) the Lessor has all Property, services, Permits, assets and rights necessary to own, operate and maintain such Equipment from and after the Lease Termination Date or Cancellation Date therefor, as applicable, and (B) no Default, Loss Event or Casualty Occurrence then exists.

         To the extent such Equipment is not in the condition required by this
         Section 16(d), the Lessee will pay to the Lessor such additional amounts as are reasonably required to place it in compliance. The Lessee shall also pay all costs and expenses relating to the surrender and clean-up in connection with the surrender of such Equipment as may be required by Governmental Requirements or Insurance Requirements or which are otherwise necessary to prevent or remedy any Environmental Damages or Environmental Liabilities or to consummate the delivery of possession of such Equipment to the Lessor hereunder.

Section 17.       Events of Default and Remedies.

         (1) Each of the following acts or occurrences shall constitute an "Event of Default" hereunder:

                  (1) default in the payment of the Termination Value on the relevant Option Date, or in the payment of the Termination Value on the relevant Cancellation Date or Purchase Closing Date, as applicable, or in the payment of the Termination Value or the Final Rent Payment or the Completion Costs Payment, as applicable, on the relevant Lease Termination Date or Purchase Closing Date, as applicable or in the payment when due of any Interim Rent or Basic Rent; or the default in the payment when due of any Supplemental Rent, or the amount of any Indemnified Risk or of any other amount due hereunder or under any other Operative Document and the continuance of such default for 3 Business Days thereafter; or

                  (2) the Lessee shall fail to observe or perform any covenant contained in Sections 30(a)(viii) or (ix), 30(b)(ii), 30(c), (d) and
         (r); or

                  (3) the Lessee shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Lease (other than those covered by any other paragraph of this Section 17(a)), and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Lessee by the Lessor or (ii) the Lessee otherwise becomes aware of any such failure; or

                  (4) any representation or warranty made or deemed made by the Lessee herein, in any other Operative Document by the Lessee or otherwise in writing in connection with or pursuant to this Lease or any other Operative Document, shall be false or misleading in any material respect on the date made or deemed made; or

                  (5) an Event of Default under the Agency Agreement; or

                  (6) (A) the Lessee shall make a general assignment for the benefit of creditors; or (B) any case or proceeding shall be instituted or consented to by the Lessee seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (C) any such case or proceeding shall have been instituted against the Lessee and either such case or proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions sought in such case or proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (D) the Lessee shall take any corporate action to authorize any of the actions set forth above in this Section 17(a)(vi); or

                  (7) the Lessee or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate principal amount equal to or greater than $10,000,000 after the expiry of any applicable grace period; or

                  (8) any other event or condition shall occur which (i) results in the acceleration of the maturity of Debt outstanding of the Lessee or any Subsidiary in an aggregate principal amount equal to or greater than $10,000,000 (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Lessee or any Subsidiary) or
         (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Lessee or any Subsidiary); or

                  (9) the Lessee or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a

         Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Lessee, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                  (10) one or more judgments or orders for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Lessee or any Consolidated Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days; or

                  (11) a federal tax lien shall be filed against the Lessee or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Lessee or any Consolidated Subsidiary under
         Section 4068 of ERISA and if in either case the amount involved is in an aggregate amount in excess of $10,000,000 and such lien shall remain undischarged for a period of 25 days after the date of filing; or

                  (12) any of the Operative Documents shall cease, for any reason, to be in full force and effect or the Lessee shall so assert; or

                  (13) the occurrence of a Change of Control.

         (2) Upon the occurrence and during the continuance of any Event of Default, in accordance with the determination of the Lessor, the Lessor may do any one or more of the following (without prejudice to the obligations of the Lessee under Section 15(b)(ii)):

                  (1) proceed by appropriate judicial proceedings, either at law, in equity or in bankruptcy, to enforce performance or observance by the Lessee of the applicable provisions of this Lease, or to recover damages for the breach of any such provisions, or any other equitable or legal remedy, all as the Lessor shall deem necessary or advisable; and/or

                  (2) by notice to the Lessee, either (x) terminate this Lease in accordance with Section 15, whereupon the Lessee's interest and all rights of the Lessee to the use of the Equipment shall forthwith terminate subject to the Lessee's rights under such Section 15 to acquire such Equipment on the Purchase Closing Date as provided herein, but the Lessee shall remain liable with respect to its obligations and liabilities hereunder; or (y) terminate the Lessee's right to possession of the Equipment or any portion thereof; and/or

                  (3) exercise any and all other remedies available under applicable law or at equity.

         (3) After the occurrence and during the continuance of a Cancellation Event or Termination Event, in the event the Lessor elects not to terminate this Lease and the Lessee has not exercised its option under Section 15(c), this Lease shall continue in effect and the Lessor may enforce all of the Lessor's rights and remedies under this Lease, including, without limitation, the right to recover the Interim Rent, the Basic Rent and the Supplemental Rent, and all other yield protection payments and other amounts with respect thereto, as it becomes due under this Lease. For the purposes hereof, the following do not constitute a cancellation or termination of this Lease: (i) acts of maintenance or preservation of the Equipment or any portion thereof, (ii) efforts by the Lessor to relet the Equipment or any portion thereof, including, without limitation, termination of any sublease of the Equipment and removal of any tenant from the Applicable Site thereof, (iii) or the appointment of a receiver upon the initiative of the Lessor to protect the Lessor's interest under this Lease.

         (4) If (i) on the Lease Termination Date for any all or any portion of the Equipment, as applicable, such Equipment is not acquired by the Lessee or its designee by payment of the Termination Value thereof or (ii) on the Cancellation Date or Option Date therefor, the Lessee or its designee has defaulted in its obligation to acquire such Equipment and pay the Termination Value thereof in accordance with the Lessee's election under Section 15(b)(ii), then the Lessor shall have the immediate right of possession of such Equipment and the right to enter onto any Applicable Sites, and remove the relevant Equipment therefrom if it so elects, and the Lessor may thenceforth hold, possess and enjoy such Equipment, free from any rights of the Lessee and any Person claiming by, through or under the Lessee. The Lessor shall be under no liability by reason of any such repossession or entry onto the premises of the Lessee.

         (5) Should the Lessor elect to repossess the Equipment or any portion thereof upon cancellation or termination of this Lease as to such Equipment or otherwise in the exercise of the Lessor's remedies, the Lessee shall peaceably quit and surrender such Equipment or any such portion thereof to the Lessor and either (i) deliver possession of such Equipment to the Lessor or (ii) allow Lessor or its agents or assigns to enter onto the Applicable Site thereof to remove any and all of such Equipment at the expense of the Lessee, and neither the Lessee nor any Person claiming through or under the Lessee shall thereafter be entitled to possession or to remain in possession of such Equipment or any portion thereof but shall forthwith peaceably quit and surrender such Equipment to the Lessor.

         (6) At any time after the repossession of the Equipment or any portion thereof, whether or not this Lease shall have been canceled or terminated as to such Equipment, the Lessor may (but shall be under no obligation to) relet such Equipment or the applicable portion thereof without notice to the Lessee, for such term or terms and on such conditions and for such usage as the Lessor in its sole and absolute discretion may determine. The Lessor may collect and receive any rents payable by reason of such reletting, and the Lessor shall not be liable for any failure to relet the Equipment or for any failure to collect any rent due upon any such reletting.

         (7) The remedies herein provided in case of an Event of Default are in addition to, and without prejudice to, the Lessee's continuing obligations under
Section 15(b)(ii), and shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies existing at law, in equity or in bankruptcy. The Lessor may exercise any remedy without waiving its right to exercise any other remedy hereunder or existing at law, in equity or in bankruptcy.

         (8) No waiver by the Lessor hereunder of any Default or Event of Default shall constitute a waiver of any other or subsequent Default or Event of Default. To the extent permitted by applicable law, the Lessee waives any right it may have at any time to require the Lessor to mitigate the Lessor's damages upon the occurrence of a Default or Event of Default by taking any action or exercising any remedy that may be available to the Lessor, the exercise of remedies hereunder being at the discretion of the Lessor.

         Section 18. Change in the Lessee's Name or Structure. The Lessee will not change its name, identity or corporate structure (including, without limitation, by any merger, consolidation or sale of substantially all of its assets, which in any event is subject to Section 30(l)), except in accordance with Section 26(a).

         Section 19. Inspection; Right to Enter Premises of the Lessee. The Lessee shall permit, and cause each of its Subsidiaries to permit, the Lessor or its authorized representatives (but without any obligation to do so) to (i) enter upon any Applicable Site or any premises of the Lessee at reasonable times upon reasonable advance notice in order to inspect the Equipment located thereon (subject to compliance with applicable safety requirements of the Lessee and applicable Governmental Requirements) and to inspect, audit and make copies of all documents and instruments in the possession of the Lessee (including without limitation records relating to Equipment Cost and Book Value of any of the Equipment) relating to any of the Equipment that are reasonably necessary or appropriate for the Lessor or such authorized representatives to determine the truth and accuracy of any schedule, annex, exhibit or representation delivered or made hereunder or under any other Operative Document, or compliance by the Lessee with any of the agreements contained herein or in any other Operative Document, and (ii) discuss the condition, compliance with Governmental Requirements, and performance of the Equipment and the business of the Lessee and the respective affairs, finances and accounts of the Lessee and its Subsidiaries with their respective officers, employees and independent accountants. The Lessee agrees to coordinate and assist in such visits and inspections, in each case at such reasonable times and as often as may be reasonably be desired.

         Section 20. Right to Perform the Lessee's Covenants. Subject to Section 13, if the Lessee shall fail to make any payment or perform any act required to be made or performed by it hereunder, the Lessor, upon notice to or demand upon the Lessee but without waiving or releasing any obligation or Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Lessee as, at the Lessor's sole discretion, may be necessary or appropriate therefor and, upon the occurrence and during the continuance of a Cancellation Event or Termination Event with respect to any Equipment, may enter upon the Applicable Site thereof for such purpose and take all such action thereon as, at the Lessor's sole discretion, may be necessary or appropriate therefor. No such entry shall be deemed a repossession by the Lessor. All sums so paid by the Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses so incurred) shall be paid by the Lessee to the Lessor on demand as Supplemental Rent.

         Section 21. Participation by Co-Lessees or Sublessees; Participations by Lessor.

         (1) Except as otherwise permitted in this Section 21, the Lessee may not assign its rights or obligations under this Lease without the prior consent of the Lessor.

         (2) The Lessee may, so long as no Default, Event of Default, other Cancellation Event or Termination Event shall have occurred and be continuing, enter into documentation assigning all or any part of this Lease and, as necessary, the other Operative Documents, to another Person, so long as (i) such documentation evidences the undertaking of such Person (a "Co-Lessee") to be responsible for all or certain obligations of the Lessee, (ii) such documentation expressly states that such assignment is subject and subordinate to the terms of this Lease and the Liens created hereby and (iii) the Lessee shall remain primarily liable for all obligations of the tenant of all of the Equipment under this Lease. The Lessee will furnish promptly to the Lessor copies of all such documentation entered into by the Lessee from time to time. Any assignment made otherwise than as expressly permitted by this Section 21(b) shall be null and void and of no force and effect.

         (3) The Lessee may, from time to time, so long as no Default, Event of Default, other Cancellation Event or Termination Event shall have occurred and be continuing, enter into a sublease and such other documentation as may be necessary with one or more Persons (each a "Sublessee"). In any event, any documentation executed by the Lessee in connection with the subletting of any of the Equipment (i) shall expressly state that such sublease is subject and subordinate to the terms of this Lease and the Liens created hereby and (ii) shall not provide for a sublease term ending after the then current Scheduled Lease Termination Date. The Lessee will furnish promptly to the Lessor copies of all subleases and related documentation entered into by the Lessee from time to time. No sublease permitted by the terms hereof will reduce in any respect the obligations of the Lessee hereunder, it being the intent of the Lessee and the Lessor that the Lessee be and remain directly and primarily liable as a principal for its obligations hereunder. Any sublease made otherwise than as expressly permitted by this Section 21(c) shall be null and void and of no force or effect.

         (4) The Lessor may from time to time, without consent of or notice to the Lessee, sell participations in the interests of the Lessor in this Lease and the other Operative Documents to one or more banks or other financial institutions or affiliates thereof (each a "Participant") upon such terms and conditions as it shall determine; provided, that: (i) no Participant shall be entitled to receive any greater payment under Section 3(g) or Section 27(c) than the Lessor would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Lessee's prior written consent or by reason of the provisions of Section 27(b) or (c) requiring the Lessor to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist; and (ii) the Lessor shall include in the participation agreement with each Participant the covenant of each Participant (x) if it is not chartered or organized under the laws of the Unites States of America or a state thereof, to comply with the provisions of Section 3(g) regarding Non-U.S. Domestic Participants, and (y) to take no position in conflict with the statements of the intent of the Lessor and the Lessee in Section 25 of this Lease or otherwise in conflict with the provisions thereof.

         Section 22. Notices. Except as otherwise provided herein, all notices, requests and other communications provided for hereunder shall be in writing (including telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, if to the Lessee, Coca-Cola Bottling Co. Consolidated, 1900 Rexford Road, Charlotte, North Carolina 28211, Attention: Jonathon W. Albright,
Telecopier: 704-551-4451; if to the Lessor, at 101 North Cherry Street, Winston-Salem, NC 27102, Attention: Jonathan E. Head, Vice President/Operations Manager, Telecopier: 336-735-6061; or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answer back or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Lessor under Sections 3 and 28 shall not be effective until received. A notice received by the Lessor by telephone shall be effective if the Lessor believes in good faith that it was given by an authorized representative of the Lessee and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

         Section 23. Amendments and Waivers. The provisions of this Lease may from time to time be amended, modified or waived only if such amendment, modification or waiver is in writing and consented to by the Lessee and the Lessor and, if applicable, in accordance with Section 22.

         Section 24. Severability. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 25. Federal Income Tax Considerations. It is the understanding of the parties that for income tax purposes this transaction will be treated as a financing and the Lessee will be treated as the owner of all of the Equipment and the Lessee and the Lessor agree not to take any action inconsistent with such treatment, subject to the following sentence. Notwithstanding anything in this Section to the contrary, the Lessor retains the right to assert that it is the owner of the Equipment subject to this Lease for income tax purposes in the event that there is a determination (within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended, or with respect to state or local income tax, a comparable determination under state or local law) that the Lessee is not to be treated as the owner of the Equipment.

         Section 26. Other Provisions. In order to protect the rights and remedies of the Lessor and the Lessee both during the term of this Lease and following a Default, an Event of Default, any other Cancellation Event or a Termination Event, and for the purposes of Federal, state and local income taxes and ad valorem taxes, state and local sales taxes, documentary stamp and intangible taxes and other taxes relating to or assessable as a result of the execution, delivery or recording of any of the Operative Documents and for purposes of Title 11 of the United States Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect for the relief of debtors), the parties hereto intend that (A) this Lease be treated as the repayment and security provisions of a loan by the Lessor to the Lessee in the aggregate amount of the Equipment Cost, (B) all payments of Rent and the Termination Value be treated as payments of principal, interest and other amounts owing with respect to such loan, respectively, (C) the Lessee should be treated as entitled to all benefits of ownership of the Equipment or any part thereof, and (D) this Lease be treated as a security agreement or other similar instrument (the "Security Agreement") from the Lessee, as debtor to the Lessor, as secured party, encumbering the Equipment and all personal property comprising the Equipment and that the Lessee, as debtor, hereby grants to the Lessor, as secured party (the "Secured Party") a first and prior Lien on and security interest in the Equipment and any and all personal property of any kind or character comprising the Equipment and all proceeds therefrom, in each case being effective as of the date of this Lease. In such event, the Lessor shall have all of the rights, powers and remedies of a secured party available under applicable law, including, without limitation, judicial or nonjudicial foreclosure or power of sale, as and to the extent available under applicable law, and the amounts secured by the Liens and security interests shall be the Basic Rent, Supplemental Rent, Termination Value, Final Rent Payment and Completion Costs Payment, as applicable, and all indemnification and other amounts payable under this Lease or any of the other Operative Documents. The filing of any financing statement in connection with this Lease shall be deemed to constitute the filing of a financing statement to perfect the security interests in the Equipment as aforesaid to secure the payment of all amounts due from time to time from the Lessee to the Lessor under this Lease and the other Operative Documents. If this transaction is treated as a financing under GAAP for purposes of the financial statements of the Lessee, the obligation arising hereunder shall be with full recourse to the Lessee and shall not be treated as recourse only to the Equipment. To the fullest extent permitted by applicable law, the Lessor and the Lessee intend that the Equipment be and remain at all times personal property regardless of the manner or extent to which any of the Equipment may be attached or affixed to any real property. Except as required by applicable law, the Lessee shall not under any circumstances take any action or make any filing or recording which would cause the Equipment to be deemed to be real property or permit any Person to obtain any interest in the Equipment as a result of the Equipment being deemed to be in whole or in part real property.

         This Security Agreement secures and shall be security for any and all future advances made by Secured Party to the Lessee. Nothing contained herein shall be deemed an obligation on the part of the Lessor to make any further advances.

         In order to preserve the security interest provided for herein, each of the Lessor and the Lessee agrees to abide by the following provisions with regard to the Equipment (for purposes of this Section, hereinafter referred to as "Collateral"):

         (1) Change in Location of Collateral or the Lessee. The Lessee (i) will notify the Secured Party on or before the date of any change in (A) the location of the Collateral (B) the location of Lessee's chief executive office or address, (c) the name of the Lessee and (D) the corporate structure of the Lessee, and (ii) will, on or before the date of any such change, prepare and file new or amended financing statements as necessary so that the Secured Party shall continue to have a first and prior perfected Lien (subject only to Permitted Liens) in the Collateral after any such change.

         (2) Documents; Collateral in Possession of Third Parties. If certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, the Lessee will cause the interest of the Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to the Secured Party. If any Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, the Lessee shall notify such Person of the Secured Party's security interest in such Collateral. Upon the

Secured Party's request, the Lessee shall instruct any such Person to hold all such Collateral for the Secured Party's account subject to the Lessee's instructions, or, if an Event of Default shall have occurred and be continuing, subject to the Secured Party's instructions.

         (3) Sale, Disposition or Encumbrance of Collateral. Except for Permitted Liens, as permitted by any of the Operative Documents or with the Secured Party's prior written consent, the Lessee will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than the Secured Party.

         (4) Proceeds of Collateral. Except as permitted by any of the Operative Documents, the Lessee will deliver to the Secured Party promptly upon receipt all proceeds delivered to the Lessee from the sale or disposition of any Collateral. After the occurrence and during the continuance of a Cancellation Event or Termination Event, in the event the Lessee has not purchased the relevant Equipment pursuant to Section 15(a)(ii)(A) or paid the Final Rent Payment and made available to the Lessor a satisfactory update of the Environmental Assessment pursuant to Section 15(a)(ii)(B), all such proceeds and all proceeds received by the Lessor from the sale or disposition of any Collateral pursuant to this Section 26 shall first be applied (i) first to the expenses of sale, (ii) secondly, to the portion of Unrecovered Equipment Cost constituting the Non-Recourse Amount, (ii) thirdly, to pay all accrued and unpaid Supplemental Rent, (iv) fourthly, to pay all accrued and unpaid Basic Rent; (v) and fifthly, to pay the portion of Unrecovered Equipment Cost constituting the Recourse Amount. This Section shall not be construed to permit sales or dispositions of the Collateral except as may be elsewhere expressly permitted by this Lease or the other Operative Documents.

         (5) Further Assurances. Upon the request of the Secured Party, the Lessee shall (at the Lessee's expense) execute and deliver all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as the Secured Party may reasonably request to perfect the Secured Party's interest in the Collateral or to protect, enforce or otherwise effect the Secured Party's rights and remedies hereunder, all in form and substance satisfactory to the Secured Party.

         Section 27. Yield Protection and Illegality.

         (1) Basis for Determining Rent Inadequate or Unfair.

                  If on or prior to the first day of any Rental Period or Interim Rental Period with respect to any Basic Rent or Interim Rent which is determined on the basis of the Adjusted LIBO Rate:

                  (1) the Lessor determines that deposits in Dollars (in the applicable amounts), are not being offered in the relevant market for such Rental Period or Interim Rental Period, or

                  (2) the Lessor determines and gives notice to the Lessee that, as a result of conditions in or generally affecting the London interbank eurodollar market, the rates or yield for Basic Rent or Interim Rent, as applicable, determined on the basis of the LIBO Rate for any Rental Period or Interim Rental Period will not adequately and fairly reflect the cost to the Lessor of making, funding or maintaining the Equipment Cost giving rise to such Basic Rent or Interim Rent for any Equipment for such Rental Period or Interim Rental Period, the Lessor shall forthwith so notify the Lessee, whereupon,

                           (1) the Basic Rent or Interim Rent, as applicable,
                  for such Equipment for such Rental Period or Interim Rental Period shall be determined on the basis of the Base Rate,

                           (2) the obligation of the Lessor to fund any
                  Equipment Cost having Basic Rent or Interim Rent, as applicable, or to continue to accrue Basic Rent or Interim Rent, as applicable, based on the Adjusted LIBO Rate shall be suspended until the Lessor shall notify the Lessee that the circumstances causing such suspension no longer exist, and

                           (3) unless the Lessee notifies the Lessor at least 2
                  Business Days before the date of funding of any Equipment Cost for which notice has previously been given that it elects not to cause the related Equipment to be purchased on such date, Basic Rent or Interim Rent, as applicable, relating to such Equipment Cost shall be determined at a rate of interest equal to the Base Rate. Upon the written request of the Lessee, the Lessor shall negotiate with the Lessee for a reasonable period of time, as determined in the Lessor's discretion, to develop a substitute interest rate basis hereunder; provided, however,
                  (x) the Lessor and the Lessee make no representation, warranty or covenant that any such agreement will be made, and (y) any relevant Basic Rent or Interim Rent shall continue to be determined based on the Base Rate during the continuance of any such negotiations and thereafter should no alternate interest rate be agreed to by the necessary parties.

         (2) Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as a "Banking Authority" and any such event being referred to as a "Change of Law"), or compliance by the Lessor (or its Applicable Funding Office) with any request or directive (whether or not having the force of law) of any Banking Authority shall make it unlawful or impossible for the Lessor (or its Applicable Funding Office) to determine Basic Rent or Interim Rent for the making, maintaining or funding of the Equipment Cost for any Equipment based on the Adjusted LIBO Rate, the Lessor shall forthwith give notice thereof to the Lessee, whereupon until the Lessor notifies the Lessee that the circumstances giving rise to such suspension no longer exist, the obligation of the Lessor to determine Basic Rent or Interim Rent for the making, maintaining or funding of the Equipment Cost for any Equipment based on Adjusted LIBO Rate shall be suspended. Before giving any notice to the Lessee pursuant to this Section, the Lessor shall designate a different Applicable Funding Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Lessor, be otherwise disadvantageous to the Lessor. If the Lessor shall determine that it may not lawfully continue to determine Basic Rent or Interim Rent for the making, maintaining or funding of any Equipment Cost for any Equipment based on the Adjusted LIBO Rate to the end of the Rental Period or Interim Rental Period and shall so specify in such notice, the Basic Rent or Interim Rent for such Rental Period or Interim Rental Period shall immediately be converted to and be determined based on the Base Rate, and the Lessee shall immediately pay to the Lessor any amounts payable pursuant to Section 27(c).

         (3) Increased Cost and Reduced Return.

                  (1) If after the date hereof, a Change of Law or compliance by the Lessor (or its Applicable Funding Office) with any request or directive (whether or not having the force of law) of any Banking
         Authority:

                           (1) shall impose, modify or deem applicable any
                  reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Lessor (or its Applicable Funding Office); or

                           (2) shall impose on the Lessor (or its Applicable
                  Funding Office) or on the relevant interbank market any other condition affecting the Basic Rent or Interim Rent, to the extent it is determined based on the Adjusted LIBO Rate;

                  and the result of any of the foregoing is to increase the cost to the Lessor (or its Applicable Funding Office) of determining Basic Rent or Interim Rent based on the Adjusted LIBO Rate, or to reduce the amount of any sum received or receivable by the Lessor (or its Applicable Funding Office) under this Lease or under any other Operative Document with respect thereto, by an amount deemed by the Lessor to be material, then, within 15 days after demand by the Lessor, the Lessee shall pay to the Lessor such additional amount or amounts as will compensate the Lessor for such increased cost or reduction; provided, however, that the Lessee shall not be responsible to the Lessor for any increased cost or reduced return, under either this Section 27(c)(i) or the immediately succeeding Section 27(c)(ii), which accrued at any time before that date which is 90 calendar days prior to the date upon which the Lessee is notified of same.

                  (2) If the Lessor shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Lessor (or its Applicable Funding Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Banking Authority, has or would have the effect of reducing the rate of return on the Lessor's capital as a consequence of its obligations hereunder to a level below that which the Lessor could have achieved but for such adoption, change or compliance (taking into consideration the Lessor's policies with respect to capital adequacy) by an amount deemed by the Lessor to be material, then from time to time, within 15 days after demand by the Lessor, the Lessee shall pay to the Lessor such additional amount or amounts as will compensate the Lessor for such reduction, subject to the proviso at the end of Section 27(c)(i).

                  (3) The Lessor will promptly notify the Lessee of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lessor to compensation pursuant to and subject to the limitations contained in this Section 27(c) and will designate a different Applicable Funding Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Lessor be otherwise disadvantageous to the Lessor. A certificate of the Lessor claiming compensation under this Section 27(c) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lessor may use any reasonable averaging and attribution methods. Nothing in this Section 27(c) shall require the Lessor to disclose any information about its tax affairs or interfere with, limit or abridge the right of the Lessor to arrange its tax affairs in any manner in which it desires.

                  (4) The provisions of this Section 27(c) shall (i) subject to the provisions of Section 21(d)(i), be applicable with respect to any Participant, assignee or other transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, assignee or other transferee and (ii) constitute a continuing agreement and shall survive for a period of one year after the termination of this Agreement and the payment in full all Rent.

         (4) Payments and Computations. Each determination by the Lessor of an interest rate or yield with respect to Basic Rent or Interim Rent, or an increased cost or increased capital or of illegality hereunder shall be conclusive and binding for all purposes (absent manifest error) if made reasonably and in good faith.

         (5) Compensation. Upon the request of the Lessor, delivered to the Lessee, the Lessee shall pay to the Lessor such amount or amounts as shall compensate the Lessor for any loss, cost or expense (but not loss of margin or profit) incurred by the Lessor as a result of:

                  (1) any payment or prepayment (whether due to a voluntary prepayment or the occurrence of the Lease Termination Date for any reason) of a Scheduled Amount or other Equipment Cost on a date other than the last day of the Rental Period or Interim Rental Period therefor, or any failure to prepay a Scheduled Amount or other Equipment Cost on the date specified for such prepayment by the Lessee in a notice to the Lessor; or

                  (2) any failure by the Lessee to cause the funding of the purchase of Equipment pursuant to the Agency Agreement to occur on the date for such funding as specified in the applicable notice delivered pursuant to the Agency Agreement (other than by reason of a default by the Lessor);

         such compensation to include, without limitation, as applicable: an amount equal to the excess, if any, of (x) the amount of Basic Rent or Interim Rent which would have accrued on the amount so paid or prepaid or not prepaid or with respect to which such funding did not occur for the period from the date of such payment, prepayment or failure to prepay or fund to the last day of the then current Rental Period or Interim Rental Period for such payment of Basic Rent or Interim Rent, in the case of a failure to prepay or cause such funding, the Rental Period or Interim Rental Period for such Basic Rent or Interim Rent which would have commenced on the date of such failure to prepay or cause such funding) determined based on the applicable rate for Basic Rent or Interim Rent provided for herein over (y) the rate relating to such Basic Rent or Interim Rent (as reasonably determined by the Lessor), the Lessor would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market; provided, that (i) the Lessee shall be responsible to the Lessor only for its actual costs incurred in connection with same (i.e. not for any lost profits which were expected over the course of such Rental Period or Interim Rental Period), (ii) the Lessor shall take reasonable efforts to mitigate its damages in connection with same, and (iii) the Lessee shall not be responsible to the Lessor for such losses in excess of those amounts as the Lessor would have incurred had it funded or maintained the related Equipment Cost in the London interbank market.

         (6) Base Rate Substituted for Adjusted LIBO Rate. If (i) the obligation of the Lessor determine Interim Rent or Basic Rent or maintain or fund any of the Equipment Cost for any Equipment based on the Adjusted LIBO Rate has been suspended pursuant to Section 27(b) or (ii) the Lessor has demanded compensation under Section 27(c), and the Lessee shall, by at least 5 Business Days' prior notice to the Lessor, have elected that the provisions of this Section 27(f) shall apply to the Lessor, then, unless and until the Lessor notifies the Lessee that the circumstances giving rise to such suspension or demand for compensation no longer apply, after the Interim Rent or Basic Rent made or maintained based upon the Adjusted LIBO Rate has been repaid, fundings of Equipment Cost, or accrual of Interim Rent or Basic Rent, that would otherwise be made or maintained by the Lessor based upon the Adjusted LIBO Rate shall be made or, from the beginning of the next Interim Rental Period or Rental Period be maintained instead based upon the Base Rate, plus the Applicable Margin.

         Section 28. Conditions Precedent.

         (1) Closing; Conditions Precedent to Effectiveness of this Lease. On the Closing Date, at such place as the parties hereto shall agree, this Lease and each of the Operative Documents shall be duly executed and delivered by the parties to such documents. This Lease shall become effective when (i) it shall have been executed by the Lessor and the Lessee, and (ii) the Lessor shall, on or before May 7, 1999, have received the following, each being in form and substance satisfactory to the Lessor:

                  (1) Certificates of the Lessee. A Certificate of the Secretary or Assistant Secretary of the Lessee setting forth (i) resolutions of its board of directors authorizing the execution, delivery and performance of the obligations contained in this Lease and the other Operative Documents to which it is a party, (ii) the officers of the Lessee specified in such Secretary's Certificates that are authorized to sign this Lease and the other Operative Documents to which the Lessee is a party and, until replaced by another officer or officers duly authorized for that purpose, to act as its respective representative for the purposes of signing documents and giving notices and other communications in connection with this Lease and the Operative Documents to which it is a party and (iii) true and correct copies of the articles or certificate of incorporation and the bylaws of the

         Lessee. The Lessor may conclusively rely on such certificate until the Lessor receives notice in writing from the Lessee to the contrary.

                  (2) Opinion of the Lessee's Counsel. A favorable opinion or opinions of counsel to the Lessee, in substantially the form of Exhibit C, and as to such other matters as the Lessor may reasonably request.

                  (3) Execution and Delivery of the Operative Documents. Each of the other Operative Documents.

                  (4) Insurance Certification. The Lessor shall have received a report by a firm of independent insurance brokers or consultants chosen by the Lessee (i) setting forth the insurance obtained, and to be obtained pursuant to this Lease, with respect to the Equipment and the Lessee's operations with respect thereto, and (ii) certifying that in the opinion of such firm, such insurance complies with the requirements of this Lease and, as to amounts, coverage and provisions, constitutes reasonable and customary coverage against risks customarily insured against affecting the Equipment.

                  (5) Financial Statements. The Lessor shall have received the financial statements described in Section 29(d).

                  (6) Fees and Expenses. Payment of the fees and expenses payable on the Closing Date pursuant to the letter agreement between Wachovia Bank, N.A. and the Lessee dated March 4, 1999 and the summary of proposed terms attached thereto.

                  (7) Other. Such other documents as the Lessor or special counsel to the Lessor may reasonably request.

         (2) Conditions to Commencement of Lease . The commencement of this Lease is subject to the occurrence of the Acquisition Date as to the first item of Equipment, and the satisfaction of the other conditions set forth in Section 28(c) as to such first item of Equipment (such date being the "Lease Commencement Date".

         (3) Conditions to addition of any Equipment. The addition of any Equipment to this Lease is subject to the satisfaction of each of the following conditions as to such Equipment:

                  (1) Acquisition Date. The Acquisition Date shall have occurred as to such Equipment. The term "Acquisition Date" with respect to any item of Equipment shall mean the date on which each of such conditions has been satisfied (A) the Lessor shall have paid the Equipment Cost therefor and shall have received bills of sale, acceptance certificate or other evidence of ownership thereof, taking good and marketable title thereto, free and clear of all liens and encumbrances of third parties, pursuant to the Agency Agreement, (B) the Lessor shall have received copies of all Related Contracts, and all other contracts entered into in connection with the acquisition, development and installation of the Equipment, pursuant to the Agency Agreement (c) all Permits that are or will become Applicable Permits with respect to such Equipment shall have been obtained, except Applicable Permits customarily obtained or which are permitted by Governmental Requirements to be obtained after the acquisition of the Equipment (in which case the Lessee, having completed all appropriate due diligence in connection therewith pursuant to the Agency Agreement, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Governmental Requirements), and such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal or other unsatisfied contest that may allow modification or revocation thereof, (D) the Lessor shall have received evidence of perfection under local law of its ownership of the Equipment subject to a Lease intended as security and of filing of protective financing statements under applicable local law, properly executed by the Lessee, evidencing a first priority, perfected interest in the Equipment in favor of the Lessor as security for payment by the Lessee of all amounts, and the performance of all obligations, of the Lessee under the Lease, and (E) the Lessor shall have received a Lease Supplement in substantially the form of Exhibit B attached hereto and by reference made a part hereof from the Lessee with respect to such Equipment.

                  (2) No Default. The fact that immediately before and after the Acquisition Date for such Equipment, no Default or Event of Default shall have occurred and be continuing.

                  (3) Accuracy of Representations, etc. The representations and warranties of the Lessee contained in this Lease and the other Operative Documents to which it is a party, are true and correct in all material respects on and as of the Acquisition Date for such Equipment (except for any representations which were correct on the date of this Lease but are not correct on such Acquisition Date because of a change permitted by the terms of this Lease or the Operative Documents).

                  (4) Casualties. Neither the Equipment nor the Applicable Site thereof shall have suffered (A) a Loss Event or (B) a Casualty Occurrence other than a Casualty Occurrence for which a plan acceptable to the Lessor for replacing, or causing to be replaced, the portions of Equipment that are the subject of such Casualty Occurrence has been provided to the Lessor.

                  (5) No Material Adverse Change or Effect. No material adverse change shall have occurred in the financial condition of the Lessee and its Subsidiaries on a consolidated basis since the date of the most recent Fiscal Quarter for which a financial statement of the Lessee was delivered to the Lessor and no event, act, condition or occurrence shall exist or have occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

                  (6) Taxes, Filings, Recordings. All filings or recordings considered necessary or desirable by the Lessor have been completed and all taxes and fees in connection therewith, and all Impositions with respect to the Equipment that are then due and payable, shall have been paid by the Lessee.

         Each presentation of a Lease Supplement hereunder shall be deemed to be a representation and warranty by the Lessee on the Acquisition Date relating thereto as to the facts specified in paragraphs (ii), (iii),
         (iv), (v), and (vi) of this Section 28(b).

         Section 29. The Lessee's Representations and Warranties.

         The Lessee represents and warrants to the Lessor that:

         (1) Corporate Existence and Power. The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Lessee is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except for any failure to comply with the foregoing which does not have a Material Adverse Effect, and has all corporate powers and all government authorizations, licenses, consents and approvals required to engage in its business and operations as now conducted, except for any failure to comply with the foregoing which does not have a Material Adverse Effect.

         (2) Corporate and Governmental Authorization. The execution, delivery and performance by the Lessee of this Lease and the other Operative Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or respect of or filing with, any governmental body, agency or official, (iv) do not contravene or constitute a default under, any material provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Lessee or, to the best of the Lessee's knowledge, any material agreement relating to Debt, judgment, injunction, order, decree or other instrument relating to Debt binding upon the Lessee or any Subsidiary of the Lessee and (v) do not result in the creation or imposition of any Lien on any asset of the Lessee or any Subsidiary of the Lessee or on any of the Equipment.

         (3) Binding Effect. This Lease and the Operative Documents to which it is a party constitutes a valid and binding agreement of the Lessee, enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditor's rights generally.

         (4) Financial Information. (i) The consolidated balance sheet of the Lessee and its Consolidated Subsidiaries as of January 3, 1999, and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers L.L.P., and Form 10Q for the interim period ended on or about March 31, 1999, copies of which have been delivered to the Lessor, fairly present, in conformity with GAAP, the consolidated financial position of the Lessee and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

                  (1) Since January 3, 1999, there has been no event, act, condition or occurrence having a Material Adverse Effect.

         (5) No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Lessee, threatened, against or affecting the Lessee or any Subsidiary of the Lessee before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity of or could impair in any material respect the ability of the Lessee to perform its obligations under this Agreement or any of the Operative Documents executed by the Lessee.

         (6) Compliance with ERISA.

                  (1) The Lessee and each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

                  (2) Neither the Lessee nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

         (7) Compliance with Laws; Payment of Taxes. The Lessee and each Subsidiary, is in compliance with all applicable laws, regulations and similar requirements of Governmental Authorities, except where such compliance is being contested in good faith through appropriate proceedings or does not have a Material Adverse Effect. There have been filed on behalf of Lessee and each Subsidiary, all Federal, state and material local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Lessee or any Subsidiary, have been paid or are being contested in good faith or, if unpaid and uncontested, are in immaterial amounts. The charges, accruals and reserves on the books of the Lessee and each Subsidiary, in respect of taxes or other governmental charges are, in the opinion of the Lessee, adequate. United States income tax returns of the Lessee and each Subsidiary which is a U.S. Person have been examined and closed through the Fiscal Year ended 1992.

         (8) Investment Company Act. Neither the Lessee nor any of the Lessee's Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (9) Public Utility Holding Company Act. Neither the Lessee nor any of the Lessee's Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         (10) Ownership of Property; Liens. The Lessee has title to or leasehold or other interests in its material properties sufficient for the conduct of its business, and none of such property is subject to any Lien except Permitted Liens.

         (11) No Default. Neither the Lessee nor any of the Lessee's Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         (12) Full Disclosure. To the best of the Lessee's knowledge, all written information heretofore furnished by the Lessee, for itself and as agent for the Lessor, to the Lessor for purposes of or in connection with this Lease, any of the Operative Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Lessee, for itself and as agent for the Lessor, to the Lessor will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

         (13) Environmental Matters.

                  (1) Neither the Lessee nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Lessee nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                  (2) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Equipment or are otherwise present at, on, in or under any of the Equipment, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

                  (3) The Lessee and each of the Lessee's Subsidiaries is in compliance in all material respects with all Environmental Requirements in connection with the operation of the Equipment.

                  (4) Except to the extent specified on Schedule 29(m) to any Lease Supplement, (1) there are no Hazardous Materials on any of the Equipment, other than cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business or in management or maintenance of the Equipment, and (2) all Hazardous Materials or solid wastes generated by the Equipment have at all times been transported, treated and disposed of in compliance with Environmental Requirements.

                  (5) Except to the extent specified on Schedule 29(m) to any Lease Supplement, (1) there is not, nor has there been, constructed, placed, deposited, stored, disposed of or located on any of the Equipment any asbestos in any form, (2) there are no polychlorinated biphenyls (PCBs) or transformers, capacitors, ballasts, machinery, fixtures or other equipment which contain PCBs constructed, placed, deposited, stored, disposed of or located on any of the Equipment, (3) the uses and activities of, on or relating to the Equipment have at all times complied in all material respects with all Environmental Requirements, and the use which the Lessee and its Affiliates, Subsidiaries and/or Sublessees make of the Equipment will not result in the disposal or other Environmental Release of any Hazardous Material, and (4) the Lessee has obtained all permits necessary under applicable Environmental Requirements.

                  (6) Except to the extent specified on Schedule 29(m) to any Lease Supplement, (1) there exists no judgment, decree, order, writ or injunction outstanding, or litigation, action, suit, claim (including citation or directive) or proceeding pending or, to the knowledge of the Lessee or any of its Affiliates, Subsidiaries and/or Sublessees, threatened, relating to the ownership, use, maintenance or operation of the Equipment by any person or entity, or arising from any alleged violation of Environmental Requirements, or any alleged liability for Environmental Damages, (2) there are no existing facts or conditions that could give rise to any such violation or liabilities, (3) there have been no written or, to the knowledge of the Lessee or any of its Affiliates, Subsidiaries and/or Sublessees, oral reports of environmental investigations, audits, studies, tests, reviews or other analyses conducted by or which have been presented to or are in the possession of the Lessee or any of its Affiliates, Subsidiaries and/or Sublessees, relating to any of the Equipment which have not been delivered to the Lessor and (4) neither the Lessee nor, to the knowledge of the Lessee or any of its Affiliates, Subsidiaries and/or Sublessees, any other person or entity has received any notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, or any notice or other communication concerning alleged liability for Environmental Damages in connection with any of the Equipment.

                  (7) From the date hereof, there shall be no actual or threatened Environmental Release of a Hazardous Material on or from any Equipment caused by the Lessee or any of its Affiliates, Subsidiaries and/or Sublessees.

                  (8) Except to the extent specified on Schedule 29(m) to any Lease Supplement, the Lessee (a) has obtained all permits, licenses, and other authorizations which are required under Environmental Requirements in association with the Equipment; and (b) will in full compliance with all terms and conditions of such required permits, licenses, and other authorizations associated with the Equipment.

         (14) Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Lessee presently issued and outstanding are validly and properly issued in accordance with all applicable laws in all material respects, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Lessee's Wholly Owned Subsidiaries are owned by the Lessee free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Lessee's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Lessee free and clear of any Lien or adverse claim.

         (15) Use of Proceeds; Margin Stock. The proceeds of fundings of the Equipment Cost by the Lessor are being used to finance the acquisition of the Equipment by the Lessor pursuant to the Agency Agreement, including the enhancements and improvements to be made thereto and the design, renovation, construction and installation thereof. the Lessee is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of fundings of the Equipment Cost will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations T, U or X.

         (16) Insolvency. After giving effect to the execution and delivery of this Lease, the Lessee will not be "insolvent," within the meaning of such term as defined in ss. 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

         (17) Subsidiaries. Each of the Lessee's Subsidiaries is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers or partnership and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Lessee has no Subsidiaries except for those Subsidiaries listed on Schedule 29(q), which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation or organization.

         (18) Y2K Plan. The Lessee has developed and has delivered to the Lessor a comprehensive plan (the "Y2K Plan") for insuring that the Mission Critical Systems and Equipment will be Year 2000 Compliant and Ready. The Lessee and its Subsidiaries' have met the Y2K Plan milestones such that all Mission Critical Systems and Equipment will be Year 2000 Compliant and Ready in accordance with the Y2K Plan.

         Section 30. Covenants. The Lessee covenants and agrees with the Lessor to comply with the following covenants until either (i) the Equipment has been purchased by the Lessee (or one of its Affiliates) for the Termination Value thereof, or (ii) this Lease has been terminated, the Equipment has been returned to the Lessor and the Termination Value, the Final Rent Payment or the Completion Costs Payment, as the case may be, and all other amounts payable under this Lease and the other Operative Documents upon such occurrence have been paid in full:

         (1) Information. The Lessee will deliver to the Lessor:

                  (1) as soon as available and in any event within 120 days after the end of each Fiscal Year, either (x) a consolidated balance sheet of the Lessee and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by PricewaterhouseCoopers L.L.P.] or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Lessor, or (y) a copy of the Lessee's Form 10K filed with the Securities and Exchange Commission;

                  (2) as soon as available and in any event within 60 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, either (x) a consolidated balance sheet of the Lessee and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Lessee, or (y) a copy of the Lessee's Form 10Q filed with the Securities and Exchange Commission;

                  (3) simultaneously with the delivery of each set of financial statements referred to in paragraphs (i) and (ii) above, a certificate, stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Lessee is taking or proposes to take with respect thereto;

                  (4) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (i) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

                  (5) promptly upon the mailing thereof to the shareholders of the Lessee generally, copies of all financial statements, reports and proxy statements so mailed;

                  (6) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Lessee shall have filed with the Securities and Exchange Commission;

                  (7) if and when any member of the Controlled Group (x) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (y) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (z) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                  (8) promptly, and, in any event, within 5 Business Days after the Lessee becomes aware of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Lessee setting forth the details thereof and the action which the Lessee is taking or proposes to take with respect thereto;

                  (9) within 5 Business Days after the end of each calendar month, the Lessee shall give the Lessor written notice of the occurrence during such calendar month of any Loss Event or a Casualty Occurrence, or any other event or condition requiring notice under either Section 7 or Section 8 of this Lease, thereof, which notice shall specify the damage or loss to the Equipment in reasonable detail;

                  (10) simultaneously with the delivery during 1999 of each set of annual and quarterly financial statements referred to in paragraphs
         (i) and (ii) above, a statement of the Chief Executive Officer, Chief Financial Officer, or Chief Technology Officer of the Lessee to the effect that nothing has come to his or her attention to cause him or her to believe that the Y2K Plan milestones have not been met in a manner such that the Lessee's and its Subsidiaries' hardware and software systems will not be Year 2000 Compliant and Ready in accordance with the Y2K Plan, except for any non-procurement or non-compliance which would not reasonably be expected to have a Material Adverse Effect;

                  (11) within 5 Business Days after the Lessee becomes aware of any deviations from the Y2K Plan which would cause compliance with the Y2K Plan to be delayed or not achieved, the result of which would reasonably be expected to have a Material Adverse Effect, a statement of the Chief Executive Officer, Chief Financial Officer, or Chief Technology Officer of the Lessee setting forth the details thereof and the action which the Lessee is taking or proposes to take with respect thereto;

                  (12) promptly upon the receipt thereof, a copy of any third party assessments of the Lessee's Y2K Plan which indicate that the Y2K Plan is deficient in any way, or that the Lessee may not be able to achieve compliance therewith by June 30, 1999, together with any recommendations made by such third party with respect to Year 2000 compliance; provided, that such assessment need be furnished only if the result of such deficiency or non-compliance would reasonably be expected to have a Material Adverse Effect;

                  (13) promptly, and in any event within 5 Business Days after any Equipment is located (other than temporarily for purposes of repair or during transit from the seller to an Applicable Site or from one Applicable Site to another) in any state other than a Relevant State, or at a site other than an Applicable Site, notify the Lessor in writing of any new state (which shall become a Relevant State upon execution of a new UCC-1 financing statement or statements, as contemplated in the definition of "Relevant States"), or new Applicable Site (and the Applicable Sites List shall be updated accordingly by the Lessee and furnished to the Lessor);

                  (14) promptly, and in any event prior to the location in the State of Tennessee of Equipment having an aggregate value in excess of $5,000,000 (which is the amount on which the tax was calculated in connection with the filing of the UCC 1 financing statement in Tennessee), notify the Lessor of the aggregate amount by which the value of the Equipment is expected to exceed $5,000,000 (so that an amendment to such financing statement can be made and an appropriate additional tax paid in connection therewith) , and, similarly, to notify the Lessor thereafter in the event the amount set forth in a prior notification under this clause will be exceeded; and (1)

                  (15) from time to time such additional information regarding the financial position or business of the Lessee and its Subsidiaries as the Lessor may reasonably request.

         (2) Maintenance and Inspection of Property, Books and Records. The Lessee will keep books of record and account regarding this Lease and shall maintain, on a current basis, books of proper record and account in conformity with GAAP, consistently applied (to the extent applicable), which books shall include copies of all Related Contracts and any amendments thereto and the Equipment Cost of the Equipment and of each material item of Property comprising or included in the Equipment, and shall provide copies of the foregoing to the Lessor from time to time on request at the Lessee's expense. The Lessee will (i) keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit representatives of the Lessor (x) at the Lessor's expense and upon reasonable notice prior to the occurrence of a Default and (y) at the Lessee's expense after the occurrence of a Default, to visit and inspect the Equipment and any Applicable Site and any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants. The Lessee agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

         (3) Maintenance of Existence. The Lessee shall maintain its existence and carry on the major part of its business in substantially the same fields as such business is now carried on and maintained.

         (4) Use of Proceeds. The proceeds of fundings of the Equipment Cost by the Lessor will be used to finance the acquisition of the Equipment by the Lessor pursuant to the Agency Agreement, including the enhancements and improvements to be made thereto and the design, renovation, construction and installation thereof.

         (5) Compliance with Laws; Payment of Taxes. (i) The Lessee shall, and the Lessee shall cause each Subsidiary to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of Governmental Authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Lessee shall, and the Lessee shall cause each Subsidiary to, pay, prior to the date on which penalties attach thereto, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the Facility or against Property of the Lessee or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Lessor the Lessee or such Subsidiary will set up reserves in accordance with GAAP and other than taxes, assessments, governmental charges.


                           (ii) The Lessee shall not permit the aggregate
                  complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Lessee and members of the Controlled Group to exceed $10,000,000 at any time. For purposes of this Section 30(e), the amount of withdrawal liability of the Lessee and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any part thereof which the Lessee and members of the Controlled Group have paid or as to which the Lessee reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that the Lessee shall obtain prompt written advice from independent actuarial consultants supporting such determination. The Lessee agrees (i) once in each year, beginning with on the Closing Date, to request and obtain the most recently available statement of the withdrawal liability of the Lessee and members of the

                  Controlled Group from each Multiemployer Plan, if any, and
                  (ii) to transmit a copy of such statement to the Lessor within 15 days after the Lessee receives the same.


         (6) Insurance. The Lessee will maintain (either in the name of the Lessor or the Lessee, as applicable), with financially sound and reputable insurance companies, insurance on such of its property in at least such amounts, and with such deductibles, and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses. The Lessee will deliver or cause to be delivered to the Lessor promptly upon request the Lessor, and in any event on January 1st of each calendar year, commencing with January 1, 2000, a report by a firm of independent insurance brokers or consultants chosen by the Lessee and acceptable to the Lessor (a) setting forth the insurance or self-insurance obtained pursuant to Section 14, including, without limitation, the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that the same comply with the requirements of Section 14, that all premiums then due and payable thereon have been paid and that the same are in full force and effect, that the Lessor has been named as additional insureds and loss payees, as their interests may appear, under each such policy, and are not liable for payment of premiums thereunder, that such policies may not be canceled without at least 30 days prior notice to the Lessor with an opportunity to cure any default thereunder, and (b) certifying that in the opinion of such firm, such insurance or self-insurance complies with the requirements of the Lease and, as to amounts, coverage and provisions, constitutes reasonable and customary coverage against risks customarily insured against which would affect the Equipment, or setting forth any recommendations of such independent insurance brokers or consultants as to additional insurance, if any, reasonably required for the protection of the interests of the Lessee and the Lessor in light of available insurance coverage and practice in the business engaged in by the Lessee at the Applicable Sites. The Lessor shall be entitled to rely on such reports without further investigation of the facts and circumstances set forth therein.

         (7) Maintenance of Property. The Lessee shall maintain and preserve the Equipment in accordance with the requirements of this Lease and in accordance with prudent industry practices its rights in and to the Applicable Permits and all patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software, or copyrights used in the ordinary course of business that are necessary for and material to the operation and maintenance of the Equipment; and the Lessee shall defend and hold harmless the Lessor from and against any cost, liability or expense arising from any claim of infringement, misuse or misappropriation of any of the foregoing.

         (8) Environmental Notices. The Lessee shall furnish to the Lessor prompt written notice of all Environmental Liabilities, pending or threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting any of the Equipment, and all facts, events, or conditions actually known to the Lessee that could reasonably be expected to lead to any of the foregoing.

         (9) Environmental Matters. The Lessee shall, and shall not knowingly permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from any of the Equipment any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business or of management or maintenance of the Equipment in material compliance with all applicable Environmental Requirements.

         (10) Environmental Release. The Lessee agrees that upon the occurrence of an Environmental Release at or on the Equipment, it will act immediately to determine the extent of, and to take appropriate remedial action to eliminate, any such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

         (11) Further Assurances. The Lessee will cure promptly any defects in the due execution and delivery by it of the Operative Documents, including this Lease. The Lessee at its expense will promptly execute and deliver to the Lessor upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Lessee in the Operative Documents, including this Lease, or to further evidence and more fully describe the Equipment, or to correct any item that the Lessee and the Lessor agree constitutes an omission or error in the Operative Documents, or more fully to state the existing security obligations set out herein or in any of the Operative Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Operative Documents, or to make any recordings, to file any notices, or obtain any consents, required by the terms of the Operative Documents, all as may be necessary or appropriate in connection therewith.

         (12) Liens, Etc. on the Equipment. The Lessee covenants and agrees that it shall not create, assume or suffer to exist, any Liens upon the Equipment for any Schedule, other than Permitted Liens.

         (13) ERISA. The Lessee will comply with the requirements of ERISA with respect to each Plan and promptly notify the Lessor (i) of the occurrence of any event which could cause the termination, in whole or in part, of any Plan; (ii) of any violation of ERISA with respect to any Plan; and (iii) of the occurrence of any reportable event as defined by ERISA.

         (14) Y2K Compliance. The Lessee will meet the milestones contained in the Y2K Plan pertaining to the Equipment and will have all Mission Critical Systems and Equipment Year 2000 Compliant and Ready (including all internal and external testing) on or before June 30, 1999.

         (15) Credit Agreement Covenants. The Lessee hereby agrees to perform for the benefit of the Lessor each of the covenants applicable to the "Company" (as defined in the Credit Agreement) set forth in Section 6 of the Credit Agreement, a copy of which has been furnished to the Lessor, which provisions, together with related definitions and ancillary provisions and schedules (expressly including Schedules, 2, 3, 4, 5 and 6 thereto)(collectively, the "Incorporated Covenants and Schedules"), hereby are incorporated herein as if fully set forth herein; provided, that: (i) for purposes of such incorporation by reference, (A) references to the "Notes" or the like shall be deemed to be references to the obligations of the Lessee hereunder and under the other Operative Documents, (B) references to any "Bank" or the "Required Banks" shall be deemed to be references to the Lessor, (C) references to an "Event of Default" shall be deemed to be references to an Event of Default hereunder and
(D) references to a "Potential Default" shall be deemed to be references to a Default hereunder; (ii) any amendment of, supplement to, waiver or consent under, or other modification to, the Credit Agreement with respect to any of the Incorporated Covenants and Schedules pursuant to the terms and provisions thereof, shall automatically constitute an amendment of, supplement to, waiver or consent under, or other modification to, the Incorporated Covenants and Schedules for purposes of this Lease, without any action on the part of the Lessor; and (iii) in the event the Credit Agreement is terminated, the Incorporated Covenants and Schedules as in effect on the day prior to such termination shall continue in effect and be effective for purposes of this
Section 30(o) notwithstanding such termination.

Section 31.       Miscellaneous.

         (1) Entire Agreement. THIS LEASE AND THE OTHER OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LESSEE AND THE LESSOR AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. THIS LEASE AND THE OTHER OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         (2) Interpretation. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         (3) Governing Law; Submission to Jurisdiction. (I) THIS LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO RELATING TO THE EQUIPMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT EXCLUDING ALL CONFLICT-OF-LAWS RULES; EXCEPT THAT, TO THE EXTENT REQUIRED BY THE LAWS OF THE STATE IN WHICH THE APPLICABLE SITE FOR ANY EQUIPMENT IS LOCATED, THE LAWS OF THE STATE OF IN WHICH SUCH APPLICABLE SITE IS LOCATED SHALL GOVERN (I) THE CREATION AND EXISTENCE OF THIS LEASE, (II) SECTION 26 OF THIS LEASE, AND (III) THE ENFORCEMENT OF THE RIGHTS OF LESSOR TO REPOSSESS THE EQUIPMENT FROM THE LESSEE AFTER THE EARLIER OF THE TERMINATION OF THIS LEASE OR THE TERMINATION OF THE LESSEE'S RIGHT TO POSSESSION OF THE EQUIPMENT.

         THE LESSEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY ACTION OR PROCEEDING BY THE LESSOR OR ANY LEASE PARTICIPANT IN RESPECT OF, BUT ONLY IN RESPECT OF, ANY CLAIMS OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS (SUCH CLAIMS AND CAUSES OF ACTION, COLLECTIVELY, BEING "PERMITTED CLAIMS"), AND THE LESSEE HEREBY IRREVOCABLY AGREES THAT ALL PERMITTED CLAIMS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. THE LESSEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY AFOREMENTIONED COURT IN RESPECT OF

         PERMITTED CLAIMS. THE LESSEE HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT TO RECEIVE ON BEHALF OF THE LESSEE AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED BY THE LESSOR OR THE PARTICIPANTS IN ANY SUCH ACTION OR PROCEEDING IN ANY AFOREMENTIONED COURT IN RESPECT OF PERMITTED CLAIMS. SUCH SERVICE MAY BE MADE BY DELIVERING A COPY OF SUCH PROCESS TO THE LESSEE BY COURIER AND BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED), FEES AND POSTAGE PREPAID, BOTH (I) IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS AND (II) AT THE LESSEE'S ADDRESS SPECIFIED PURSUANT TO SECTION 22, AND THE LESSEE HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. THE LESSEE AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  (1) Nothing in this Section 31(c): (i) shall affect the right of the Lessor to serve legal process in any other manner permitted by law or affect any right otherwise existing of the Lessor to bring any action or proceeding against the Lessee or its property in the courts of other jurisdictions or (ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (i) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

         (4) No Third Party Beneficiaries. Nothing in this Lease, express or implied, shall give to any Person, other than the parties hereto and the Participants and their respective successors and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Lease including, without limitation, under any provision of this Lease regarding the priority or application of any amounts payable hereunder.

         (5) Counterparts. This Lease may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         (6) Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS LEASE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         (7) Invalidity. In the event that any one or more of the provisions contained in this Lease shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Lease.

         (8) Usury. Notwithstanding anything to the contrary contained in this Lease or any of the Operative Documents, the amounts which the Lessee is obliged to pay pursuant to this Lease and the other Operative Documents, and the amounts which the Lessor is entitled to receive pursuant to this Lease and the other Operative Documents, are subject to the following limitations. It is the intention of the parties hereto that the Lessor shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Lessor under laws applicable to it (including the laws of the United States of America and the state where its main office is located or any other jurisdiction whose laws may be mandatorily applicable to the Lessor notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Lease or in any other Operative Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lessor that is contracted for, taken, reserved, charged or received by the Lessor under this Lease or under any of the other aforesaid Operative Documents or other agreements or otherwise in connection with this Lease shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by the Lessor on the amounts paid by the Lessee, to the extent that the obligations with respect thereto shall have been or would thereby be paid in full, refunded by the Lessor to the Lessee and (ii) in the event that any amounts hereunder become due and payable prior to the regularly scheduled maturity, whether by reason of the occurrence of a Cancellation Event or a Termination Event or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lessor may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Lease or otherwise shall be canceled automatically by the Lessor as of the date of such prepayment and, if theretofore paid, shall be credited by the Lessor on the amounts payable hereunder (or, to the extent that the amounts payable hereunder shall have been or would thereby be paid in full, refunded by the Lessor to the Lessee). All sums paid or agreed to be paid to the Lessor for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Lessor, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Lease until payment in full so that the rate or amount of interest on account of any amounts payable hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of Rent, interest or yield payable to the Lessor on any date shall be computed at the Highest Lawful Rate applicable to the Lessor pursuant to this Section 31(i) and (ii) in respect of any subsequent Rent, interest or yield computation period the amount of Rent, interest or yield otherwise payable to the Lessor would be less than the amount of Rent, interest or yield payable to the Lessor computed at the Highest Lawful Rate applicable to the Lessor, then the amount of Rent, interest or yield payable to the Lessor in respect of such subsequent Rent, interest or yield computation period shall continue to be computed at the Highest Lawful Rate applicable to the Lessor until the total amount of Rent, interest or yield payable to Lessor shall equal the total amount of Rent, interest or yield which would have been payable to the Lessor if the total amount of Rent, interest or yield had been computed without giving effect to this Section.

         (9) Time of the Essence. Time is of the essence in connection with the payment of Rent and all other amounts payable hereunder and the performance of the Lessee's other obligations hereunder.

         (10) Indemnification. The Lessee agrees:

                  (1) in addition to any other indemnity obligations set forth in any Operative Document, to indemnify and save harmless, the Lessor, each Participant, each of their respective successors and assigns, and their respective officers, directors, incorporators, shareholders, employees, agents, partners, attorneys, affiliates and servants (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against all liabilities, Liens, Taxes, Other Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, and costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and expenses and all other expenses incurred in connection with investigating, defending or preparing to defend any cause of action, suit or proceeding (including any investigations, litigation or inquiries) or claim which may be incurred by or asserted against or involve any of them (whether or not any of them is named as a party thereto) as a result of, arising directly or indirectly out of or in any way related to (A) any actual or proposed use by the Lessee of the amounts funded as Equipment Cost, (B) any other aspect of this Lease and the other Operative Documents, (C) the operations of the business of the Lessee, (D) the failure of the Lessee to comply with any Governmental Requirement in connection with the purchase, design, construction, manufacture, engineering, assembly, installation, use, operation or ownership of the Equipment or any portion thereof, (E) the breach of any representation or warranty set forth herein regarding Environmental Laws, (F) the failure of the Lessee as agent for the Lessor under the Agency Agreement to pay any amount required to be paid hereunder, (G) the failure of the Lessee to perform any obligation herein required to be performed pursuant to Environmental Laws, or any act or omission which occurred or will occur at any prior or subsequent time, or any condition or state of facts in existence at any prior or subsequent time relating in any way to any of the Equipment the failure of which gives rise to any liability or obligation under any Environmental Requirement or gives rise to any Environmental Damages,
         (H) the Lessee's ownership and leasing of the Equipment pursuant to this Lease, (I) the sale of any portion of the Equipment either to the Lessee or any other Person pursuant to the provisions of this Lease,
         (J) all acts or omissions of the Lessee or any Sublessee, (K) any Imposition, Lien, judgment, order, tax, or other payment owing in respect of any of the Equipment or which the Lessee is obligated to discharge or pay to any Person, (L) any action or omission of the Lessee pursuant to the Agency Agreement, (M) any injury to, or death of, any Person, or damage to or loss of Property to the extent not reimbursed by insurance prior to the Indemnified Party having to make any payment in respect thereof, or any other thing occurring on or resulting from activities involving any of the Equipment or any portion thereof, (N) the renovation, construction, leasing, subleasing, operation, occupancy, possession, use or non-use by the Lessee (whether in its individual capacity or as agent for the Lessor) of any of the Equipment or any portion thereof, or the condition of the Equipment or any portion thereof, (O) any Default or Event of Default under this Lease, (P) any act or omission of the Lessee or its agents, contractors, licensees, Sublessees, invitees, representatives or any other Person on or relating to, or in connection with, the ownership, renovation, construction, leasing, subleasing, operation, management, maintenance, occupancy, possession, use, non-use or condition of any of the Equipment or any portion thereof, (Q) performance of any labor or services or furnishing of any materials or other Property in respect of any of the Equipment or any portion thereof, (R) any permitted contest referred to in Section 13 hereof, (S) any claims for patent, trademark, trade name or copyright infringement or (T) any violation by the Lessee of any Operative Document or any Related Contracts or any other contract or agreement to which the Lessee is a party, or of any Insurance Requirement, in each case affecting any Indemnified Party, any of the Equipment or any portion thereof or the ownership, operation, occupancy, possession, use, non-use or condition thereof, in each case regardless of the acts, omissions or negligence of any Indemnified Party, it being the intent of the Lessee to indemnify the Indemnified Parties for their own negligent acts or omissions (other than gross negligence or wilful misconduct) in connection with any of the foregoing (collectively, the "Indemnified Risks"); provided, however, that no Indemnified Party shall be entitled to indemnity (or any other payment or reimbursement) for any Indemnified Risks to the extent such Indemnified Risks result from or arise out of one or more of the following: (1) any representation or warranty by such Indemnified Party in the Operative Documents being incorrect; (2) the willful misconduct or gross negligence of such Indemnified Party; and (3) any claim for economic losses based upon the rate of return under this Lease.

                  (2) If any cause of action, suit, proceeding or claim arising from any of the foregoing is brought against any Indemnified Party, whether such action, proceeding, suit or claim shall be actual or threatened, or in preparation therefor, the Lessee will have the right, at its expense, to assume the resistance and defense of such cause of action, suit, proceeding or claim or cause the same to be resisted and defended; provided that such Indemnified Party shall be entitled (but not obligated) to participate jointly in such defense, in which case such Indemnified Party will be responsible for its own legal fees or other expenses, if any, related to such defense incurred subsequent to the joint participation by such party in such defense. Notwithstanding the foregoing, if any Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Lessee, the Indemnified Party may assume the defense of such action and the Lessee agrees to reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party. the Lessee may settle any action which it defends hereunder on such terms as it may deem advisable in its sole discretion, subject to its ability promptly to perform in full the terms of such settlement. No Indemnified Party may seek indemnification or other reimbursement or payment, including attorneys' fees or expenses, from the Lessee for any cause of action, suit, proceeding or claim settled, compromised or in any way disposed of by the Indemnified Party without the Lessor's prior written consent, which will not be unreasonably withheld.

                  (3) The obligations of the Lessee under this Section 31(j) shall survive the expiration or any termination of this Lease (whether by operation of law or otherwise) and the payment of amounts owed by the Lessee under this Lease and the other Operative Documents.

                  (4) Upon demand for payment by any Indemnified Party of any Indemnified Risks incurred by it for which indemnification is sought, the Lessee shall pay when due and payable the full amount of such Indemnified Risks to the appropriate party, unless and only so long as:
         (A) the Lessee shall have assumed the defense of such action and is diligently prosecuting the same; (B) the Lessee is financially able to pay all its obligations outstanding and asserted against the Lessee at that time, including the full amount of the Indemnified Risks; and (C) the Lessee has taken all action as may be reasonably necessary to prevent (1) the collection of such Indemnified Risks from the Indemnified Party; (2) the sale, forfeiture or loss of the Equipment or any portion thereof during such defense of such action; and (3) the imposition of any civil or criminal liability for failure to pay such Indemnified Risks when due and payable.

                  (5) The Lessee acknowledges and agrees that its obligations under this Section 31(j) are intended to include and extend to any and all liabilities, Liens, Taxes, Other Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, costs and expenses (including, without limitation, response and remediation costs, stabilization costs, encapsulation costs, and treatment, storage or disposal costs), imposed upon or incurred by or asserted at any time against any Indemnified Party (whether or not indemnified against by any other party) as a result of, arising directly or indirectly out of or in any way related to (1) the treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any Hazardous Materials at or from any of the Equipment or any part thereof; (2) the violation or alleged violation of any Environmental Laws relating to or in connection with any of the Equipment or any part thereof or any acts or omissions thereon or relating thereto; (3) all other federal, state and local laws designed to protect the environment or persons or property therein, whether now existing or hereinafter enacted, promulgated or issued by any Governmental Authority relating to or in connection with any of the Equipment or any part thereof or any acts or omissions thereon or relating thereto; (4) the Lessee's failure to comply with its obligations under Section 7; and (5) any abandonment of any of the Equipment by the Lessee; provided, however that no Indemnified Party shall be entitled to indemnity or any other payment or reimbursement for any of the types of claims enumerated in this Section 31(j) to the extent such claims result from or arise out of the willful misconduct or gross negligence of such Indemnified Party; and (ii) the indemnification provided for under this Section 31(j)(v) shall be governed by the procedures set forth in Sections 31(j)(ii)-(iv) above.

                  (6) Without limiting the generality of the foregoing provisions of this Section 31(j), the Lessee agrees to pay or reimburse, promptly upon demand, and protect, indemnify and save harmless, the Lessor, following the occurrence of a Termination Event or Cancellation Event, from any action by any Sublessee or other owner of an interest in the Equipment (other than a Co-Lessee) which causes the Lessor any delay in exercising its remedies, or results in the reduction of the Lessor's remedies hereunder.

                  (7) In case any action shall be brought against any Indemnified Party in respect of which indemnity may be sought against the Lessee, such Indemnified Party shall promptly notify the Lessee in writing, but the failure to give such prompt notice shall not relieve the Lessee from liability hereunder.

         (11) Confidentiality. The Lessor agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Lessee to it which is clearly indicated or stated to be confidential information (or when the circumstances under which such information is delivered or when the content thereof would cause a reasonable person to believe that such information is confidential), confidential from anyone other than Persons employed or retained by such Party who are or are expected to become engaged in evaluating, approving, structuring or administering the funding of Equipment Cost or the Operative Documents (such Persons to likewise be under similar obligations of confidentiality with respect to such information); provided, however, that nothing herein shall prevent the Lessor from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Lessor, (iii) which has been publicly disclosed, (iv) to the extent reasonably required in connection with any litigation to which the Lessor or its affiliates may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to the Lessor's legal counsel and independent auditors, (vii) to any actual or proposed assignee or participant in all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 31(k); provided that should disclosure of any such confidential information be required by virtue of clause (i), (iii) or (v), the Lessor shall, to the extent permitted by law, promptly notify the Lessee of same so as to allow the Lessee to seek a protective order or to take any other appropriate action; provided, further, that the Lessor shall not be required to delay compliance with any directive to disclose beyond the last date such delay is legally permissible any such information so as to allow the Lessee to effect any such action.

         (12) No Waiver; Remedies. No failure on the part of the Lessor to exercise, and no delay in exercising, any right hereunder or under any other Operative Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any other Operative Document preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         (13) Right of Set-Off. After the occurrence and during the continuance of a Cancellation Event or Termination Event, in the event the Lessee has not purchased any Equipment pursuant to Section 15(a)(ii)(A) or paid the Final Rent Payment or Completion Costs Payment, as applicable, pursuant to Section 15(a)(ii)(B), the Lessor is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lessor to or for the credit or the account of the Lessee against any and all of the obligations of the Lessee now or hereafter existing under this Lease or any other Operative Document, irrespective of whether or not the Lessor shall have made any demand under this Lease or any other Operative Document and although such obligations may be unmatured. The Lessor agrees promptly to notify the Lessee after any such set-off and application made by the Lessor; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lessor under this Section 31(m) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lessor may have.

         (14) References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Lease refer to this Lease as a whole, and not to any particular article, section or subsection. Any reference herein to an Article or Section shall be deemed to refer to the applicable Article or Section of this Lease unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

         (15) Successors; Survivals. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of the Lessee under Section 3(g), Section 27, and Section 31(j) shall survive the repayment of the Rent and all other obligations of the Lessee to the Lessor under this Lease and the other Operative Documents and the termination of the Commitment.

         (16) Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Lease.

         (17) Characterization.

                  (1) In order to protect the rights and remedies of the Lessor following a Default, an Event of Default, any other Cancellation Event or a Termination Event, and for the purposes of Federal, state and local income and AD VALOREM taxes, Title 15, Section 18A of the United States Code (Hart-Scott-Rodino Act) and Title 11 of the United States Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect for the relief of debtors), the parties hereto intend that (i) this Lease be treated as the repayment and security provisions of a loan by the Lessor to the Lessee in the amount of the Equipment Cost, (ii) all payments of Interim Rent, Basic Rent, Supplemental Rent, the Final Rent Payment, the Completion Costs Payment and the Termination Value be treated as payments of principal, interest and other amounts owing with respect to such loan and (iii) the Lessee be treated as entitled to all benefits of ownership of the Facilities or any part thereof. In addition, the parties acknowledge that after payment in full of the Rent and all other obligations of the Lessee to the Lessor under this Lease and the Operative Documents, any remaining proceeds of the Facilities shall be distributed to the Lessee.

                  (2) The Lessee agrees that neither it nor any of its Affiliates (whether or not consolidated or combined returns are filed for any such Affiliate and the Lessee for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income tax treatment set forth in the preceding sentence, and the Lessee agrees that the Lessee and any such Affiliates will file such returns, maintain such records, take such action and execute such documents (as reasonably requested by the Lessor from time to time) as may be appropriate to facilitate the realization of such intended income tax treatment. The Lessor agrees that neither it nor any affiliate (whether or not consolidated or combined returns are filed for such affiliate and the Lessor for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document claiming, or asserting that it is entitled to, the income tax benefits, deductions and/or credits which, pursuant to the intended income tax treatment set forth herein, would otherwise be claimed or claimable by the Lessee, and that it and any such affiliates will file such returns, maintain such records, take such actions, and execute such documents (as reasonably requested by the Lessee from time to time) as may be appropriate to facilitate the realization of, and as shall be consistent with, such intended income tax treatment, and if any such filing, maintenance, action or execution requested by the Lessee would result in any additional income tax liability payable by it or any affiliate, or could reasonably be expected to result in liability payable by it or any affiliate, unrelated to the intended income tax treatment set forth herein, then the Lessee will provide an indemnity against such unrelated income tax liability satisfactory to the Lessor, in its sole opinion.

                  (3) The Lessee acknowledges that neither the Lessor, nor any affiliate of any thereof is making any representation, nor is it required to make any disclosure, now or in the future, with respect to the parties' tax or accounting treatment of the Facilities or the financing thereof, nor is the Lessor or any affiliate thereof responsible, nor will it be responsible in the future, for tax and accounting advice with respect to the Facilities or the financing thereof, and the Lessee has had or will have the benefit of the advice of its own independent tax and accounting advisors with respect to such matters.

                  IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                           LESSOR:

                                           WACHOVIA LEASING CORPORATION



                                           By: ________________________________
                                               Title:


                                           LESSEE:

                                           COCA-COLA BOTTLING CO. CONSOLIDATED



                                           By: ________________________________
                                               Title:

                                   SCHEDULE 1


                                  Defined Terms


The following terms shall have the following meanings when used in the Lease, the Agency Agreement and all other Operative Documents (all terms defined in the singular to have the same meanings when used in the plural and VICE VERSA):

                  "Acquisition Agent": Lessee, in its capacity as Acquisition Agent for the Lessor under the Agency Agreement.

                  "Acquisition Date": as to each Schedule, as defined in Section 28(c)(i) of the Lease.

                  "Acquisition Period": a period commencing on the Closing Date and ending 12 months after the Closing Date.

                  "Additional Rent": as to which a Progress Payment Agreement has been executed, as defined in such Progress Payment Agreement.

                  "Adjusted LIBO Rate": with respect to any Interim Rental Period or Rental Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16th of 1%) by dividing (i) the applicable LIBO Rate for such Interim Rental Period or Rental Period by (ii)
1.00 minus the Eurodollar Reserve Percentage.

                  "Affiliate": with respect to the Lessor, (i) any Person that, directly or indirectly, through one or more intermediaries, controls the Lessor (a "Controlling Person"), (ii) any Person (other than the Lessor or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Lessor owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agency Agreement": the Acquisition, Agency, Indemnity and Support Agreement, of even date with the Lease, between the Lessor and the Lessee, as Acquisition Agent, substantially in the form of Exhibit A to the Lease, as amended, supplemented or otherwise modified from time to time.

                  "Aggregate Acquisition Costs": the aggregate amount of all Equipment Costs, including all acquisition costs for the Equipment and Capitalized Expenses; provided, however, that only for purposes of this definition and the calculation of the Completion Costs Payment Limitation, "Aggregate Acquisition Costs" for Equipment as to which funding has occurred under a Progress Payment Agreement, but the Acquisition Date has not occurred as of the end of the Acquisition Period, shall include individual items included in Capitalized Expenses only to the extent such items are required to be capitalized in accordance with GAAP.

                  "Applicable Funding Office": for each Participant, the funding office of such Participant (or an affiliate of such Participant) designated for any interest of such Participant in Interim Rent or Basic Rent in the participation agreement with the Lessor or such other offices of such Participant (or of an affiliate of such Participant) as such Participant may from time to time specify to the Lessor as the office by which its interest in Interim Rent and Basic Rent, as applicable, are to be made and maintained.

                  "Applicable Margin": the applicable rate per annum determined in accordance with the Pricing Schedule.

                  "Applicable Permit": any Permit that is or may be necessary to own, renovate, construct, install, start-up, test, maintain, modify, expand, remove, operate, lease or use all or any part of the Equipment for such Schedule or any portion thereof in accordance with the Operative Documents, and the failure to obtain or maintain which would have a Material Adverse Effect.

                  "Applicable Site": with respect to each item of Equipment, the premises in one of the Relevant States (which may be occupied by the Lessee or by one of its customers) on which such Equipment subject to this Lease is to be located, which premises are included on the Applicable Sites List.

                  "Applicable Sites List": a list of locations where Equipment will be kept, which list (i) with respect to locations occupied by the Lessee, identifies the address of such location and (ii) with respect to locations occupied by one of the Lessee's customers, identifies the name, address and telephone number of such customer, as such list may be amended or supplemented from time to time pursuant to Section 30(a)(xiii) of the Lease.

                  "Approved Appraisal": any appraisal, obtained on behalf of the Lessor by the Acquisition Agent pursuant to the Agency Agreement, but at the Lessee's cost, from an appraiser or appraisers reasonably acceptable to the Lessor, which: (i) is performed by an equipment appraiser experienced in the appraisal of beverage dispensing equipment similar in type to the Equipment,
(ii) reflects the fair market value of the Equipment as of the end of the Acquisition Period on an "as installed" basis, (iii) forecasts the Estimated Residual of the Equipment as of the end of each Rental Period and (iv) has been approved in all respects by the Lessor. The Approved Appraisal may be a global appraisal which includes estimated values, including the Estimated Residual as of the end of each Rental Period, for a single complete unit for each type of vending machine, cold carton merchandisers and fast lane merchandiser equipment to be included within the Equipment, so that the aggregate fair market value for all of the Equipment can be determined by multiplying such unit values by the number of units for each such type of Equipment.

                  "Authorized Officers": relative to the Lessee, the officers whose signatures and incumbency shall have been certified to the Lessor in a certificate certified by its Secretary or an Assistant Secretary of the Lessee, in form and substance satisfactory to the Lessor that are authorized to sign the Lease and the other Operative Documents to which the Lessee is a party and, until replaced by another Authorized Officer duly authorized for that purpose, to act as its respective representative for the purposes of signing documents and giving notices and other communications in connection with the Lease and the Operative Documents to which it is a party.

                  "Banking Authority": as defined in Section 27(b) of the Lease.

                  "Base Rate": for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

                  "Basic Rent": with respect to any Rental Period, the amounts payable for such Schedule as Basic Rent for such Rental Period pursuant to
Section 3(b) of the Lease, consisting of the sum of the Scheduled Payment and either the Floating Rate Payment.


                  "Basic Term Commencement Date": the earlier to occur of (i) the date the Lessee specifies, in a notice to the Lessor, that as the last date on which it will request the acquisition of any additional Equipment and (ii) the last day of the Acquisition Period.

                  "Book Value": as at any date of determination with respect to any Property comprising or included in the Equipment, the aggregate Funded Amount through such date of determination to purchase, assemble or install such Equipment or any portion thereof.

                  "Business Day": (a) for all purposes other than as covered by clause (b) below, any day except Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law or other government action to close, and (b) with respect to all notices and determinations in connection with Interim Rental Periods and Rental Periods, and payments of Interim Rent or Basic Rent, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in the London interbank eurodollar market.

                  "Cancellation Date": as defined in Section 15(b) of the Lease.

                  "Cancellation Event": as defined in Section 15(b) of the Lease, and shall include a Loss Event.

                  "Capitalized Expenses": all acquisition, design and construction costs and all legal, architectural, engineering and other professional fees and expenses, brokerage fees, appraisal fees, environmental assessment fees, recording fees and taxes, intangibles taxes, and other Soft Costs and all Interim Rent, commitment and other fees accrued prior to the Basic Term Commencement Date.

                  "Capital Stock": any nonredeemable capital stock of the Lessee or any Consolidated Subsidiary (to the extent issued to a Person other than the Lessee) whether common or preferred.

                  "Casualty Occurrence": any of the following events in respect of the Equipment for such Schedule (i) any material loss of the Equipment for such Schedule or material loss of use thereof which does not constitute a Loss Event, or (ii) the condemnation, confiscation, condemnation or seizure of, or requisition of title to or use of, any material part of the Equipment for such Schedule which action does not constitute a Loss Event.

                  "CERCLA": the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq. and its implementing regulations and amendments.

                  "CERCLIS": the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Change of Control": (i) any Person or two or more Persons, other than The Coca-Cola Company, acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of the voting stock of the Lessee; or (b) as of any date a majority of the Board of Directors of the Lessee consists of individuals who were not either (a) directors of the Lessee as of the corresponding date of the previous year, (ii) selected or nominated to become directors by the Board of Directors of the Lessee of which a majority consisted of individuals described in clause (a), or (c) selected or nominated to become directors by the Board of Directors of the Lessee of which a majority consisted of individuals described in clause (a) and individuals described in clause (b).

                  "Change of Law":  as defined in Section 27(b) of the Lease.

                  "Closing Date":  May 7, 1999.

                  "Code": the Internal Revenue Code of 1986, as amended, and any successor Federal tax code.

                  "Collateral":  as defined in Section 26 of the Lease.

                  "Co-Lessee":  as defined in Section 21(b) of the Lease.

                  "Commitment": an amount for all of the Equipment Cost (including Capitalized Costs), an amount equal to $50,000,000 (or the amount set forth in an assignment executed by the Lessor pursuant to Section 21(d) of the Lease).

                  "Completion Costs": as to any Equipment as to which funding has occurred under a Progress Payment Agreement, but the Acquisition Date has not occurred as of the end of the Acquisition Period, the sum of (x) the Aggregate Acquisition Costs expended or incurred as to such Equipment as of the time of a Non-Completion Event and which it will be necessary thereafter to expend in order to achieve Completion, plus (y) all Impositions thereon.

                  "Completion Costs Payment": an amount, which is payable upon the occurrence of a Non-Completion Event as to any Equipment as to which funding has occurred under a Progress Payment Agreement, but the Acquisition Date has not occurred as of the end of the Acquisition Period, equal to the sum of (i) the aggregate amount of the Completion Costs for such Equipment, up to but not in excess of the Completion Costs Payment Limitation, and (iii) all Supplemental Rent and other amounts owing by the Company under the Operative Documents (other than any Completion Costs in excess of the Completion Costs Payment Limitation).

                  "Completion Costs Payment Limitation": as to any Equipment as to which funding has occurred under a Progress Payment Agreement, but the Acquisition Date has not occurred as of the end of the Acquisition Period, an amount equal to 89% of the Aggregate Completion Costs as of the date of the Non-Completion Event.

                  "Controlled Group": all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee , are treated as a single employer under Section 414 of the Code.

                  "Credit Agreement": the Amended and Restated Credit Agreement dated as of December 21, 1995, as amended or supplemented as of the Closing Date and as it may thereafter be amended or supplemented pursuant to hits terms, among the Lessee, as the "Company", the Banks named on the signature pages thereto, NationsBank, N.A., as Administrative Agent and Syndication Agent, and Bank of America National Trust and Savings Association, as Documentation Agent.

                  "Debt": at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred Termination Value of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, even though such Debt is not assumed by such Person, (ix) all Debt of others Guaranteed by such Person, and (x) amounts of any reserves for doubtful accounts recorded on the books of such Person for leases, receivables and other accounts sold, factored or otherwise disposed of by such Person; provided, that in no event shall "Debt" include any Factored Receivables Obligations.

                  "Default": any condition or event that constitutes an Event of Default or that with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate": with respect to any amount payable under the Lease or under any of the other Operative Documents on any day, the sum of 2% plus the greater of (i) the then highest rate (for determining Interim Rent, or the Floating Rate or the Fixed Rate, as applicable) that may be applicable to the amount payable or (ii) if no such rate exists, the Prime Rate in effect from time to time.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Environmental Authority": any foreign, federal, state, local or regional Governmental Authority that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations": all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Lessee or any Subsidiary required by any Environmental Requirement.

                  "Environmental Damages": any and all claims, losses, costs, damages, penalties and expenses which are incurred at any prior or subsequent time as a result of the existence or release of Hazardous Materials upon, about or beneath the Equipment or migrating or threatening to migrate to or from the Equipment or the existence of a violation of Environmental Requirements pertaining to the Equipment, regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of the Equipment.

                  "Environmental Judgments and Orders": all Judgments, arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a Judgment.

                  "Environmental Liabilities": any liabilities or Liens, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices": notice from any Environmental Authority or by any other Person, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings": any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Release": any actual or threatened release defined in CERCLA or under any state or local environmental law or regulation.

                  "Environmental Requirements": any applicable statue, rule, regulation, ordinance, permit, license administration or judicial decision or order (whether by consent or otherwise) or the requirement of law with respect to: (i) the protection of human health and/or the environment; (ii) the existence, handling, use, generation, treatment, storage, packaging, labeling, removal or Environmental Release of Hazardous Materials on, under, about and/or from any Equipment; and (iii) the effects on the environment of any activity now, previously, or hereinafter conducted with respect to any of the Equipment. The Environmental Requirements shall include, but not be limited to, the following: CERCLA; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss. 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C.ss.ss. 2601, et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss.ss. 1251, et seq.; the Clean Air Act, 42 U.S.C.ss.ss. 7401, et seq.; the Occupational Safety and Health Act, 29 U.S.C.ss.ss.651, et seq.; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C.ss.ss. 11001, et seq.; the state and local analogies thereto, all as amended or superseded from time to time; and any common-law doctrine, including but not limited to, negligence, nuisance, strict liability, trespass, personal injury, or property damage related to or arising out of the presence, Environmental Release or exposure to a Hazardous Material; and all federal, state and local ordinances, regulations, orders, writs and decrees.

                  "Equipment": individually, as to each item of Equipment, the Equipment described in each Lease Supplement or for which progress or advance payments have been made to a Vendor pursuant to a Progress Payment Agreement, consisting of vending machines, cold carton merchandisers and fast lane merchandiser equipment used in connection with ready-to-drink beverages, and including all "Pre-Lease Equipment" under the Temporary Funding Agreement, together with all plans, specifications, warranties and related rights and operating, maintenance and repair manuals related thereto and all replacements of any of the foregoing, and collectively, all such Equipment.

                  "Equipment Cost": An aggregate amount equal to the sum of (i) all costs associated with the Lessor's acquisition of title to the Equipment,
(ii) all of the Soft Costs incurred in connection with the Equipment and (iii) all Interim Rent accrued prior to the Basic Term Commencement Date. Equipment Cost shall include all "Advances" made by the Lessor as Owner under the Temporary Funding Agreement, and all interest thereon at the rate specified therein from the date of such Advance to the Lease Commencement Date, and all Soft Costs incurred thereunder.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law and the regulations promulgated and rulings issued from time to time thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Estimated Residual": the estimated fair market value of the Equipment as of the end of each Rental Period, as set forth in the Approved Appraisal.

                  "Eurocurrency Liabilities": as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Reserve Percentage": for any day the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of

"Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on loans made at the LIBO Rate is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Participant to United States residents). The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default":  as defined in Section 17 of the Lease.

                  "Factored Receivables Obligations": any recourse or non-recourse obligation, guarantee or other contractual undertaking of the Lessee or any Subsidiary arising in connection with the sale, factoring or other disposition of leases, receivables or other accounts, if such sale, factoring or disposition, whether with or without recourse, is for a fair price (on the basis of the face amount of the respective item, on the basis of the present value or its income stream or on the basis of another arms' length determination) together with the interests of the seller of such lease, receivable or other account in the equipment or other property related to such lease, receivable or other account, and not at a distress sale or other "deep" discount.

                  "Federal Funds Rate": for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lessor on such day on such transactions, as determined by the Lessor.

                  "Final Rent Payment": an amount determined as of the date payment thereof is required equal to the sum of (i) the Recourse Amount, plus
(ii) all other amounts owing by the Lessee under the Transaction Documents (including in any event all unpaid Impositions accrued, arising or payable in connection with the Equipment or otherwise pursuant to the Lease through or as at the end of the Lease Term, and all unpaid Supplemental Rent, but excluding in any event the Non-Recourse Amount).

                  "Floating Rate": with respect to Basic Rent, if the Election has not been made or become effective for such Schedule, for each Rental Period, a rate per annum equal to the sum of (i) the Adjusted LIBO Rate prevailing on the first day of such Rental Period, plus (ii) the Applicable Margin; provided, that (i) if the Lessee notifies the Lessor at least 3 Business Days prior to the commencement of any Rental Period that it desires for Basic Rent during such Rental Period to accrue based on the Base Rate, then for such Rental Period, Basic Rent shall instead be determined on the basis of the Base Rate plus the Applicable Margin.

                  "Floating Rate Payment": as defined in Section 3(b)(i) of the Lease.

                  "Funded Amount": the aggregate amount of Equipment Cost for such Schedule, accrued and unpaid Rent for such Schedule and all other amounts owed by the Lessee to the Lessor with respect to such Schedule pursuant to this Lease or any other Operative Document.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time; provided that for purposes of determining compliance with the terms of the Lease (including, without limitation, Section 30(o)), the Lessee and the Lessor agree that in the event of any change in GAAP from that in effect on the date of the financial statements referred to in Section 30(a) of the Lease which has the effect of weakening the protection afforded the Lessor by the Lessee's covenants in the Lease, the Lessee and the Lessor shall amend the Lease and such covenants in order to provide the Lessor an equivalent level of protection, in a manner satisfactory to the Lessor.

                  "Governmental Authority": to include the country, state, county, city and political subdivisions in which any Person or any such Person's property is located or that exercises valid jurisdiction over any such Person or any such Person's property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities that exercise valid jurisdiction over any such Person or any such Person's property. Unless otherwise specified, all references to Governmental Authority herein shall mean a

Governmental Authority having jurisdiction over, where applicable, the Lessee, any of the Equipment, the Lessee, any Participant, any Applicable Funding Office or any Operative Document.

                  "Governmental Requirement": any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, writ, order, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (whether or not having the force of law), including, without limitation, Environmental Requirements, and occupational, safety and health standards or controls, of any Governmental Authority.

                  "Guarantee": with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hazardous Materials": to include, without limitation, (i) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (ii) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable federal, state or local law or regulation, (iii) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (iv) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation, (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time, or (v) any toxic or hazardous materials, wastes, polychlorinated biphenyls ("PCBs"), lead-containing materials, asbestos or asbestos-containing materials, urea formaldehyde, radioactive materials, pesticides, the discharge of sewage or effluent, or any other materials or substances defined as or included in the definition of "hazardous materials," "hazardous waste," "contaminants" or similar terms under any Environmental Requirement.

                  "Highest Lawful Rate": with respect to the Lessor, the maximum non-usurious Rent, interest rate or yield, as applicable, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any amounts owing hereunder under laws applicable to the Lessor which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious Rent or interest rate than applicable laws now allow.

                  "Impositions": without duplication, as to any Person, (i) all Taxes, Other Taxes, assessments, levies, fees, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) that, at any time prior or subsequent to the Closing Date, are imposed or levied upon or assessed against or may be or constitute a Lien upon such Person or such Person's Property, or that arise in respect of the ownership, operation, possession, use, non-use, condition, leasing or subleasing of such Person's Property; (ii) all charges, levies, fees, rents or assessments for or in respect of utilities, communications and other services rendered or used on or about such Person's Property; (iii) payments required in lieu of any of the foregoing; but excluding any penalties or fines imposed on the Lessor for violation by it of any banking laws or securities law; and (iv) any and all taxes, recording fees and other charges (including penalties and interest) relating to or arising out of the execution, delivery or recording of any of the Operative Documents for the amounts evidenced, secured or referred to be paid thereby, including without limitation, documentary stamp taxes, intangible taxes, recording fees and sales and rent taxes.

                  "Indemnified Party": as defined in Section 31(k)(i) of the Lease.

                  "Indemnified Risks": as defined in Section 31(k)(i) of the Lease.

                  "Insurance Requirements": all terms of any insurance policy (including, without limitation, casualty and general liability) covering or applicable to the Equipment or any portion thereof maintained in accordance with
Section 14 of the Lease, and all requirements of the issuer of any such policy.

                  "Interim Rent": with respect to any Interim Rental Period, the amounts payable for such Schedule as Interim Rent for such Interim Rental Period pursuant to Section 3(a) of the Lease.

                  "Interim Rental Period": with respect to Interim Rent pertaining to any Equipment, the period beginning on the Acquisition Date for such Equipment and ending on the numerically corresponding date (or, if applicable, last calendar date) which is either 1, 2 or 3 months thereafter, as selected by the Lessee upon at least 3 Business Days notice and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interim Rental Period and ending on the numerically corresponding date (or, if applicable, last calendar date) which is either 1, 2 or 3 months thereafter, as selected by the Lessee upon at least 3 Business Days notice; provided, however, that:

                  (4) no Interim Rental Period may be selected which commences before the Basic Term Commencement Date and would otherwise end after the Basic Term Commencement Date;

                  (5) if the last day of such Interim Rental Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except if such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

                  "Judgment": any judgement, decree, writ, order, determination, injunction, rule or other direction or requirement of any arbitrator or any court, tribunal or other Governmental Authority.

                  "Lease": the Master Lease Agreement to which this Schedule 1 is attached (as the same may be amended, modified or supplemented from time to time, between the Lessee and the Lessor.

                  "Lease Commencement Date": as defined in Section 28(b) of the Lease.

                  "Lease Supplement" with respect to any Equipment, a Lease Supplement in substantially the form of Exhibit B to the Lease, and containing the information required thereby.

                  "Lease Term": the period of time commencing on the Lease Commencement Date and ending on the Lease Termination Date.

                  "Lease Termination Date": as to all or any part of the Equipment, as applicable, the earlier to occur of (i) the Option Date for all or the relevant Equipment, (ii) the Cancellation Date for all Equipment, with respect to any Event of Default, or the relevant Equipment, in the case of any other Cancellation Event, (iii) the date of termination for any or all Equipment as a result of a Termination Event with respect thereto and (iv) the Scheduled Lease Termination Date.

                  "Lessee": Coca-Cola Bottling Co. Consolidated, a Delaware corporation, together with its successors and permitted assigns.

                  "Lessor": Wachovia Leasing Corporation, a North Carolina corporation, together with its successors and permitted assigns.

                  "LIBO Rate": with respect to any Interim Rent or Basic Rent for the applicable Interim Rental Period or Rental Period therefor, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the amount of such Interim Rent or Basic Rent offered for a term comparable to such Interim Rental Period or Rental Period, which rates appear on the Telerate Screen Page 3750 as of 11:00 A.M., London time, 2 Business Days prior to the first day of such Interim Rental Period or Rental Period, provided that (i) if more than one such offered rate appears on the Telerate Screen Page 3750, the "LIBO Rate" will be the arithmetic average of such offered rates; (ii) if no such offered rates appear on such page, the "LIBO Rate" for such Interim Rental Period or Rental Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Lessee, at approximately 10:00 A.M., New York City time, 2 Business Days prior to the first day of such Interim Rental Period or Rental Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interim Rental Period or Rental Period in an amount comparable to the amount of such Interim Rent or Basic Rent.

                  "Lien": with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this definition, each of the Lessee and any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loss Event": any of the following events in respect of any of the Equipment: (i) the total loss of such Equipment or the total loss of use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such Equipment permanently unfit for normal use for any reason whatsoever; (ii) any damage to such Equipment which results in an insurance settlement with respect to such Equipment on the basis of a total loss; (iii) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of such Equipment including, but not limited to, a permanent taking by eminent domain of such scope that the untaken portion of such Equipment is insufficient to permit the restoration of such Equipment for continued use in the Lessee's business or that causes the remaining portion of such Equipment to be incapable of being restored to a condition that would permit the remaining portion of such Equipment (without the portion of such Equipment taken by eminent domain) to continue to have the capacity and functional ability to perform on a continuing basis (subject to normal interruptions in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the function for which such Equipment (as a whole) was designed or a temporary taking of such nature for a period exceeding 180 consecutive days; or (iv) the occurrence of any event or the discovery of any condition in, on, beneath or involving such Equipment or any portion thereof (including, but not limited to the presence of hazardous substances or the violation of any applicable Environmental Requirement) that would have a material adverse effect on the use, occupancy, possession, condition, value or operation of such Equipment or any portion thereof, which event or condition requires remediation (A) the cost of which is anticipated, in the opinion of the Lessor, in consultation with an independent environmental engineering firm, to exceed 15% of the Termination Value therefor, and (B) that could not reasonably be expected to be completed substantially in its entirety prior to the Scheduled Lease Termination Date or is not actually completed substantially in its entirety on or before Scheduled Lease Termination Date.

                  "Margin Stock": "margin stock" as defined in Regulations U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Material Adverse Effect": with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, or properties which are central to the business at such time, of the Lessee and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Lessor under the Operative Documents, or the ability of the Lessee (in its capacity as such or in its capacity as Acquisition Agent) to perform its obligations under the Operative Documents to which it is a party, (c) the legality, validity or enforceability of any Operative Document, or (d) the use, possession, condition, value or operation of the Equipment.

                  "Mission Critical Systems and Equipment": the Lessee's and its Subsidiaries hardware and software systems, and equipment relating to the operation of the Equipment and to its business, and with respect to which, the failure to properly function would have a Material Adverse Effect.

                  "Multiemployer Plan": has the meaning set forth in Section 4001(a)(3) of ERISA.

                  "Non-Completion Event": with respect to any Equipment, the failure of the Acquisition Date to occur on or before the last day of the Acquisition Period.

                  "Non-Recourse Amount": as to any Equipment or all of the Equipment, as the context shall require, at any time an amount equal to a percentage of the aggregate original Equipment Cost for such Equipment, which shall be not less than 12% and not more than 15%, to be determined and agreed upon in writing by the parties on or shortly after the Basic Term Commencement Date, and which will be the minimum percentage permitted under applicable accounting rules, as such amount may be modified pursuant to Section 3(b) of the Lease as a result of an Approved Appraisal.

                  "Non-U.S. Domestic Participant": as defined in Section 3(g) of the Lease.

                  "Operative Documents": collectively, the Lease, the Agency Agreement, each Progress Payment Agreement, and any and all other agreements or instruments now or hereafter executed and delivered, or required to be executed and delivered, by the Lessor or the Lessee in connection with the Lease or the Agency Agreement, as such agreements or instruments may be amended, supplemented, renewed, extended, increased or otherwise modified from time to time.

                  "Option Date":  as defined in Section 15(c) of the Lease.

                  "Other Taxes": all taxes (other than Taxes), assessments, levies, fees, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) and all recording fees and other charges (including penalties and interest) relating to or arising out of (i) the execution, delivery, recording or enforcement of any of the Operative Documents, whether for the amounts evidenced, secured or referred to be paid thereby, or otherwise, or (ii) to the ownership, use, operation or transfer of any of the Equipment or any other Property or (iii) any other event or circumstance, including without limitation, transfer taxes, documentary stamp taxes, intangible taxes, recording fees and sales, use and rent taxes.

                  "Other Transaction Expenses": as defined in Section 15(f)(i)(1) of the Lease.

                  "Participant": as defined in Section 21(d) of the Lease, collectively, as the context shall require, "Participants".

                  "PBGC": the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permit": any approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority or other Person.

                  "Permitted Claims": as defined in Section 31(c)(ii) of the Lease.

                  "Permitted Insurers": insurers with ratings of A or better and Class VIII or better according to Best's Insurance Reports, or other insurers acceptable to the Lessor.

                  "Permitted Liens":  any of the following:

                           (i) rights reserved to or vested in any Governmental
                  Authority by the terms of any right, power, franchise, grant, license, permit or provision of law affecting the Equipment to
                  (1) terminate, or take any other action which has the effect of modifying, such right, power, franchise, grant, license, permit or provision of law, provided that such termination or other action, when taken, shall not have resulted in a Loss Event and shall not have had a Material Adverse Effect, or (2) purchase, condemn, appropriate or recapture, or designate a purchaser of, the Equipment;

                           (ii) any Liens thereon for Impositions and any Liens
                  of Third Party mechanics, materialmen and laborers for work or services performed or materials furnished which (1) are not overdue, or (2) are being contested in good faith in the manner described in Section 13 of the Lease;

                           (iii) rights reserved to or vested in any
                  Governmental Authority to control or regulate the use of such Property or to use the Equipment in any manner;

                           (iv) in the case of real property, encumbrances,
                  easements, and other similar rights existing on the Closing Date the exercise of which shall not have had a Material Adverse Effect; and

                           (v) any Liens created under the Operative Documents
                  and any financing statements filed in connection therewith.

                  "Permitted Use": with respect to the Equipment, the use of the Equipment in compliance with all applicable Governmental Requirements and Insurance Requirements.

                  "Person": an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or other Governmental Authority.

                  "Plan": at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "Pricing Schedule": the Pricing Schedule attached as Schedule 1(c) to the Lease.

                  "Prime Rate": that rate of interest so denominated and set by Wachovia Bank from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia Bank, and is set by Wachovia as a general reference rate of interest, taking into account such factors as Wachovia Bank may deem appropriate, it being understood that many of Wachovia Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Wachovia may make various commercial or other loans at rates of interest having no relationship to such rate.

                  "Process Agent": as defined in Section 36(c) of the Lease.

                  "Progress Payment Agreement": an agreement substantially in the form of Exhibit D, as amended, supplemented or otherwise modified from time to time, which may be executed as to any one, more or all items of Equipment pursuant to Section 3(a) of the Lease.

                  "Property": any kind of property or asset, whether real, personal or mixed, or tangible or intangible, and any interest therein.

                  "Purchase Closing Date": as defined in Section 15(e) of the Lease.

                  "Recourse Amount": as to any or all of the Equipment, as the context shall require, at any time the excess of (i) the Unrecovered Equipment Cost for such Equipment over (ii) the Non-Recourse Amount for such Equipment.

                  "Redeemable Preferred Stock": of any Person means any preferred stock issued by such Person which is required (by the terms of the governing instruments, by sinking fund or similar payments or otherwise, or at the option of the holder thereof) to be mandatorily redeemed for cash at any time prior to the Lease Termination Date for the Schedule having the latest Acquisition Date during the Acquisition Period.

                  "Regulation D": Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation T": Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Related Contract": as to any of the Equipment, any agreement, contract, bill of sale, receipt or Vendor's warranty relating to or for the purchase, acquisition design, engineering, testing, manufacture, renovation, assembly, construction or installation of such Equipment or any portion thereof or the provision of enhancements and improvements to such Equipment or any portion thereof or otherwise in connection with the acquisition, ownership, use, operation or sale or other disposition of such Equipment or any portion thereof made pursuant to the Agency Agreement by the Lessee as Acquisition Agent on behalf of the Lessor, with one or more Vendors.

                  "Relevant States": (i) Alabama, Georgia, Florida, Mississippi, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and West Virginia, and (ii) any other state of which the Lessor has been given notice by the Lessee pursuant to Section 30(a)(xiii) of the Lease and the Lessee has executed such UCC-1 financing statements has the Lessor has reasonably requested.

                  "Rent": Basic Rent, Interim Special Rent, Supplemental Rent and the Final Rent Payment, collectively.

                  "Rental Period": with respect to Basic Rent pertaining to any Schedule, the period beginning on the Basic Term Commencement Date for such Schedule and ending on the first Rent Payment Date occurring after the Basic Term Commencement Date and, thereafter, each subsequent period commencing on each Rent Payment Date and ending on the next Rent Payment Date or on the Lease Termination Date for such Schedule.

                  "Rent Payment Date": with respect to Basic Rent pertaining to any Schedule, each March 31st, June 30th, September 30th and December 31st of each year, commencing on the first such date occurring after the Basic Rent Commencement, and the Lease Termination Date.

                  "Scheduled Amount":  as defined in Section 3(b) of the Lease.

                  "Scheduled Lease Termination Date": the date that is 2 years after the Basic Term Commencement Date, or any later date to which it may be extended subject and pursuant to Section 2(b).

                  "Scheduled Payment": as defined in Section 3(b)(i) of the Lease.

                  "Secured Party":  as defined in Section 26 of the Lease.

                  "Soft Costs": all of the capitalized costs and expenses of any kind or character incurred to design, install, complete and implement the Equipment, including, without limitation, all professional fees and expenses, and other "soft costs" of a nature ordinarily and reasonably incurred in connection with the installation, completion and implementation of the Equipment.

                  "Sublessee":  as defined in Section 21(c) of the Lease.

                  "Subsidiary": any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Lessee.

                  "Supplemental Rent":  as defined in Section 3(d) of the Lease.

                  "Support Expenses": as defined in Section 3.2(h)(v) of the Agency Agreement.

                  "Taxes":  as defined in Section 3(g) of the Lease.

                  "Temporary Funding Agreement": the Acquisition, Funding and Agency Agreement dated March 22, 1999 between the Lessor, as Owner, and the Lessee, as the Acquisition Agent and Company.

                  "Termination Event": as defined in Section 15(a) of the Lease.

                  "Termination Value": as to any or all of the Equipment, as the context shall require, at any time of determination, the sum of (i) the Unrecovered Equipment Cost for such Schedule, plus (ii) all accrued, unpaid Interim Rent Payments and Floating Rate Payments allocable to the Unrecovered Equipment Cost for such Equipment, (iii) all accrued and unpaid Supplemental Rent through the date of payment of the Termination Value, plus (iv) all unpaid Impositions through the date of payment of the Termination Value, plus (v) as to any Equipment as to which Completion has not occurred, the sum of (a) the aggregate amount of costs (including acquisition costs and Soft Costs) which it will be necessary to expend in order to achieve the Acquisition Date for such Equipment plus (b) all Impositions thereon.

                  "Third Party": any Person other than (i) the Lessor, (ii) the Lessee or (iii) any Affiliate of either of them.

                  "Unrecovered Equipment Cost": as to any or all of the Equipment, as the context shall require, at any time the sum of (i) the aggregate original Equipment Cost for such Equipment, less (ii) the aggregate amount of any voluntary prepayments of Equipment Cost allocable to such Equipment and all Scheduled Payments allocable to such Equipment received by the Lessor.

                  "UCC": the Uniform Commercial Code as enacted in the State of Georgia and any other jurisdiction whose laws may be mandatorily applicable.

                  "U.S. Withholding Taxes": as defined in Section 3(g) of the Lease.

                  "Vendor": any designer, supplier, manufacturer or installer of, or provider of Property or services with respect to, the Equipment or any Property included therein or any part thereof.

                  "Wachovia Bank": Wachovia Bank, N.A., a national banking association, in its individual capacity, and its successors.

                  "Wholly Owned Subsidiary": any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares and, in the case of certain Subsidiaries which are not U.S. Persons, nominal shares held by non-U.S. Persons in accordance with applicable laws) are at the time directly or indirectly owned by the Lessee.

                  "Y2K Plan" has the meaning set forth in Section 29(r) of the Lease.

                  "Year 2000 Compliant and Ready" means that (a) the Lessee's and its Subsidiaries Mission Critical Systems will, in all material respects:
(i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) store and provide date input information without creating any ambiguity as to the century and; (b) the Lessee has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) in clause (a) above in this definition.

                                  SCHEDULE 1(c)

                                Pricing Schedule


         The term "Applicable Margin" means, for any day (a) from the Acquisition Date for any Equipment to the Basic Term Commencement Date, the rate per annum set forth below in Table A for the Adjusted LIBO Rate or the Base Rate, as applicable, depending on the Debt Rating, and (b) from the Basic Term Commencement Date to the end of the Lease Term, the rate per annum set forth below for the Adjusted LIBO Rate or the Base Rate, as applicable, depending on the Debt Rating; provided, that if there is no Debt Rating, the Applicable Margin for Euro-Dollar Loans shall be based upon Level IV of the table below.


============================================================================================

                              Level I       Level II        Level III        Level IV
--------------------------------------------------------------------------------------------
Debt Rating                   =>A- or A3     <A- or          >BBB+ or        <=BBB- or Baa3
                                            A3 but          Baa1 but
                                            =>BBB+ or       =>BBB or
                                            Baa1            Baa2
--------------------------------------------------------------------------------------------
Applicable Margin for
Adjusted LIBO Rate            0.3125%        0.50%           0.625%           0.875%

Applicable Margin              0.00%          0.00%           0.00%           0.00%
for Base Rate
============================================================================================

         In determining the amounts of Interim Rent and Basic Rent to be paid by the Lessee pursuant to Section 3 of the Lease, the Lessee and the Lessor shall refer to the Lessee's Debt Rating from time to time. Each change in Interim Rent and Basic Rent as a result of a change in Debt Rating shall be effective only for Interim Rental Periods and Rental Periods which occur on or after the relevant Performance Pricing Determination Date. All determinations hereunder shall be made by the Lessor. The Lessee shall promptly notify the Lessor of any change in the Debt Rating.

         For purposes of this Pricing Schedule, the following terms have the following meanings:

                  "Debt Rating": at any time whichever is the higher of the rating of the Lessee's senior unsecured, unenhanced debt (or, if no such debt exists, its issuer credit rating for debt of such type) by Moody's or S&P (as such rating may change from time to time) (provided, that in the event of a double or greater split rating, the rating immediately above the lowest rating shall apply), or if only one of them rates the Lessee's senior unsecured, unenhanced debt, such rating.

                  "Moody's": Moody's Investor Service, Inc.

                  "Performance Pricing Determination Date" shall mean each date on which the Debt Rating changes.

                  "S&P": Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                                   SCHEDULE 14

                             Insurance Requirements


         The Lessee will provide, or cause to be provided, insurance in accordance with the terms of this Schedule as to each Schedule, which insurance shall be placed and maintained with Permitted Insurers.

(18)     Insurance Coverages and Limits

         At all times subsequent to the Acquisition Date for any Equipment, the Lessee shall provide, or cause to be provided, the following property and liability coverages with respect to the Equipment:

                  (1) all-risk property coverage, with limits of coverage at least equal to the replacement cost (which limits shall be not less than $865,175,8451 for the Equipment), which insurance coverage may, at the Lessee's option, be included under any "blanket" policy maintained by the Lessee so long as such "blanket" policy provides for all-risk property coverage with respect to the Equipment and any other Property covered thereby, with limits of coverage at least equal to the aggregate replacement cost of the Equipment (provided, however, that such insurance, in either case, shall provide for replacement cost coverage, provided that the insured property is replaced, and, provided further, that the insurance shall not have the effect of causing the Lessee or any of its Affiliates to be deemed a co-insurer), with respect to the Lessee and any Affiliate of the Lessee providing services with respect to the Equipment, or if the Lessee elects to effect the coverage required by this Paragraph under a "blanket" policy, the Lessee and its Affiliates insured thereby, such insurance to include, coverage for (x) floods, windstorms, hurricanes, tornados, earthquakes, collapse and other perils (including debris removal and cleanup) and such insurance to cover equipment separated from the Equipment, transit of equipment and consumables to and from the Applicable Site, labor claims, in each case with respect to the Equipment, and such insurance to include coverage for all other risks and occurrences customarily included under all-risk policies available with respect to Property similar in installation, location and operation to the Equipment (or the Equipment and all other Property insured thereby if all are covered under a "blanket" policy), and (y) "boiler and machinery" property damage insurance on a comprehensive basis with respect to damage to the machinery, plants, equipment or similar apparatus (including production machinery) included in the Equipment (or the Equipment and all other Property insured thereby if all are covered under a "blanket" policy), from risks and in amounts normally insured against under machinery policies.

                  (2) (A) statutory workers' compensation and occupational disease insurance in accordance with applicable state and federal law, and employer's liability insurance with primary and excess coverage limits of not less than $1,000,000;

----------
1        Property policy subject to a deductible of $25,000 per occurrence

                  (1) commercial general liability insurance covering operations of the Lessee, contractual liability coverage, contingent liability coverage arising out of the operations of the Equipment, cross-liabilities coverage, sudden and accidental seepage and pollution coverage, and other coverage for hazards customarily insured with respect to Property similar in construction, location, occupancy and operation to the Equipment, with limits complying with the underlying requirements of the excess liability policy described in Paragraph (a)(ii)(3);



                  (2) excess commercial liability insurance in excess of the liability policies described in Paragraphs
                           (a)(ii)(1) and (2) to bring to limits of not less than $5,000,000 for each occurrence and in the aggregate per year with respect to the Lessee and its Affiliates.

                  (3) The policy or policies providing the coverage required by paragraphs (a)(i) and (a)(ii)(2) and (a)(ii)(3) may include deductible amounts for the account of the Lessee or its Affiliates, as the case may be, not to exceed $25,000 per occurrence in the aggregate for all such coverages.

         (19) Insurance Endorsements - Any insurance carried in accordance herewith shall, except as hereinafter permitted, provide or be endorsed to provide that:

                  (1) the Lessor, as its interests may appear, shall be included as additional insureds or named as loss payees but only with respects coverages required by Paragraphs (a)(i), with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) under any policy required by this Schedule shall be the obligation of the Lessee and its Affiliates) and not that of the Lessor;

                  (2) except with respect to the coverage required by Paragraphs
         (a)(i) and (a)(ii), there shall be a cross-liability and severability of interest endorsement providing that to the extent the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability and deductibles shall operate in the same manner as if there were a separate policy covering each insured;

                  (3) the insurer thereunder waives all rights of subrogation against the Lessor;

                  (4) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Lessor with respect to its interests in the Equipment; and

                  (5) if such insurance is canceled for any reason whatsoever (including, without limitation, nonpayment of premium) or any material change is made in the coverage that affects the interests of the Lessor, such cancellation or change shall not be effective as to the Lessor for 10 days for nonpayment of premiums and otherwise for 45 days, in both cases after receipt by the Lessor (at the address provided pursuant to Section 22 of the Lease) of written notice sent by certified mail from such insurer of such cancellation or change.

                  (20) Adjustment of Property Losses - After the occurrence and during the continuation of an Event of Default or after the occurrence of a Cancellation Event or Termination Event, the loss, if any, under any property insurance covering the Equipment required to be carried by this Schedule shall be adjusted with the insurance companies or otherwise collected, including, without limitation, the filing of appropriate proceedings, by the Lessee in consultation with the Lessor.

                  (21) Reinstatement of Limits - The Lessee shall, or shall cause its insurance broker to, notify promptly the Lessor at any time when the limits of the excess commercial liability insurance required by Paragraph (a)(ii)(3) shall have been reduced, either by reason of payments of, or the establishment of reserves for the ultimate payment of, claims which have been asserted during the term of such insurance, by an aggregate amount in excess of $10,000,000. At such time, the Lessee shall, if so requested by the Lessor, use its best efforts to reinstate such insurance so as to comply with the requisite limits prescribed herein.

                  (22) Upon request, the Lessee will furnish the Lessor evidence of such insurance relating to the Equipment.

                  (23) Additional Insurance by the Lessor or the Lessee - Nothing in this Schedule shall prohibit the Lessor or the Lessee, as their respective interests may appear, from maintaining for its own account, at the expense of the Person purchasing such insurance, additional insurance on or with respect to the Equipment, or any part thereof, with coverage exceeding that otherwise required under this Schedule, unless such insurance would conflict with or limit the insurance otherwise required under this Schedule.

                                 SCHEDULE 29(m)

                              Environmental Matters


                                      NONE.

                                 SCHEDULE 29(q)

                          CONSOLIDATED SUBSIDIARY LIST


SUBSIDIARY                                                STATE OF INCORPORATION

CCBCC, Inc.                                               Delaware
CC Beverage Packing, Inc.                                 Delaware
Case Advertising, Inc.                                    Delaware
Category Management, LLC                                  North Carolina
Chesapeake Treatment, LLC                                 North Carolina
Coca-Cola Bottling Co. Affiliated, Inc.                   Delaware
Coca-Cola Bottling Company of Alabama, LLC                Delaware
Coca-Cola Bottling Company of Mobile, LLC                 Alabama
Coca-Cola Bottling Company of North Carolina, LLC         North Carolina
CCBC of Nashville, L.P.                                   Tennessee
Coca-Cola Bottling Company of Roanoke, Inc.               Delaware
Coca-Cola Bottling Company of Tennessee, LLC              Tennessee
Coca-Cola Ventures, Inc.                                  Delaware
Columbus Coca-Cola Bottling Company                       Delaware
Consolidated Leasing, LLC                                 Delaware
Consolidated Volunteer, Inc.                              Delaware
Panama City Coca-Cola Bottling Company                    Florida
Sumter Merger Corporation                                 Delaware
St. Paul Coca-Cola Bottling Company, Incorporated         Virginia
Tennessee Soft Drink Production Company                   Tennessee
The Coca-Cola Bottling Company of West Virginia, Inc.     West Virginia
Thomasville Acquisitions, Inc.                            Delaware
Thomasville Coca-Cola Bottling Company                    North Carolina
Whirl-i-Bird, Inc.                                        Tennessee
COBC, Inc.                                                Delaware
ECBC, Inc.                                                Delaware
MOBC, Inc.                                                Delaware
NABC, Inc.                                                Delaware
PCBC, Inc.                                                Delaware
ROBC, Inc.                                                Delaware
SUBC, Inc.                                                Delaware
TOBC, Inc.                                                Delaware
WCBC, Inc.                                                Delaware
WVBC, Inc.                                                Delaware
Jackson Acquisitions, Inc.                                Delaware
Metrolina Bottling Company                                Delaware

                                    EXHIBIT A

                       ACQUISITION, AGENCY, INDEMNITY AND
                                SUPPORT AGREEMENT


                                     Between


                      COCA-COLA BOTTLING CO. CONSOLIDATED,

                        as Company and Acquisition Agent,


                                       and


                          WACHOVIA LEASING CORPORATION,

                                    as Lessor



                             Dated as of May 7, 1999

         ACQUISITION, AGENCY, INDEMNITY AND SUPPORT AGREEMENT dated as of May 7, 1999, as it may be amended or supplemented from time to time, this "Agreement"), by and between COCA-COLA BOTTLING CO. CONSOLIDATED, a North Carolina corporation (the "Company"), and WACHOVIA LEASING CORPORATION, a North Carolina corporation (the "Lessor"). All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Schedule 1 to that certain Master Lease Agreement dated of even date herewith (as amended, supplemented or otherwise modified, the "Lease") by and between the Company, in its capacity as the Lessee, and the Lessor, in its capacity as the Lessor.

                                    RECITALS

                  A. Pursuant to the Lease, the Company, in its capacity as the Lessee, has agreed to lease the Equipment for the Permitted Use in accordance with the terms and conditions set forth in the Lease.

                  B. To induce the Lessor to enter into the Lease and the other Operative Documents, the Company has agreed to provide, or cause to be provided, to the Lessor all the rights, services, and other matters as may be necessary from time to time for the acquisition, installation, assembly, maintenance and operation of the Equipment, and has agreed to indemnify the Lessor for certain environmental and other risks relating to the Equipment, all as hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and intending to be legally bound by this Agreement, the Company and the Lessor hereby agree as follows:


ARTICLE 1

                               Agency Appointment

         Section 1.1 Appointment of Acquisition Agent. The Lessor hereby appoints the Acquisition Agent as its agent and attorney-in-fact with respect to the Equipment (the Company in such capacity is herein called the "Acquisition Agent"), and the Acquisition Agent hereby agrees to act as the Lessor's agent and attorney-in-fact, to perform certain of the obligations and responsibilities of the Lessor under the Lease, to cause, and to be solely responsible for causing, the Equipment to be purchased and designed and to be installed and assembled substantially in accordance with all Governmental Requirements and Insurance Requirements and to undertake such other powers, duties and obligations as are set forth herein.


         Section 1.2 Term of Agency Relationship. The agency relationship created herein between the Acquisition Agent and the Lessor shall commence as of the date hereof and shall end on the sooner to occur of: (a) with respect to any particular Equipment, the date that the Lessor no longer owns any of such Equipment, (b) with respect to all Equipment, the occurrence of a default by the Lessee in the payment of the Final Rent Payment, the Completion Costs Payment or the Termination Value in accordance with the terms of Section 15 of the Lease, and (c) with respect to all Equipment or, in the event of a Cancellation Event or Non-Completion Event with respect to any particular Equipment, with respect to such Equipment, the date the Lessee gives the Lessor notice that it will not exercise the option to purchase such Equipment pursuant to the terms of the Lease, and on the date any such event occurs the Lessor revokes the

Company's right to act as Acquisition Agent hereunder for all Equipment or the relevant Equipment, as applicable. The Lessor may, but is not obligated to, revoke the Company's right and obligation to act as Acquisition Agent hereunder at any time after the Lease Termination Date.

         Section 1.3 Powers, Duties and Obligations. The Acquisition Agent shall have the following powers, duties and obligations with respect to each Schedule:

         (1) To take the following actions to cause the Acquisition Date to occur with respect to each item of Equipment:

                  (1) To furnish to the Lessor, as soon as available, a detailed list of the Equipment to be acquired on such Acquisition Date, and to acquire such Equipment in the name of the Lessor, and obtain and furnish to the Lessor bills of sale, acceptance certificates (which may be included in the Lease Supplement pertaining thereto) or other evidence of ownership thereof in the Lessor's name, taking good and marketable title thereto, free and clear of all liens and encumbrances of third parties, as of the Acquisition Date therefor;

                  (2) In the name and for the benefit of the Lessor, to negotiate, enter into and perform, and furnish to the Lessor the originals of, all Related Contracts and all other contracts which are necessary or desirable in connection with the manufacture, acquisition, assembly and installation of the Equipment, including contracts with all Vendors and contractors for supplies, equipment, materials and services, including, without limitation, any necessary design work affecting the Equipment and to cause all such Related Contracts and other contracts to be assignable;

                  (3) To obtain and furnish to the Lessor all Permits that are or will become Applicable Permits with respect to such Equipment by the Acquisition Date for such Equipment, except Applicable Permits customarily obtained or which are permitted by Governmental Requirements to be obtained after the acquisition of such Equipment (in which case the Acquisition Agent, having completed all appropriate due diligence in connection therewith pursuant hereto, shall certify to the Lessor that it has no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Governmental Requirements), which such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal or other unsatisfied contest that may allow modification or revocation thereof;

                  (4) To obtain and furnish to the Lessor evidence of perfection under local law of the Lessor's ownership of the Equipment subject to a lease intended as security and file protective financing statements under applicable local law, in each case properly executed by the Lessee, evidencing a first priority, perfected interest in such Equipment in favor of the Lessor as security for payment by the Lessee of all amounts, and the performance of all obligations, of the Lessee under the Lease;

                  (5) if and to the extent that the aggregate Equipment Costs exceeds the aggregate amount of the Equipment, use the Acquisition Agent's own funds to cause the Acquisition Date to occur; and

                  (6) To obtain and furnish to the Lessor a Lease Supplement in substantially the form of Exhibit B attached to the Lease from the Lessee with respect to such Equipment; and

         (2) Upon completion of each of the foregoing with respect to any item of Equipment, to notify the Lessor thereof and that the Acquisition Date has occurred with respect to such item of Equipment, and to take all actions in operating and managing the Equipment as it would take as a reasonably prudent operator in the management and operation of its own Properties consistent with applicable Governmental Requirements, including, without limitation:

                  (1) marking the Equipment to disclose the interest of the Lessor to the extent relevant under applicable law or to the extent deemed appropriate by the Lessor; and

                  (2) preserving the Lessor's rights in the Equipment and under all Related Contracts pertaining to such Equipment;

                  (3) To keep the Equipment free of all Liens except Permitted Liens, provided that the Lessee shall have the right to contest Impositions in accordance with Section 13 of the Lease;

                  (4) To transfer and hold all of the evidence of ownership of the Equipment in the name of the Lessor;

                  (5) To avoid purchasing Property from or entering into any agreement with Affiliates of the Acquisition Agent in connection with the Equipment (except as expressly permitted by the Lease) unless upon fair and reasonable terms that are not less favorable to the Lessor than those which might be obtained in an arm's-length transaction between unaffiliated Persons in the same business at the time such terms are agreed upon;

                  (6) Prior to the end of the Acquisition Period, to obtain and submit to the Lessor for its approval an appraisal as to the Equipment (which may be a global appraisal as to all Equipment, as contemplated in the definition of "Approved Appraisal) which, upon approval by the Lessor, satisfies the requirements for and will constitute an Approved Appraisal.

                  (7) To attempt to sell the Equipment for cash on the Lease Termination Date for such Equipment (unless such date also constitutes the Option Date for such Equipment), subject to the Lessor's prior written approval of the terms of the sale, and to grant, bargain, sell, convey or contract for the sale or conveyance of such Equipment in connection with the duties in this paragraph;

                  (8) To keep and maintain proper books and records relating to the accounts of the Equipment and the Book Value of the Equipment and the Property comprising the Equipment;

                  (9) To pay for, exchange or otherwise settle accounts for the acquisition of supplies, equipment, materials or services affecting the Equipment;

                  (10) To ask for, demand, collect, recover, and receive all moneys which may become due and owing by reason of conveyances, whether by contract, bill of sale or other instruments or to pay for, exchange or otherwise settle accounts for the acquisition of supplies, equipment, materials or services affecting the Equipment; provided however, the Acquisition Agent shall have the right in its reasonable discretion to settle or waive claims in an aggregate amounts less than $25,000 for any Equipment.

                  (11) To ask for, demand, collect, and recover, each in the name of the Lessee, any and all sums that may be due on account of any damage to any of the Equipment;

                  (12) To manage correspondence and conduct communications with all Governmental Authorities with regard to matters affecting the Equipment, including, but not limited to, the acquisition of all Permits and satisfaction of all Governmental Requirements and Insurance Requirements and with regard to rights of way and easements, if any, affecting the Equipment; and

                  (13) To provide the Lessor with copies of material Related Contracts executed by the Acquisition Agent on behalf of the Lessor promptly following such execution.

                  Section 1.4 Disclosure. The Acquisition Agent shall act in its sole discretion in choosing materials for the Equipment and hiring any contractors and subcontractors to work on the Equipment or in selecting the Vendor thereof. The Lessor has no liability for or in respect of the Equipment as provided in Section 11 of the Lease and shall be indemnified and held harmless by the Acquisition Agent as provided herein, in the Lease and the other Operative Documents.


ARTICLE 2

                   Basic Services, Contracts and Rights, Etc.

                  Section 2.1 [RESERVED]

                  Section 2.2 [RESERVED]

                  Section 2.3 Utilities, Services and Contracts. Within 120 days prior to the Lease Termination Date (or immediately if the Lease terminates on any Cancellation Date or Lease Termination Date which is not the Scheduled Lease Termination Date), and provided that the Company shall not have elected to purchase, or purchased, the Equipment pursuant to the terms of the Lease, at all times thereafter until such Equipment is purchased by a Third Party, the Company, at no cost to the Lessor (with the Company's costs to be reimbursed out of any excess of the net proceeds of such sale over the Non-Recourse Amount for such Equipment, pursuant to Section 15(a)(ii)(B)(2) of the Lease, provided that the Final Rent Payment or the Completion Costs Payment, as applicable, has been made, pursuant to Section 15(a)(ii)(B)(1) of the Lease), shall provide, either directly or indirectly, to the Lessor, in substantial compliance with all Governmental Requirements (including, without limitation, all Environmental Requirements, Environmental Authorizations and Environment Judgments and Orders and Insurance Requirements), as confirmed by the Lessor, (a) access to such Equipment and the Applicable Site therefor, and to storage, transportation and maintenance facilities (including maintenance equipment and supplies for the Equipment), storage, security, licenses, rights, permits, reports and other general items that are identified in due diligence, in each case necessary or appropriate for the continued preservation and maintenance of such Equipment pending such sale and delivery of such Equipment to the purchaser thereof (or as directed by the Lessor), (b) an inventory of supplies necessary for the full and efficient operation of such Equipment and (c) services (whether on or off the Applicable Site, including any shared off-site facilities, to the extent such site is under the control of the Lessee), including, without limitation, water, electricity, heating, ventilation, air conditioning, lighting, security, steam, waste water treatment and sanitation, receiving and shipping facilities as such rights, licenses, easements, services and utilities are or may be necessary for the full and efficient operation of such Equipment.

                  Section 2.4 Equipment and Other Rights. Within 120 days prior to the Lease Termination Date (or immediately if the Lease terminates on any Cancellation Date or Lease Termination Date which is not the Scheduled Lease Termination Date for such Schedule), and provided that the Company shall not have elected to purchase, or purchased, the Equipment pursuant to the Lease, at all times thereafter for the Term of this Agreement, the Company shall provide to the Lessor, by rent-free lease or other similar arrangement, any and all equipment and maintenance tools, and, for a price equal to the Company's cost therefor if not included in Equipment Cost, all spare parts (including, without limitation, rebuilt parts and major components) and maintenance equipment not covered by the services provided, or caused to be provided, pursuant to Section 3.2(a), as are or may be customarily maintained on the Applicable Site or at another site controlled by the Company for the operation of such Equipment in the manner described in Article III. Within the period set forth above (or immediately in the circumstance contemplated above) the Company, in compliance with all Governmental Requirements, shall also transfer, or cause to be transferred, to the Lessor any and all equipment inspection reports and maintenance records and all licenses and Applicable Permits required to operate the Equipment and all such equipment located on the Applicable Site as confirmed by the Lessor. Within the period set forth above (or immediately in the circumstance contemplated above), the Company shall provide, or cause to be provided, to the Lessor, by non-exclusive, royalty free license or other similar arrangement, rights to all patents, patent applications, proprietary computer software, operating and other manuals, "know-how," copyrights or other intellectual property (excluding trade names and trademarks) as are or may be necessary for the operation of the Equipment for such Schedule in the manner described in Article III. The Company represents and warrants to the Lessor that as of the Closing Date, and the Basic Term Commencement Date, and at all times thereafter during the term of this Agreement, the manufacture, acquisition, assembly, installation, ownership, use, maintenance and operation of the Equipment and Property included therein in accordance with the uses permitted by any necessary licenses and Applicable Permits held by the Company does not and will not cause a violation of any Governmental Requirements or Insurance Requirements.

                  Section 2.5 Cost of Services and Rights.

                  (1) Any and all services described in Section 2.3(c) and all other rights existing or necessary for the full and efficient operation of the Equipment during the term of this Agreement shall be provided to the Lessor at the cost specified in Section 3.2.

                  (2) Unless otherwise provided herein, any and all supplies provided by the Company pursuant to this Article II after the Lease Termination Date (or any earlier date on which the Lease terminates as provided therein) and for so long as this Agreement remains in effect (i) which are generally commercially available shall be priced at fair market value, and on arms-length terms and conditions subject to applicable provisions of agreements with producers, shippers and suppliers and Governmental Requirements, or (ii) which are not generally commercially available shall be priced at an amount equal to the Company's cost (excluding any profit margin).

                  (3) At the Company's expense, after any Lease Termination Date, for any Equipment, so long as this Agreement then remains in effect, the Company and the Lessor shall select a third party to review, on an annual basis, the books and records of the Company's operation of the Equipment and the Company hereby agrees to permit access to such books and records, in order to verify that the charges paid by the Lessor for such supplies during the immediately preceding 12 month period reflect the costs incurred by the Company in supplying the same (exclusive of any profit margin).


                                    ARTICLE 1

                    Operation and Management of the Equipment
                           Following Lease Termination

         Section 2.6 Engagement. From the date on which the Lease terminates as provided therein, including any Lease Termination Date or Cancellation Date with respect thereto, through the date this Agreement terminates with respect to such Equipment in accordance with Section 8.4, the Company hereby agrees to (a) provide and perform, or cause to be provided or performed, all services, labor, supervision, management, maintenance, repairs, common facilities and consumables necessary for the operation of such Equipment for the Permitted Use, in accordance with all Governmental Requirements and Insurance Requirements, and
(b) to perform the additional duties as set forth in this Agreement.

         Section 2.7 Duties and Responsibilities of the Company as Operator of the Equipment.

During the period specified in Section 3.1:

         (1) Services. The Company shall (i) perform, or cause to be performed on behalf of the Lessor, all operation and maintenance whatsoever of the Equipment, (ii) supply, or cause to be supplied, all services, goods and materials required to operate and maintain the Equipment, including without limitation, those services, goods and materials referenced in Article II, and
(iii) provide such additional services as may be reasonably requested by the Lessor for the full and efficient operation of the Equipment, all of the foregoing to be done or performed in accordance with the terms and conditions set forth herein.

         (2) Standard of Care. The Company shall perform all of its duties and obligations under Article II and this Article III in accordance with the standards mandated under Section 7 of the Lease as if fully set forth herein (which standards are hereby incorporated, mutatis mutandis, herein by reference) and in a good, workmanlike and commercially reasonable manner. The Company shall exercise such care and shall in the same manner as a prudent Person engaged in the business of managing and operating Property similar to the Equipment and used in a similar location for the Permitted Use would in the advancement and protection of such Person's own economic interests and the maximization of such Person's profits therefrom. Maintenance shall be scheduled so as to minimize interference with the use operation of the Equipment and cost consistent with good industry operating and safety standards and all Governmental Requirements and Insurance Requirements.

         (3) Compliance with Governmental Requirements and Insurance Requirements. The Company shall comply with, and cause the Equipment (including the maintenance, use and operation thereof) and all personnel of the Company, and all contractors and other entities, to comply with, the Insurance Requirements (which Insurance Requirements are hereby incorporated, mutatis mutandis, herein by reference as if fully set forth herein) and all Governmental Requirements in effect from time to time.

         (4) Personnel. The Company shall at all times employ, or cause to be employed, qualified and properly trained personnel to perform the Company's obligations under this Agreement, and shall pay all wages and benefits required by law or contract. The Company shall be responsible for all matters relating to labor relations, working conditions, training, employee benefits, safety programs and related matters pertaining to such employees. The Lessor shall have the right to request the removal from the operation or maintenance of the Equipment of any personnel deemed unqualified by the Lessor.

         (5) Warranties and Guarantees. The Company shall use its best reasonable efforts consistent with good industry practices to obtain warranties for the Lessor for parts, equipment, materials or services provided by third-party suppliers in fulfilling the Company's obligations under this Agreement. The Company shall comply with all applicable warranties and guarantees presented by Vendors or contractors, and shall take no action that in any way impairs any rights or claims of the Lessor under this Agreement or any Vendor's or other Person's warranty. Without limiting the foregoing, the Company shall use spare parts that will not adversely affect the Lessor's protection or rights under such warranties or guarantees.

         (6) Consultations. Notwithstanding any other provision of this Agreement, the Company will consult with the Lessor and any other independent experts appointed by or on behalf of the Lessor to review any matter pertaining directly or indirectly to the performance of the Company's obligations under this Agreement and the Company shall provide them with access, during normal business hours and upon no less than (2 days' prior written notice, to the Equipment and the Applicable Site therefor and shall make available to such experts, at the Company's expense, all information, reports, logs and other documents, and shall make the Company's personnel available for consultation with such experts, all as requested by the Lessor.

         (7) Permits. The Company shall apply for and maintain in full force and effect, at the cost and expense of the Company, any and all Applicable Permits required to be obtained, maintained or held by either the Company or the Lessor as and when required by law to be obtained and in proper form therefor and maintain all such Applicable Permits in full force and effect.

         (8) Compliance with Law; Certain Agreements.

                  (1) The Company shall also comply with, and cause the Equipment (and its operation) to comply with, the various requirements imposed on the Lessee set forth in Sections 7, 9, 10, 12, 13, 14, 16 and 20 of the Lease (which sections are hereby incorporated mutatis mutandis herein by reference as if fully set forth herein).

                  (2) The Company shall also not take or fail to take any action which would result in the failure of the Equipment to be operated on a continuing basis for the Permitted Use in accordance with in the design therefor.

                  (3) Removal. The Lessor may at any time, upon five (5) days written notice, terminate its engagement of the Company under this Agreement without terminating this Agreement pursuant to Section 8.4; provided, however, that the Lessor shall, upon two week's written notice to the Company, be entitled to request the Company to resume its duties under this Agreement for the duration of the term of this Agreement and the Company shall comply with such request.

                  (4) Independent Contractor Status. The Lessor acknowledges that the Company, in performing its duties under this Article III to maintain and operate the Equipment, is acting as an independent contractor and except as otherwise expressly provided by this Agreement, the Lessor shall have no right to control the conduct of the Company or its personnel in the proper performance of the obligations of the Company under this Agreement. The Company acknowledges that the Lessor is the owner of the Equipment and, as such, is entitled to control such Equipment and its use, subject to the provisions of this Agreement and of the Lease.

                  (5) Support Expenses. All reasonable and necessary costs associated with the continued normal operation, preservation and maintenance of the Equipment during the period and in the manner specified by this Article III ("Support Expenses") shall be timely advanced by the Company on behalf of the Lessor subject to reimbursement as hereafter set forth. All such Support Expenses advanced by the Company shall be accounted for by the Company and reported to the Lessor pursuant to monthly written operating reports certified by an authorized officer of the Company. The Lessor shall reimburse the Company for Support Expenses actually advanced by the Company with respect to any Equipment, together with simple interest thereon at a rate per annum equal to the Base Rate, on the earlier to occur of the date following (i) the termination of this Agreement as to such Equipment in accordance with Section 8.4 hereof, or
(ii) the date such Equipment is sold by or on behalf of the Lessor (and if this Agreement is terminated by the Lessor prior to the sale of such Equipment by the Acquisition Agent on behalf of the Lessor, the Lessor shall use reasonable commercial efforts to sell such Equipment as soon as is reasonably practical, taking into account the then existing market for equipment of like kind and the ability to realize sufficient proceeds to pay in full the Non-Recourse Amount and other amount due and payable under the Lease and the other Operative Documents). Reimbursement under subsection (i) of this Section 3.2(h) with respect to any Equipment shall be made by the Lessor solely out of any excess of the net proceeds of the sale of such Equipment Schedule to a Third Party over the Non-Recourse Amount for such Equipment, pursuant to Section 15(a)(ii)(B)(2) of the Lease, provided that the Final Rent Payment or Completion Costs Payment, as applicable, has been made, pursuant to Section 15(a)(ii)(B)(1) of the Lease). In no event shall the Lessor be obligated to reimburse the Company for Support Expenses except to the extent of available excess proceeds described above. The Company's right to reimbursement pursuant to (i) above shall at all times and in all respects be subject and subordinate to the rights of the Lessor to receive full repayment of the Final Rent Payment or the Completion Costs Payment, as applicable, and all other amounts payable to the Lessor under the Lease. Notwithstanding anything to the contrary contained herein, the Lessor shall not be entitled to reimbursement for any costs expended or incurred from the Lease Termination Date, through the Purchase Closing Date for such Equipment, if extended by the Lessor under Section 15(e) of the Lease, in the event that the Company elects to purchase such Equipment and elects to remain in possession of such Equipment pursuant to the license referenced in Section 15(e) of the Lease. All such costs shall be the responsibility of the Company and shall represent the license fee payable in consideration of the rights afforded under such license.

ARTICLE 3

                                 Indemnification

         Section 3.1 Indemnities. The Company agrees, in addition to any other indemnity obligations set forth in the Lease and any other Operative Document, to indemnify and save harmless, the Lessor and any of its successors and assigns, and its officers, directors, incorporators, shareholders, employees, agents, partners, attorneys, affiliates, contractors, subcontractors and servants (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against all liabilities, Liens, Impositions, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, and costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and expenses and all other expenses incurred, suffered or realized in connection with investigating, defending or preparing to defend any cause of action, suit or proceeding (including any investigations, litigation or inquiries) or claim which may be incurred by or asserted against or involve any of them (whether or not any of them is named as a party thereto) as a result of, arising directly or indirectly out of or in any way related to
(a) the failure of the Company to perform or caused to be performed, (b) the breach of any representation, warranty or agreement set forth under the Lease or any of the other Operative Documents regarding Environmental Requirements or relating to environmental matters, (c) the failure of the Company to perform any obligation required to be performed under the Lease or any other Operative Documents pursuant to Environmental Requirements, (d) all acts or omissions by or on behalf of the Company (both in its individual capacity and in its capacity as Acquisition Agent), its contractors, employees, agents, licensees, representatives or any other Person for whose conduct the Company is responsible in connection herewith under this Agreement or any Operative Document, (e) failure of the Company to obtain any Environmental Authorizations required in the management, maintenance and operation of the Equipment, the Company or the operation of any business on or related to the Equipment, (f) any Environmental Damages, Environmental Liabilities and Environmental Proceedings relating to the Equipment, and (g) the breach or failure to perform by the Company of any provisions of this Agreement (collectively, the "Indemnified Risks"); provided, however, that no Indemnified Party shall be entitled to indemnity (or any other payment or reimbursement) for any Indemnified Risks to the extent such Indemnified Risks result from or arise out of the willful misconduct or gross negligence of such Indemnified Party.

         Section 3.2 Defending Claims. If any cause of action, suit, proceeding or claim arising from any of the foregoing is brought against any Indemnified Party, whether such action, suit, proceeding, suit or claim shall be actual or threatened, or in preparation therefor, the Company will have the right, at its expense, to assume the resistance and defense of such cause of action, suit, proceeding or claim or cause the same to be resisted and defended; provided that such Indemnified Party shall be entitled (but not obligated) to participate jointly in such defense, in which case such Indemnified Party will be responsible for its own legal fees or other expenses, if any, related to such defense incurred subsequent to the joint participation by such party in such defense. Notwithstanding the foregoing, if any Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Company, the Indemnified Party may assume the defense of such action, suit, proceeding or claim and the Company agrees to reimburse such Indemnified Party on demand for the reasonable fees and expenses of any counsel retained by the Indemnified Party. The Company may settle any action which it defends hereunder on such terms as it may deem advisable in its sole discretion, subject to its ability promptly to perform in full the terms of such settlement. No Indemnified Party may seek indemnification or other reimbursement or payment, including attorneys' fees or expenses, from the Company for any cause of action, suit, proceeding or claim settled, compromised or in any way disposed of by the Indemnified Party without the Company's prior written consent, which will not be unreasonably withheld.

         Section 3.3 Survival. The obligations of the Company under this IV shall survive the expiration or any termination of this Agreement (whether by operation of law or otherwise) and the payment of amounts owed by the Lessor and the Company under this Agreement, the Lease and the other Operative Documents.

         Section 3.4 Payment upon Demand. Upon demand for payment by any Indemnified Party of any Indemnified Risks incurred by it for which indemnification is sought, the Company shall pay when due and payable the full amount of such Indemnified Risks to the appropriate party, unless and only so long as: (a) the Company shall have assumed the defense of such action and is diligently prosecuting the same; (b) the Company is financially able to pay all its obligations outstanding and asserted against the Company at that time, including the full amount of the Indemnified Risks; and (c) the Company has taken all action as may be necessary to prevent (i) the collection of such Indemnified Risks from, or the assertion of any Lien in respect thereof against, the Indemnified Party; (ii) the sale, forfeiture or loss of the Equipment to which such Indemnified Risk relates or any portion thereof, or any property or assets of such Indemnified Person, during such defense of such action; and (iii) the imposition of any civil or criminal liability for failure to pay such Indemnified Risks when due and payable.

         Section 3.5 Acknowledgment of Scope of Indemnity. The Company acknowledges and agrees that (a) its obligations under this IV are intended to include and extend to (without limitation) any and all liabilities, Liens, Taxes, Other Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, costs and expenses (including, without limitation, response and mediation costs, stabilization costs, encapsulation costs, and treatment, storage or disposal costs), imposed upon or incurred by or asserted at any time against any Indemnified Party (whether or not indemnified against by any other party) as a result of, arising directly or indirectly out of or in any way related to (i) the treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any hazardous substance or material containing or alleged to contain hazardous substance at or from the Equipment or any part thereof; (ii) the violation or alleged violation of any Environmental Requirements relating to or in connection with the Equipment or any part thereof or any acts or omissions thereon or relating thereto; (iii) all other federal, state and local laws designed to protect the environment or persons or property therein, whether now existing or hereinafter enacted, promulgated or issued by any Governmental Authority relating to or in connection with the Equipment or any part thereof or any acts or omissions thereon or relating thereto; (iv) the Company's failure to comply with its obligations under Section 7 of the Lease; and (v) any abandonment of the Equipment by the Company.

         Section 3.6 Best Efforts Notice. In case any action shall be brought against any Indemnified Party in respect of which indemnity may be sought against the Company, such Indemnified Party shall use best efforts to promptly notify the Company in writing, but the failure to give such prompt notice shall not relieve the Company from liability hereunder.

ARTICLE 4

                        Reversion of Rights and Contracts

         Upon payment of the Termination Value (for all Equipment or for any particular Equipment, as applicable) on the Purchase Closing Date therefor as provided in Section 15 of the Lease: (a) the various agreements, licenses, Applicable Permits and contracts, including without limitation Related Contracts, to be provided hereunder by Company to the Lessor shall revert to the Company (or be transferred to the Company), (b) service contracts with the Company, property rights and licenses granted by the Company to the Lessor shall terminate or be transferred to the Company, and (c) Third Party service contracts shall be assigned by the Lessor to the Company, all the foregoing transfers and assignments to be made without recourse and without any representation or warranty whatsoever. Upon the termination of the Lease and the failure of the Company or one of its Affiliates to purchase such Equipment as provided in Section 15 of the Lease, all such agreements, Applicable Permits, contracts, property rights and licenses and Third Party service contracts pertaining to such Equipment, including without limitation Related Contracts, shall remain in place unless terminated by the Lessor.


ARTICLE 5

                               Additional Support

         In the event that neither the Company nor any of its Affiliates purchases the Equipment from the Lessor pursuant to the Lease, the parties hereto agree to negotiate in good faith to provide to the Lessor such support in addition to that provided for in this Agreement as the Lessor may deem necessary to maintain, use and operate the Equipment for the Permitted Use or any other purpose requested by the Lessor.


ARTICLE 6

                                  Miscellaneous

         Section 6.1 Governing Law; Assignability, etc. This Agreement (including, but not limited to, the validity and enforceability hereof) shall be construed in accordance with the laws of the State of New York, other than the conflict of laws rules thereof. This Agreement supersedes all prior agreements among or between the parties with respect to the matters addressed herein and shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. After the expiration or the termination of the Lease, and provided that the Company (or an Affiliate thereof) shall not have purchased the Equipment in accordance with the terms of the Lease, the Lessor may, at any time, assign its rights hereunder to any permitted assignee of the Lessor under the Lease, without the prior written consent of the Company. The Company may not delegate all or any part of its obligations or assign any of its rights hereunder without the prior written consent of the Lessor.

         Section 6.2 Jurisdiction. Jurisdiction hereunder shall be governed by the provisions governing jurisdiction set forth in Section 36(c) of the Lease, which provisions are hereby incorporated herein, mutatis mutandis, by reference as if fully set forth herein.

         Section 6.3 [Reserved]

         Section 6.4 Amendments. No change, waiver, amendment or modification of any of the provisions of this Agreement shall be valid unless set forth in a written instrument signed by the parties hereto, in compliance with the requirements set forth in the Lease.

         Section 6.5 Term; Option. Except as otherwise expressly provided herein, this Agreement and the parties' obligations hereunder shall commence on the date hereof and shall terminate as to the Equipment upon the expiration or other termination of the Lease as to such Equipment and consummation of the purchase by the Company (or an Affiliate thereof) of such Equipment for the Termination Value thereof in accordance with the Lease; provided, however, that upon the termination of the Lease for any particular, and provided that the Company (or an Affiliate thereof) shall not have purchased such Equipment and paid the Termination Value thereof in accordance with the terms of the Lease, this Agreement shall continue in full force and effect as to such Equipment until the date such Equipment is sold to a Third Party or any earlier written notice from the Lessor of its election to terminate this Agreement as to such Equipment.

         Section 6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

         Section 6.7 Further Assurances. The Company shall take all appropriate actions and shall execute any documents, instruments or conveyances of any kind which may be necessary or advisable to carry out the provisions hereof, including, without limitation, all documents required by Governmental Authorities, and respond to all inquiries of Governmental Authorities concerning any of the Equipment.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement hereto to be entered into by one of its officers thereunto duly authorized.

                                     LESSOR:

                                     WACHOVIA LEASING CORPORATION



                                     By: __________________________________
                                         Title:



                                     COMPANY:

                                     COCA-COLA BOTTLING CO. CONSOLIDATED



                                     By: ___________________________________
                                         Title:

                                    EXHIBIT B

                                Lease Supplement


               FORM OF LEASE SUPPLEMENT FOR ADDITION OF EQUIPMENT


                                LEASE SUPPLEMENT

         THIS SUPPLEMENT is hereby added, as of the ___ day of ________, ____, to that certain Master Lease Agreement (the "Lease") dated as of May 7, 1999 by and between WACHOVIA LEASING CORPORATION, a North Carolina corporation, as lessor ("Lessor") and COCA-COLA BOTTLING CO. CONSOLIDATED, a North Carolina corporation, as lessee ("Lessee"). Upon execution hereof by Lessor and Lessee, this Lease Supplement shall be included in and shall be a part of the Lease for all purposes. Terms used but not otherwise defined herein shall have the meanings given to such terms in the Lease.

         The parties hereto acknowledge and agree as follows:

         Section 32. The equipment (the "Added Equipment") more particularly described on the Schedule of Added Equipment attached hereto as Annex 1 is hereby added by this Lease Supplement to the Lease and shall hereafter constitute a part of the "Equipment" leased by Lessee pursuant to the Lease.

         Section 33. The Added Equipment was delivered to, and fully examined and accepted by, Lessee, and Lessee acknowledges that it has possession of the Added Equipment, together with all Vendor's warranties and service contracts with respect thereto. The Added Equipment was received in a condition fully satisfactory to the Lessee and in full conformity with the Lease in every respect, and all installation and testing of the Added Equipment has been completed satisfactorily.

         Section 34. The Equipment Cost for the Added Equipment is as reflected on Annex 2 attached hereto, and has been paid in full by Lessee (or will be so paid upon the Lessor's making of an advance therefor requested contemporaneously with the presentation of this Lease Supplement), so that title to the Added Equipment will be vested in the Lessor, free and clear of all liens and encumbrances of third parties.

         Section 35. By the addition of the Equipment Cost for the Added Equipment hereby, the aggregate Equipment Cost under the Lease as of the date hereof has been increased to $ . ------------

         Section 36. Lessee certifies that:


         (1) The Added Equipment is located in one or more Relevant States at one or more of the Applicable Sites listed on the Applicable Sites List;

         (2) copies of all Related Contracts, and all other contracts entered into in connection with the acquisition, development and installation of the Added Equipment pursuant to the Agency Agreement have been delivered to Lessor;

         (3) all Permits that are or will become Applicable Permits with respect to the Added Equipment have been obtained, except Applicable Permits customarily obtained or which are permitted by Governmental Requirements to be obtained after the acquisition of the Added Equipment (and Lessee, having completed all appropriate due diligence in connection therewith pursuant to the Agency Agreement, has no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Governmental Requirements), and such obtained Permits are in proper form, in full force and effect and not subject to any appeal or other unsatisfied contest that may allow modification or revocation thereof; and

         (4) Lessor's ownership interest in the Added Equipment, subject to a Lease intended as security, has been perfected under local law, and protective financing statements evidencing a first priority, perfected interest in the Added Equipment in favor of the Lessor as security for payment by Lessee of all amounts and the performance of all obligations of Lessee under the Lease have been duly filed.

         Section 37. The Lessee hereby reaffirms as of the date hereof the representations and warranties specified in subparagraphs (ii), (iii), (iv),
(v), and (vi) of Section 29(c) of the Lease, including, without limitation that all representations and warranties made in the Lease with respect to the Equipment are, as of the date hereof, true and correct as to the Added Equipment as if such Added Equipment originally had been included within the term "Equipment".

         Section 38. Lessee acknowledges and confirms that as of the date hereof, it has no defenses to the payment or performance of the parties' obligations under the Lease and that no claims, counterclaims, affirmative defenses or other such affirmation rights exist against Lessor with respect to the Lease including, without limitation, any claims relating to the amounts charged as Interim Rent, Basic Rent, the Final Rent Payment, the Completion Costs Payment or the Termination Value or otherwise.

         Section 39. The Lease is in full force and effect, Lessor has fully, duly and timely performed all of its obligations of every kind or nature thereunder, and Lessee has no claims, deductions, set-offs or defenses of any kind or nature in connection with the Lease.

              Dated as of the     day of           ,     .
                              ---        ----------  ----


                                     LESSEE:

                                     COCA-COLA BOTTLING CO. CONSOLIDATED



                                     By: ______________________________
                                         Name:
                                         Title:

                                     ANNEX 1
                               TO LEASE SUPPLEMENT

                         SCHEDULE OF ADDED EQUIPMENT(2)



--------
2 Include description of each item of Added Equipment, including the type thereof (vending machine, cold carton merchandiser or fast lane merchandiser).

                                     Annex 2

                                Equipment Cost(3)



--------
3 Include (i) all "Advances" made by the Lessor as Owner under the Temporary Funding Agreement, and all interest thereon at the rate specified therein from the date of such Advance to the Lease Commencement Date, and all Soft Costs incurred thereunder, and (ii) any Additional Rent payable pursuant to a Progress Payment Agreement.

                                    EXHIBIT C


                        FORM OF LEGAL OPINION OF COUNSEL
                                  TO THE LESSEE




                                   May 7, 1999



Wachovia Leasing Corporation,
  as Lessor
101 North Cherry Street
Winston-Salem, NC 27102

Dear Sirs:

         We are special counsel for COCA-COLA BOTTLING CO. CONSOLIDATED, a North Carolina corporation (the "Lessee"). This opinion is being delivered pursuant to
Section 28(a)(ii) of the Master Lease Agreement dated as of even date herewith (the Lease"), among the Lessee and WACHOVIA LEASING CORPORATION, as Lessor (the "Lessor"), and in connection with the execution and delivery of the other Operative Documents (as defined in Schedule 1 to the Lease). Terms defined in the Lease or in Schedule 1 to the Lease are used herein as therein defined, unless otherwise indicated.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In addition, we have reviewed the following documents (collectively, the "Lessee Documents"):

         (1) the Lease; and

         (2) the Agency Agreement;

         Upon the basis of the foregoing, we are of the opinion that:

         1. The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina and has all corporate powers required to carry on its business as it is now conducted.

         2. The execution, delivery and performance by the Lessee of the Lessee Documents and the other Operative Documents to which the Lessee is a party (i) are within the Lessee's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of any applicable law, statute, rule or regulation or of the certificate of incorporation or by-laws of the Lessee or of any material agreement, judgment, injunction, order, decree or other instrument relating to Debt which is binding upon the Lessee and (v) except as provided in the Operative Documents, do not result in the creation or imposition of any Lien on any asset of the Lessee.

         3. The Lessee Documents constitute the valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (including, without limitation, the availability or non-availability of equitable remedies), whether considered in a proceeding at law or in equity.

         4. In the course of our representation of the Lessee, no facts have come to our attention that would cause us to believe that there is any action, suit or proceeding pending, or threatened, against or affecting the Lessee or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Lessee and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of any of the Operative Documents.

         5. Neither the Lessee nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6. Neither the Lessee nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Company Act of 1935, as amended.

         7. The obligations of the Lessee under the Lease with respect to the payment of Interim Rent, Basic Rent, the Final Rent Payment, the Completion Costs Payment, the Supplemental Rent under the Lease and all other payment obligations of the Lessee under the Lease including without limitation the payment of the Termination Value by the Lessee or its designee pursuant to the exercise or deemed exercise of the Lessee's option under Section 15 of the Lease or pursuant to any other provisions of the Lease would constitute the valid and binding obligations of the Lessee and would be enforceable against the Lessee in accordance with the terms of the Lease, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principles of equity.

         8. The execution, delivery and performance by the Lessee of the Lessee Documents do not conflict with or result in a violation of any law, statute, rule or regulation of the State of North Carolina the "State") (or any subdivision thereof), or, except for filings of financing statements as to each state in which the Equipment is located, require any consent of or filing or registration with an Governmental Authority of the State (or any subdivision thereof) which has not been obtained and which is necessary for the validity and enforceability thereof.

         We are duly admitted and qualified to practice law in the State of North Carolina and do not purport to be expert on, or admitted to practice in, any other state. Except as set forth in the immediately preceding sentence, we are opining herein only as to the effect on the subject transactions of the laws of the State of North Carolina, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We are not opining as to the effect on any of the matters covered herein of the laws of any other jurisdiction.

         In rendering the opinions above, we have assumed, with your permission, that each of the Operative Documents has been duly authorized, executed and delivered by each party thereto other than the Obligors and, to the extent provided therein, constitutes the legal, valid and binding obligation of each such party enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (including, without limitation, the availability or non-availability of equitable remedies), whether considered in a proceeding at law or in equity.

         This opinion is delivered to you at the request of the Lessee in connection with the transaction referenced above and may not, without our prior written consent, be communicated to or relied upon by anyone other than you, your successors and assigns, except that it may be relied upon by and may be communicated to Jones, Day, Reavis & Pogue, as the Lessor's special counsel.

         This opinion speaks only as of the date hereof, and we do not undertake any duty to advise you of any change herein.

                                            Very truly yours



                                            WITT, GAITHER & WHITAKER, P.C.

                                    EXHIBIT D

                           PROGRESS PAYMENT AGREEMENT


         This Progress Payment Agreement ("Agreement") is made this day of , in conjunction with the Master Lease Agreement dated May 7, 1999 (the "Lease"), between Wachovia Leasing Corporation (the "Lessor") and Coca-Cola Bottling Co. Consolidated (the "Lessee"). All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in
Schedule 1 to the Lease.

         Pursuant to the Master Lease Agreement, the Lessee intends to request from time to time that the Lessor acquire and lease to the Lessee items of Equipment for a Schedule to be identified as Schedule number and to be located at the following Applicable Site: (the "Proposed Equipment"), and that the Lessor purchase the Proposed Equipment from Vendors designated by the Lessee. The Vendors may require advance payments, progress payments, or full payment for the Proposed Equipment prior to delivery and acceptance of the Proposed Equipment by the Lessee. To induce the Lessor to make such payments for the Proposed Equipment, the Lessee agrees as follows:

         Section 40. All Proposed Equipment purchased by Lessor pursuant to this Agreement will be the Lessor's property and on the Acquisition Date will be Equipment leased under the Lease.

         Section 41. The term of the Lease with respect to the Proposed Equipment will not commence until the Acquisition Date with respect thereto. Until the Acquisition Date as to the Proposed Equipment, a charge shall accrue on all such advances, progress or other payments made by the Lessor equal to an amount per annum which is the product of (i) advances or payment outstanding from the date any such advances are outstanding, (ii) the Base Rate and (iii) the actual number days in the period/360 (such amount being so determined being "Additional Rent"). Such Additional Rent shall accrue until the Acquisition Date, whereupon it shall be capitalized and added to Equipment Cost for such Schedule pursuant to Section 3(a) of the Lease.

         Section 42. Lessee shall obtain and maintain insurance in form and substance satisfactory Lessor insuring Lessor's interest in the Equipment to the extent of the advance or progress payments made by Lessor.

         Section 43. Upon delivery and acceptance of the Equipment by the Lessee, the Lessee will execute and deliver to the Lessor the Lease Supplement, and satisfy the other conditions set forth in Section 28(c), with respect to the Proposed Equipment, commencing the Lease with respect thereto.

         Section 44. If for any reason whatsoever the Lessee fails to comply with any of the terms hereof or of the Lease or if the Acquisition Date has not
occurred as to any unit of Proposed Equipment by                    , the Lessee
will reimburse the Lessor, on demand, and at the Lessor's option, for all amounts advanced or paid by the Lessor with respect to such unit of Proposed Equipment, plus the unpaid Additional Rent in accordance with Paragraph 2, and the Lessor will assign to the Lessee all of the Lessor's right, title and interest in and to the Proposed Equipment.

         Section 45. In the event a Vendor of Proposed Equipment covered hereunder fails to perform all of the covenants, conditions, stipulations, and agreements to manufacture, ship, or deliver (collectively referred to as the "Terms"), or for any reason whatsoever does not perform the Terms, after advance payments, progress payments, or full payments have been made by the Lessor with respect to the Proposed Equipment, the Lessee will reimburse the Lessor on demand, for all amounts advanced or paid by the Lessor with respect to the Proposed Equipment, plus the unpaid Additional Rent in accordance with Paragraph 2, and the Lessor will assign to the Lessee every right, title and interest the Lessor may have in and to the Proposed Equipment.

         Section 46. A waiver of a specific default shall not be a waiver of subsequent or any other default. No waiver of any provision of the Lease or this Agreement shall be a waiver of any other provision or matter. No delay or failure of the Lessor in exercising any right hereunder shall affect such right, nor shall any single or partial exercise preclude any further exercise thereof or the exercise of any other rights hereunder.

         Section 47. Except as herein and heretofore modified, the Lease shall continue in full force and effect in accordance with its terms.

         Section 48. No modifications to this Agreement shall be binding upon the parties unless agreed to by each and every party in writing.

         Section 49. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                                     LESSOR:

                                     WACHOVIA LEASING CORPORATION



                                     By: _________________________________
                                          Title:


                                     LESSEE:

                                     COCA-COLA BOTTLING CO. CONSOLIDATED



                                     By: _________________________________
                                          Title: